AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 29, 2016

REGISTRATION NO. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

OLIN CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	2800	13-1872319
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

190 Carondelet Plaza, Suite 1530

Clayton, Missouri 63105

(314) 480-1400

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

BLUE CUBE SPINCO INC.

(Exact name of registrant as specified in its charter)

Delaware	2800	47-3501486
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

c/o Olin Corporation

190 Carondelet Plaza, Suite 1530

Clayton, Missouri 63105

(314) 480-1400

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

George H. Pain, Esq.

Senior Vice President, General Counsel and Secretary

Olin Corporation

190 Carondelet Plaza, Suite 1530

Clayton, Missouri 63105

(314) 480-1400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Joseph D. Zavaglia, Esq.

Cravath, Swaine & Moore LLP

Worldwide Plaza

825 Eighth Avenue

New York, New York 10019

(212) 474-1000

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable on or after the effective date of this registration statement.

If the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to Be Registered	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
9.75% Senior Notes due 2023	$720,000,000	100%	$720,000,000	$72,504
10.00% Senior Notes due 2025	$500,000,000	100%	$500,000,000	$50,350
Guarantees of Senior Notes registered pursuant to this registration statement	—	—	—	(3)
Total Registration Fee	—	—	—	$122,854

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(f) of the Securities Act.
(2)	Calculated pursuant to Rule 457(f) of the Securities Act.
(3)	Pursuant to Rule 457(n) of the Securities Act, no separate fee is payable with respect to the guarantees.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell the securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED                     , 2016

PROSPECTUS

Blue Cube Spinco Inc.

Guaranteed by Olin Corporation

Offer to Exchange up to $720,000,000 Principal Amount of 9.75% Senior Notes due 2023 for a Like Principal Amount of 9.75% Senior Notes due 2023 which are registered under the Securities Act of 1933 (the “2023 Notes Exchange Offer”); and

Offer to Exchange up to $500,000,000 Principal Amount of 10.00% Senior Notes due 2025 for a Like Principal Amount of 10.00% Senior Notes due 2025 which are registered under the Securities Act of 1933 (the “2025 Notes Exchange Offer” and, together with the 2023 Notes Exchange Offer, the “exchange offers” and each an “exchange offer”).

Blue Cube Spinco Inc. (“Blue Cube” or the “Issuer”), a wholly-owned subsidiary of Olin Corporation (“Olin” or the “Parent Guarantor”), is offering to exchange (i) up to $720,000,000 aggregate principal amount of its outstanding, unregistered 9.75% Senior Notes due 2023 (the “Original 2023 Notes”) for an equivalent amount of registered 9.75% Senior Notes due 2023 (the “Exchange 2023 Notes”) and (ii) up to $500,000,000 aggregate principal amount of its outstanding, unregistered 10.00% Senior Notes due 2025 (the “Original 2025 Notes” and, together with the Original 2023 Notes, the “Original Notes” and each an “Original Note”) for an equivalent amount of registered 10.00% Senior Notes due 2025 (the “Exchange 2025 Notes” and, together with the Exchange 2023 Notes, the “Exchange Notes” and each an “Exchange Note”). The Original Notes and the Exchange Notes are sometimes referred to in this prospectus together as the “Notes.” The terms of the Exchange Notes are identical in all material respects to the terms of the corresponding series of the Original Notes, except that the Exchange Notes are registered under the Securities Act of 1933, as amended (the “Securities Act”), and the transfer restrictions, registration rights and payment of additional interest in case of non-registration applicable to the Original Notes do not apply to the Exchange Notes. For a more detailed description of the Exchange Notes, see “Description of Notes.” The Original Notes may only be tendered in minimum denominations of $2,000 in principal or in integral multiples of $1,000 in excess thereof. The exchange offers will expire at 11:59 p.m., New York City time, on                     , 2016, subject to our right to extend the expiration date for any exchange offer. Upon expiration of the exchange offers, all outstanding Original Notes that are validly tendered and not properly withdrawn will be exchanged for a like principal amount of the applicable series of the Exchange Notes. You may withdraw tendered Original Notes at any time prior to the expiration date.

The Original Notes are, and the Exchange Notes will be, fully and unconditionally guaranteed on a senior unsecured basis by Olin. All references to the Notes include references to the related guarantees. The Exchange Notes will not be listed on any securities exchange or any automated dealer quotation system and there is currently no market for the Exchange Notes.

Each broker-dealer that receives Exchange Notes for its own account pursuant to an exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Original Notes where such Original Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The letter of transmittal states that by so acknowledging and by delivering (or making available) a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. We have agreed that, for a period of up to 180 days after the expiration date, we will make this prospectus, as amended and supplemented, available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution.”

Investing in the Notes involves risks. See “Risk Factors” beginning on page 11 for a discussion of certain risks that you should consider in connection with the exchange offers and an investment in the Notes.

Neither the Securities and Exchange Commission (the “SEC” or the “Commission”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2016.

In making your investment decision, you should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with any other information. If you receive any other information, you should not rely on it. The information contained or incorporated by reference in this prospectus speaks only as of the date of the document containing such information.

We are not making the exchange offers to, nor will we accept surrenders for exchange from, holders of outstanding Original Notes in any jurisdiction in which the applicable exchange offer would not be in compliance with the securities or blue sky laws of such jurisdiction or where it is otherwise unlawful.

OUR DOCUMENTS INCORPORATED BY REFERENCE HEREIN (OTHER THAN EXHIBITS OR PORTIONS OF EXHIBITS NOT SPECIFICALLY INCORPORATED BY REFERENCE HEREIN OR IN SUCH DOCUMENTS) ARE AVAILABLE WITHOUT CHARGE UPON WRITTEN OR ORAL REQUEST TO OLIN CORPORATION, ATTN: INVESTOR RELATIONS, 190 CARONDELET PLAZA, SUITE 1530, CLAYTON, MISSOURI 63105, TELEPHONE NUMBER (314) 480-1400. IN ORDER TO ENSURE TIMELY DELIVERY, ANY REQUEST SHOULD BE SUBMITTED NO LATER THAN FIVE BUSINESS DAYS BEFORE THE DATE YOU MUST MAKE YOUR INVESTMENT DECISION WITH RESPECT TO THE EXCHANGE OFFERS. ACCORDINGLY, YOUR REQUEST SHOULD BE SUBMITTED NO LATER THAN                     , 2016.

i

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains and incorporates by reference “forward-looking statements.” We use words such as “could,” “may,” “might,” “will,” “expect,” “likely,” “believe,” “continue,” “anticipate,” “estimate,” “intend,” “plan,” “project” and other similar expressions to identify some forward-looking statements, but not all forward-looking statements include these words. All of our forward-looking statements involve estimates and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements. Accordingly, any such statements are qualified in their entirety by reference to the information described under the section entitled “Risk Factors” in this prospectus and in Olin’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 incorporated by reference herein.

The forward-looking statements contained or incorporated by reference in this prospectus are based on assumptions that we have made in light of our industry experience and our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances. As you read and consider this prospectus, you should understand that these statements are not guarantees of performance or results. They involve risks, uncertainties (many of which are beyond our control) and assumptions. Although we believe that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect our actual operating and financial performance and cause our performance to differ materially from the performance anticipated in the forward-looking statements. We believe these factors include, but are not limited to, those described under the section entitled “Risk Factors” in this prospectus and in Olin’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 incorporated by reference herein, and those described in the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in each of Olin’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 and Olin’s subsequent Quarterly Reports on Form 10-Q each incorporated by reference herein. Should one or more of these risks or uncertainties materialize, or should any of these assumptions prove incorrect, our actual operating and financial performance may vary in material respects from the performance projected in these forward-looking statements.

Further, any forward-looking statement speaks only as of the date on which it is made, and except as required by law, we undertake no obligation to update any forward-looking statement contained in this prospectus to reflect events or circumstances after the date on which it is made or to reflect the occurrence of anticipated or unanticipated events or circumstances. New factors that could cause our business not to develop as we expect emerge from time to time, and it is not possible for us to predict all of them. Further, we cannot assess the impact of each currently known or new factor on our results of operations or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

Market, Ranking, Industry Data and Forecasts

This prospectus and documents incorporated by reference herein include market share, ranking, industry data and forecasts that we obtained from industry publications, surveys, public filings and internal company sources. Industry publications, surveys and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable, but there can be no assurance as to the accuracy or completeness of included information. We have not independently verified any of the data from third-party sources, nor have we ascertained the underlying economic assumptions relied upon therein. Statements as to our market position and ranking are based on market data currently available to us, management’s estimates and assumptions we have made regarding the size of our markets within our industry. Some market data and statistical information are also based on our good faith estimates, which are derived from management’s knowledge of our industry and independent sources. This information may prove to be inaccurate because of the method by which we obtain some of the data for our estimates or because this information cannot always be verified with complete certainty due to the limits on the availability and reliability of data and other limitations and uncertainties. In addition, while we believe the market position and ranking information included herein is generally reliable, such information is inherently imprecise. While we are not aware of any misstatements regarding our industry data presented herein, our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this prospectus and in Olin’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 incorporated by reference herein.

Trademarks, service marks and copyrights

The Issuer and Olin own or have rights to trademarks, service marks or trade names that they use in connection with the operation of their business. In addition, their names, logos and website names and addresses are their respective service marks or trademarks. Other trademarks, service marks and trade names appearing in this prospectus are the property of their respective owners. This document contains or incorporates by reference references to trademarks, trade names and service marks, including DOW, that are owned by TDCC and its related entities. Some of the trademarks Olin owns or has the right to use include OLIN and WINCHESTER. Solely for convenience, the trademarks, service marks and trade names referred to in this prospectus are listed without the ©, ® and TM symbols, but the Issuer and Olin will assert, to the fullest extent under applicable law, their rights to these trademarks, service marks and trade names.

Helpful Information and Use of Certain Terms

Unless the context otherwise requires (and except as otherwise defined in this prospectus or in “Description of Notes” for purposes of that section only), in this prospectus:

•	“Acquired Business” means the DCP Business;

•	“Combination Transactions” means the transactions contemplated by the Merger Agreement and the Separation Agreement, which provide for, among other things, the Separation, the Contribution, the Distribution and the Merger;

•	“Contribution” means the contribution by TDCC, directly or indirectly, of the equity interests in the DCP Subsidiaries to the Issuer pursuant to the Separation Agreement;

•	“DCP”, the “DCP Business” or the “Dow Chlorine Products Business” means TDCC’s U.S. chlor-alkali and vinyl, global epoxy and global chlorinated organics business, including TDCC’s equity interests in Dow-Mitsui Chlor-Alkali LLC, a joint venture between TDCC and Mitsui & Co. Texas Chlor-Alkali, Inc., which were formerly owned by TDCC and subsequently acquired by Olin;

•	“DCP Subsidiaries” refers to the direct and indirect subsidiaries of TDCC that were formed for purposes of holding the transferred assets and certain assumed liabilities related to DCP following the Separation and were contributed to the Issuer prior to the consummation of the Distribution, pursuant to the Contribution;

•	“Distribution” means the distribution by TDCC of its shares of common stock of Blue Cube, par value $0.001 per share, to the holders of shares of TDCC common stock, par value $2.50 per share, by way of an exchange offer and, with respect to any shares of Blue Cube common stock that are not subscribed for in the exchange offer, a pro rata distribution to the holders of shares of TDCC common stock;

•	“Merger Agreement” means the Agreement and Plan of Merger, dated as of March 26, 2015, among TDCC, the Issuer, Olin and Merger Sub, as amended or supplemented;

•	“Registration Rights Agreement” means the Registration Rights Agreement, dated October 5, 2015, by and among the Issuer, Olin and J.P. Morgan Securities and Wells Fargo Securities, LLC, for themselves and as representatives of the Initial Purchasers (as defined therein);

•	“Senior Credit Facility” means, collectively, the revolving facility and the term facility under the Amended and Restated Credit Agreement, dated as of October 5, 2015, by and among the Parent, the Issuer, Olin Canada ULC, Wells Fargo Bank, National Association, as administrative agent, and the lenders named therein;

•	“Separation” means the transfer by TDCC to the Issuer or the DCP Subsidiaries directly or indirectly of the transferred assets and certain assumed liabilities related to DCP pursuant to the Separation Agreement;

•	“Separation Agreement” means the Separation Agreement, dated as of March 26, 2015, between TDCC and the Issuer, as amended or supplemented;

•	“Sumitomo Term Facility” means the term facility under the credit agreement, dated as of August 25, 2015 (as amended, supplemented or otherwise modified from time to time), among the Issuer, the Parent and the agents and lenders named therein;

•	“TDCC” means The Dow Chemical Company; and

•	“Transactions” means the Combination Transactions, the entry into the Senior Credit Facility and the Sumitomo Term Facility and the offering of the Original Notes and the use of proceeds therefrom.

Summary

This summary highlights selected information contained elsewhere or incorporated by reference in this prospectus. This summary does not contain all of the information you should consider before making an investment decision with respect to the exchange offers. As used herein, the terms “our company”, “us”, “we” and “our” refer to Olin and its subsidiaries, including the Issuer and its subsidiaries, unless otherwise specified, “Olin”, “the Parent” and “the Parent Guarantor” refer to Olin but not including any of its subsidiaries, “Blue Cube” and “the Issuer” refer to Blue Cube but not including any of its subsidiaries. You should read this entire prospectus carefully, including the section entitled “Risk Factors” and the financial statements and related notes incorporated by reference in this prospectus before making an investment decision with respect to the exchange offers.

Overview

Olin Corporation

Olin Corporation is a Virginia corporation, incorporated in 1892. Olin’s principal executive offices are located at 190 Carondelet Plaza, Suite 1530, Clayton, Missouri 63105, and Olin’s telephone number at that address is (314) 480-1400. Olin’s common stock is listed and traded on New York Stock Exchange under the symbol “OLN.”

Blue Cube Spinco Inc.

Blue Cube Spinco Inc. is a Delaware corporation. Blue Cube’s principal executive offices are located at c/o Olin Corporation, 190 Carondelet Plaza, Suite 1530, Clayton, Missouri 63105, and Blue Cube’s telephone number at that address is (314) 480-1400. Blue Cube is a wholly-owned subsidiary of Olin that holds DCP through its subsidiaries, and all of its assets consist of direct and indirect ownership interest in, and all of its business is conducted through, its subsidiaries.

Acquisition of the Dow Chlorine Products Business

On October 5, 2015 (the “Closing Date”), Olin acquired from TDCC the Acquired Business using a Reverse Morris Trust Structure (collectively, the “Acquisition”). The Acquired Business’s operating results are included in Olin’s financial statements since the Closing Date of the Acquisition. For segment reporting purposes, the Acquired Business’s Global Epoxy operating results comprise Olin’s newly created Epoxy segment and the Acquired Business’s U.S. Chlor Alkali and Vinyl and Global Chlorinated Organics (Acquired Chlor Alkali Business) operating results, combined with Olin’s former Chlor Alkali Products and Chemical Distribution segments, comprise Olin’s newly created Chlor Alkali Products and Vinyls segment.

The Business

We are a manufacturer concentrated in three business segments: Chlor Alkali Products and Vinyls, Epoxy and Winchester. The Chlor Alkali Products and Vinyls segment manufactures and sells chlorine and caustic soda, ethylene dichloride and vinyl chloride monomer, methyl chloride, methylene chloride, chloroform, carbon tetrachloride, perchloroethylene, trichloroethylene and vinylidene chloride, hydrochloric acid, hydrogen, bleach products and potassium hydroxide, which represented $704.3 million in sales for the first quarter 2016. The Epoxy segment produces and sells a full range of epoxy materials, including allyl chloride, epichlorohydrin, liquid epoxy resins and downstream products such as converted epoxy resins and additives, which represented $460.2 million in sales for the first quarter of 2016. The Winchester segment produces and sells sporting ammunition, reloading components, small caliber military ammunition and components, and industrial cartridges, which represented $183.7 million in sales for the first quarter of 2016. For the three months ended March 31, 2016, we generated $1,348.2 million of sales and a net loss of $37.9 million, which includes $92.8 million of pre-tax restructuring charges.

Corporate Structure

The following chart summarizes our organizational structure having given effect to the Transactions. This chart is provided for illustrative purposes only and does not represent all legal entities affiliated with, or all obligations of, the Issuer and the Parent Guarantor.

Summary of the Terms of the Exchange Offers

Background	The Original 2023 Notes and the Original 2025 Notes were issued in a private placement in connection with the Acquisition. In connection with such private placement of the Original 2023 Notes and the Original 2025 Notes, we entered into a registration rights agreement in which we agreed, among other things, to complete the exchange offers. See “The Exchange Offers—Purpose of the Exchange Offers; Registration Rights.”

The Exchange Offers	We are offering to exchange:

the unregistered Original 2023 Notes for an equivalent amount of the Exchange 2023 Notes, which are registered under the Securities Act; and

the unregistered Original 2025 Notes for an equivalent amount of the Exchange 2025 Notes, which are registered under the Securities Act.

The Original Notes may only be tendered in minimum denominations of $2,000 in principal or in integral multiples of $1,000 in excess thereof. In order to exchange an Original Note, you must follow the required procedures described herein, and we must accept the Original Note for exchange. We will exchange all Original Notes validly tendered and not properly withdrawn prior to the expiration date. See “The Exchange Offers.”

Resale of Exchange Notes and Required Representations	Based on interpretations of the SEC staff, as described in previous no-action letters issued to third parties, we believe that the Exchange Notes you receive pursuant to the exchange offers in exchange for the Original Notes may be offered for resale, resold and otherwise transferred without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that the requirements in clauses (i)-(iii) below are satisfied. In addition, as a condition to your participation in the exchange offers, you will be required to represent to the Issuer and the Parent Guarantor that:

(i)	you are acquiring the Exchange Notes in the exchange offers in the ordinary course of your business;

(ii)	you have no arrangement or understanding with any person, and do not intend, to participate in the distribution (within the meaning of the Securities Act) of the Exchange Notes you will receive in the exchange offers in violation of the Securities Act;

(iii)	you are not an “affiliate” (as defined in Rule 405 under the Securities Act) of the Issuer or the Parent Guarantor;

(iv)	if you are a broker-dealer that will receive Exchange Notes for your own account in exchange for Original Notes that were acquired as a result of market-making or other trading activities, then you will deliver a prospectus (or, to the extent permitted by law, make available a prospectus to purchasers) in connection with any resale of any such Exchange Note; and

(v)	you are not acting on behalf of any person who, to your knowledge, could not truthfully make the representations in clauses (i)-(iv) above.

By tendering your Original Notes as described in “The Exchange Offers—Procedures for Tendering,” you will be making representations to this effect. If you fail to satisfy any of the representations in clauses (i)-(iii) above, you cannot rely on the position of the SEC set forth in the no-action letters referred to above and you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a resale of the Exchange Notes.

We base our belief on interpretations by the SEC staff in no-action letters issued to other issuers in exchange offers like ours. We cannot guarantee that the SEC would make a similar decision about our exchange offers. If our belief is wrong, you could incur liability under the Securities Act. We will not protect you against any loss incurred as a result of this liability under the Securities Act.

We have agreed that, for a period of up to 180 days after the expiration date, we will make this prospectus, as amended and supplemented, available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution.”

Consequences if You Do Not Exchange Your Original Notes	Original Notes that are not tendered in the exchange offers or are not accepted for exchange will continue to be subject to transfer restrictions. In general, you will not be able to offer or sell such Original Notes unless you are able to rely on an exemption from the requirements of the Securities Act, or the Original Notes are registered under the Securities Act. The Original Notes not tendered will remain outstanding and continue to accrue interest but will not retain any rights under the Registration Rights Agreement except as otherwise specified therein.

After the exchange offers are completed, we will no longer have an obligation to register the Original Notes, except under limited circumstances. To the extent that Original Notes are tendered and accepted in the exchange offers, the market for any remaining Original Notes may be adversely affected. See “Risk Factors—Risks Relating to the Notes and the Exchange Offers—If you fail to exchange your Original Notes, they will continue to be restricted securities and may become less liquid.”

Expiration Date	Each exchange offer expires at 11:59 p.m., New York City time, on , 2016 subject to our right to extend the expiration date for either or both of the exchange offers. See “The Exchange Offers—Expiration Date; Extensions; Amendments.”

Issuance of Exchange Notes	We will issue Exchange Notes in exchange for Original Notes validly tendered and not properly withdrawn, and accepted in the exchange offers promptly following the expiration date (unless terminated as described in this prospectus). See “The Exchange Offers—Terms of the Exchange Offers.”

Conditions to the Exchange Offers	The exchange offers are subject to certain customary conditions, which we may amend or waive. The exchange offers are not conditioned upon any minimum principal amount of outstanding Original Notes being tendered. See “The Exchange Offers—Conditions to the Exchange Offers.”

Procedures for Tendering Your Original Notes	To participate in the exchange offers, you must, on or prior to the Expiration Date, (i) complete, sign and date the accompanying letter of transmittal provided to you with this prospectus, or a facsimile copy of such letter, and have the signature thereto guaranteed if required by such letter, in accordance with its instructions and the instructions of this prospectus, and (ii) mail or otherwise deliver the executed letter of transmittal, together with your Original Notes and any other required documentation to U.S. Bank National Association, the exchange agent, as specified in the letter of transmittal.

If you are a broker, dealer, commercial bank, trust company or other nominee and you hold Original Notes through the Depository Trust Company (“DTC”), and wish to participate in the exchange offers, you must do so pursuant to DTC’s automated tender offer program.

Holders who hold their positions, directly or indirectly, through the Euroclear Bank SA/NV (“Euroclear”) or Clearstream Banking, société anonyme (“Clearstream”) must adhere to the procedures of Euroclear or Clearstream as applicable, and the procedures described in this prospectus. See “The Exchange Offers—Procedures for Tendering.”

Special Procedures for Beneficial Holders	If you beneficially own Original Notes which are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender in the exchange offers, you should contact the registered holder promptly and instruct such person to tender on your behalf. If you wish to tender in the exchange offers on your own behalf, you must, prior to completing and executing the letter of transmittal and delivering your Original Notes, either arrange to have the Original Notes registered in your name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take a considerable amount of time. See “The Exchange Offers—Procedures for Tendering.”

Withdrawal Rights	You may withdraw your tender of Original Notes at any time before the expiration date for the applicable exchange offer. See “The Exchange Offers—Withdrawal of Tenders.”

Regulatory Requirements	We do not believe that the receipt of any federal or state regulatory approval will be necessary in connection with the exchange offers, other than the notice of effectiveness under the Securities Act of the registration statement pursuant to which the exchange offers are made.

Accounting Treatment	We will not recognize any gain or loss for accounting purposes upon the completion of the exchange offers. The expenses of the exchange offers that we pay will increase our deferred financing costs in accordance with generally accepted accounting principles (“GAAP”). See “The Exchange Offers—Accounting Treatment.”

Federal Income Tax Consequences	The exchange of Original Notes for Exchange Notes pursuant to the exchange offers generally will not be a taxable event for U.S. federal income tax purposes. See “Material United States Federal Income Tax Considerations.”

Use of Proceeds	We will not receive any proceeds from the issuance of Exchange Notes in connection with the exchange offers. See “Use of Proceeds.”

Exchange Agent	U.S. Bank National Association (“U.S. Bank”) is serving as exchange agent in connection with the exchange offers. The address and telephone number of U.S. Bank are set forth under “The Exchange Offers—Exchange Agent.” U.S. Bank is also the trustee under the indentures governing the Original Notes and the Exchange Notes.

Summary of the Terms of the Notes

The summary below describes the principal terms of the Notes. Certain of the terms described below are subject to important limitations and exceptions. The “Description of Notes” section of this prospectus contains a more detailed description of the terms of the Notes. Other than the restrictions on transfer, registration rights and additional interest provisions, the Exchange Notes will have the same terms and covenants as the Original Notes.

Issuer	Blue Cube Spinco Inc.

Notes Offered	$720,000,000 aggregate principal amount of 9.75% Senior Notes due 2023.

$500,000,000 aggregate principal amount of 10.00% Senior Notes due 2025.

Maturity Dates	The Exchange 2023 Notes will mature on October 15, 2023.

The Exchange 2025 Notes will mature on October 15, 2025.

Interest Rate	Interest on the Exchange 2023 Notes will accrue at a rate of 9.75% per year.

Interest on the Exchange 2025 Notes will accrue at a rate of 10.00% per year.

Interest Payment Dates	Interest on the Exchange Notes will be payable semi-annually in arrears on April 15 and October 15 of each year. Interest on each series of Exchange Notes will accrue from the last interest payment date on which interest was paid on the corresponding series of Original Notes.

Optional redemption	The Exchange Notes will be redeemable at the Issuer’s option, in whole or in part, at any time on or after October 15, 2020, at the redemption prices set forth in this prospectus, together with accrued and unpaid interest, if any, to, but excluding, the date of redemption.

The notes are not redeemable at any time prior to October 15, 2020.

See “Description of Notes—Optional redemption.”

Change of Control	Upon the occurrence of specific kinds of changes of control, you will have the right, as holders of the Exchange Notes, to cause the Issuer to repurchase some or all of your Exchange Notes at 101% of their face amount, plus accrued and unpaid interest to, but not including, the repurchase date. See “Description of Notes—Change of control.”

Asset Sales

If Olin or any of its restricted subsidiaries sell assets, under certain circumstances, the Issuer will be required to use the net proceeds to make an offer to purchase the applicable Exchange Notes at an offer price in cash in an amount equal to 100% of the principal amount of such Exchange Notes, plus accrued and unpaid interest, if any, to, but excluding the repurchase date. See “Description of Notes—Certain covenants—Limitation on asset sales.”

Guarantees	The Exchange Notes are fully and unconditionally guaranteed on a senior unsecured basis by Olin.

In addition, in the future, the Exchange Notes will be fully and unconditionally guaranteed, jointly and severally, on a senior unsecured basis (collectively, the “guarantees” and each a “guarantee”) by any of Olin’s restricted subsidiaries (other than the Issuer) that guarantees the Senior Credit Facility or certain material capital markets debt issued by Olin, the Issuer or any subsidiary guarantor (if any). Under certain circumstances, the subsidiary guarantors may be automatically and unconditionally released from their guarantees without the consent of the holders of the Exchange Notes. See “Description of Notes—Certain covenants—Future guarantors.”

Ranking	The Exchange Notes are the Issuer’s senior unsecured obligations and:

•	rank senior in right of payment to all of the Issuer’s future subordinated indebtedness;

•	rank equally in right of payment with all of the Issuer’s existing and future senior indebtedness, including the Senior Credit Facility and the Sumitomo Term Facility;

•	are effectively subordinated to any of the Issuer’s existing and future secured debt, to the extent of the value of the assets securing such debt; and

•	are structurally subordinated to all of the existing and future liabilities (including trade payables) of the Issuer’s subsidiaries.

The guarantees are Olin’s senior unsecured obligations and:

•	rank senior in right of payment to all of Olin’s future subordinated indebtedness;

•	rank equally in right of payment with all of Olin’s existing and future senior indebtedness, including the Senior Credit Facility, the Sumitomo Term Facility and Olin’s other indebtedness described under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Olin’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, and in Olin’s subsequent Quarterly Reports on Form 10-Q, each incorporated by reference herein;

•	are effectively subordinated to any of Olin’s existing and future secured debt, to the extent of the value of the assets securing such debt; and

•	are structurally subordinated to all of the existing and future liabilities (including trade payables) of each of Olin’s subsidiaries (other than the Issuer).

See “Risk Factors—Risks Related to the Notes and the Exchange Offers—The Exchange Notes are structurally subordinated to the indebtedness and other liabilities of the Issuer’s subsidiaries, and each guarantee is structurally subordinated to the indebtedness and other liabilities of Olin’s subsidiaries (other than the Issuer).”

As of March 31, 2016:

•	we had approximately $3,833.0 million of total indebtedness (including the Original Notes), of which $2,133.1 million would have ranked equally in right of payment with the Exchange Notes, including approximately $2,133.1 million of indebtedness under the Senior Credit Facility and the Sumitomo Term Facility (excluding an additional $15.1 million represented by letters of credit under the Senior Credit Facility);

•	of our total indebtedness, we had approximately $24.7 million of secured indebtedness to which the Exchange Notes and the guarantees would have been effectively subordinated; and

•	we had revolving commitments available to be borrowed under the Senior Credit Facility of $484.9 million (after giving effect to $15.1 million of outstanding letters of credit under the Senior Credit Facility).

Covenants	The indentures that govern the Exchange Notes contain covenants limiting the ability of Olin and its restricted subsidiaries, including the Issuer, to:

•	incur additional indebtedness and guarantee indebtedness;

•	pay dividends or make other distributions or repurchase or redeem Olin’s capital stock;

•	prepay, redeem or repurchase certain subordinated debt;

•	make loans and investments;

•	sell assets;

•	create certain liens;

•	enter into sale and leaseback transactions; and

•	consolidate or merge with, or sell, lease or convey all or substantially all of their respective properties or assets to, another person.

However, each of these covenants is subject to a number of significant exceptions. You should read “Description of Notes—Certain covenants” for a description of these covenants.

In addition, at such time as the Exchange Notes have received investment grade ratings from both Standard & Poor’s Ratings Services and Moody’s Investors Service, Inc. and no default or event of default exists under the applicable indenture that will govern the applicable series of Exchange Notes, certain of the covenants will be terminated. For more information, see “Description of Notes—Effectiveness of covenants.”

Absence of public market for the Notes	The Exchange Notes generally will be freely transferable but we cannot assure you that there will be a trading market for the Exchange Notes. We do not intend to apply for a listing of the Exchange Notes on any securities exchange or an automated dealer quotation system. Accordingly, a liquid market for the Exchange Notes may not develop. Those certain initial purchasers of the Original Notes (the “initial purchasers”) have previously advised us at the time the Original Notes were issued that they intended to make a market in the Notes. However, they are not obligated to do so, and any market making with respect to the Notes may be discontinued without notice.

Risk Factors

Investing in the Notes involves substantial risks. You should carefully consider the risks described below and all of the information contained or incorporated by reference in this prospectus before deciding whether to participate in an exchange offer or invest in the Notes. In particular, we urge you to carefully consider the risk factors set forth in this “Risk Factors” section in addition to the risks described in Olin’s filings with the SEC, including Olin’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 incorporated by reference into this prospectus. You should also refer to the other information included or incorporated by reference in this prospectus, including our historical consolidated financial statements and the related notes.

Risks Related to the Notes and the Exchange Offers

Our indebtedness could adversely affect our financial condition and prevent us from fulfilling our obligations under the Notes.

As of March 31, 2016, we had $3,833.0 million of indebtedness outstanding. Outstanding indebtedness does not include amounts that could be borrowed under our $500.0 million senior revolving credit facility, under which $484.9 million was available for borrowing as of March 31, 2016 because we had issued $15.1 million of letters of credit. As of March 31, 2016, our indebtedness represented 61.8% of our total capitalization. At March 31, 2016, $205.1 million of our indebtedness was due within one year. Despite our level of indebtedness, we expect to continue to have the ability to borrow additional debt.

Our indebtedness could have important consequences, including but not limited to:

•	making it more difficult for us to satisfy our obligations with respect to the Notes and our other debt;

•	limiting our ability to fund working capital, capital expenditures, and other general corporate purposes;

•	limiting our ability to accommodate growth by reducing funds otherwise available for other corporate purposes and to compete, which in turn could prevent us from fulfilling our obligations under our indebtedness;

•	limiting our operational flexibility due to the covenants contained in our debt agreements;

•	to the extent that our debt is subject to floating interest rates, increasing our vulnerability to fluctuations in market interest rates;

•	limiting our flexibility for, or reacting to, changes in our business or industry or economic conditions, thereby limiting our ability to compete with companies that are not as highly leveraged; and

•	increasing our vulnerability to economic downturns.

Our ability to generate sufficient cash flow from operations to make scheduled payments on our debt will depend on a range of economic, competitive and business factors, many of which are outside our control. There can be no assurance that our business will generate sufficient cash flow from operations to make these payments, including with respect to the Notes and the guarantees. If we are unable to meet our expenses and debt obligations, we may need to refinance all or a portion of our indebtedness before maturity, sell assets or issue additional equity. We may not be able to refinance any of our indebtedness, sell assets or issue additional equity on commercially reasonable terms or at all, which could cause us to default on our obligations and impair our liquidity. Our inability to generate sufficient cash flow to satisfy our debt obligations, or to refinance our debt obligations on commercially reasonable terms, would have a material adverse effect on our business, financial condition and results of operations, as well as on our ability to satisfy our debt obligations.

Restrictive covenants in the documents governing our indebtedness may limit our ability to undertake certain types of transactions.

The Senior Credit Facility, the Sumitomo Term Facility and the indentures that govern the Notes contain various restrictive covenants which may limit our financial flexibility in a number of ways. The Senior Credit

Facility and the Sumitomo Term Facility and the indentures that govern the Notes contain covenants that, among other things, restrict our ability, subject to specified exceptions, to incur additional debt, incur liens, sell or dispose of all or substantially all assets and merge with or consolidate into other companies. Additionally, if an event of default occurred under the Senior Credit Facility or the Sumitomo Term Facility, the applicable lenders could elect to declare all amounts outstanding thereunder, together with accrued interest, to be immediately due and payable. In such an event, we cannot assure you that we would have sufficient assets to pay amounts due on the Notes. As a result, you may receive less than the full amount you would otherwise be entitled to receive on the Notes.

Credit facilities—Weak industry conditions could affect our ability to comply with the financial maintenance covenants in our senior credit facility and certain tax-exempt bonds.

The Senior Credit Facility, the Sumitomo Term Facility and Olin’s Gulf Opportunity Zone Act of 2005 (Go Zone) and American Recovery and Reinvestment Act of 2009 (Recovery Zone) tax-exempt bonds include certain financial maintenance covenants requiring us to not exceed a maximum leverage ratio and to maintain a minimum coverage ratio.

Depending on the magnitude and duration of chlor alkali cyclical downturns, including deterioration in prices and volumes, there can be no assurance that we will continue to be in compliance with these ratios. If we failed to comply with either of these covenants in a future period and was not able to obtain waivers from the lenders thereunder, we would need to refinance the Senior Credit Facility, the Sumitomo Term Facility and the Go Zone and Recovery Zone bonds. However, there can be no assurance that such refinancing would be available to us on terms that would be acceptable to us or at all.

Our variable rate indebtedness subjects us to interest rate risk, which could cause our debt service obligations to increase significantly.

Borrowings under the Senior Credit Facility and the Sumitomo Term Facility are at variable rates of interest and expose us to interest rate risk. If interest rates were to increase, our debt service obligations on the variable rate indebtedness would increase even though the amount borrowed remained the same, and our net income and cash flows, including cash available for servicing our indebtedness, will correspondingly decrease. Assuming all loans are fully drawn, each quarter point change in interest rates would result in a $5 million change in annual interest expense on our indebtedness under the Senior Credit Facility and a $2 million change in annual interest expense on our indebtedness under the Sumitomo Term Facility. In the future, we may enter into interest rate swaps that involve the exchange of floating for fixed rate interest payments in order to reduce interest rate volatility. However, we may not maintain interest rate swaps with respect to all of our variable rate indebtedness, and any swaps we enter into may not fully mitigate our interest rate risk.

The Notes and each guarantee are effectively subordinated to any debt of the Issuer or Olin that is secured.

The Notes and each guarantee are unsecured obligations of the Issuer and Olin, respectively, and will be effectively subordinated to any future secured indebtedness of the Issuer or Olin with respect to the assets that secure that indebtedness. In addition, we may incur additional secured debt obligations in the future and the Notes and each guarantee will be effectively subordinated to that debt to the extent of the value of the assets securing that debt. The effect of this subordination is that if the Issuer or Olin is involved in a bankruptcy, liquidation, dissolution, reorganization or similar proceeding, or upon a default in payment on, or the acceleration of, any secured debt of the Issuer or Olin, the assets that secure such debt will be available to pay obligations on the Notes only after all such debt has been paid in full from the assets securing such debt. Holders of the Notes will participate in any remaining assets ratably with all of the other unsecured and unsubordinated creditors of the Issuer and Olin. The Issuer and Olin may not have sufficient assets remaining to pay amounts due on any or all of the Notes then outstanding. See “Description of Notes.”

The Notes are structurally subordinated to the indebtedness and other liabilities of the Issuer’s subsidiaries, and each guarantee is structurally subordinated to the indebtedness and other liabilities of Olin’s subsidiaries (other than the Issuer).

The Issuer is a holding company, and all of the assets of the Issuer consist of direct and indirect ownership interests in, and all of its business is conducted through, subsidiaries. Prior to the Transactions, Olin conducted most of its business at Olin Corporation and not through its subsidiaries. However, the Pioneer business, acquired in 2007, is operated through subsidiaries and the SunBelt business is also operated through subsidiaries. In 2011, Olin acquired the remaining 50% interest in the SunBelt joint venture, which is a chlor-alkali plant located within Olin’s McIntosh, Alabama facility. In 2007, Olin acquired Pioneer, a manufacturer of chlorine, caustic soda, bleach and hydrochloric acid. Pioneer consists of three chlor-alkali plants and two bleach manufacturing facility in North America. Olin’s subsidiaries (other than the Issuer) are separate legal entities that have no obligation to pay any amounts due under the Notes or the guarantees or to make any funds available therefor, whether by dividend, loan or other payment. As a consequence, the Issuer’s obligations under the Notes are structurally subordinated to existing and future indebtedness and other liabilities of subsidiaries of the Issuer and the obligations of Olin under the guarantees are structurally subordinated to existing and future indebtedness and other liabilities of Olin’s other subsidiaries. In addition, the right of the Issuer and Olin to participate in any distribution of assets of any of their respective subsidiaries upon their liquidation or reorganization or otherwise, and the ability of holders of the Notes to benefit indirectly from that kind of distribution, is subject to the prior claims of creditors of that subsidiary, except to the extent the Issuer or Olin is recognized as a creditor of that subsidiary. All obligations of the subsidiaries of Olin and the Issuer will have to be satisfied before any of the assets of such subsidiaries would be available for distribution, upon a liquidation or otherwise.

Olin’s Subsidiaries (other than the Issuer) represented approximately 62% of our net sales for the year ended December 31, 2015, and represented approximately 78% of our net sales for the three months ended March 31, 2016, respectively. As of March 31, 2016, Olin’s Subsidiaries (other than the Issuer) represented approximately 37% of our total assets and had 31% of total liabilities, including debt and trade payables but excluding intercompany liabilities.

We may not be able to repurchase the Notes upon a change of control.

Upon the occurrence of specific kinds of change of control, the holders of the Notes will have the right to require the Issuer to offer to repurchase all outstanding Notes at 101% of their principal amount, plus accrued and unpaid interest to the purchase date. Additionally, under the Senior Credit Facility and the Sumitomo Term Facility, a change of control (as defined therein) triggers a special prepayment right that permits the lenders to require a prepayment of borrowings under the relevant credit agreements and to terminate the commitments to lend thereunder. The source of funds for any purchase of the Notes and repayment of borrowings under the Senior Credit Facility or the Sumitomo Term Facility would be our available cash or cash generated from our subsidiaries’ operations or other sources, including borrowings, sales of assets or sales of equity. The Issuer may not be able to repurchase the Notes upon a change of control because the Issuer may not have sufficient financial resources to purchase all of the Notes that are tendered upon a change of control and repay our other indebtedness that will become due. If the Issuer fails to repurchase the Notes in that circumstance, the Issuer will be in default under the indentures that govern the Notes. The Issuer may require additional financing from third parties to fund any such purchases, and the Issuer may be unable to obtain financing on satisfactory terms or at all. Further, the Issuer’s ability to repurchase the Notes may be limited by law. In order to avoid the obligations to repurchase the Notes and special prepayment rights and potential breaches of the credit agreements governing the Senior Credit Facility and the Sumitomo Term Facility, we may have to avoid certain change of control transactions that would otherwise be beneficial to us.

In addition, certain important corporate events, such as leveraged recapitalizations, may not, under the indentures that govern the Notes, constitute a “change of control” that would require the Issuer to repurchase the Notes, even though those corporate events could increase the level of our indebtedness or otherwise adversely affect our capital structure, credit ratings or the value of the Notes. See “Description of Notes—Change of control.”

The exercise by the holders of notes of their right to require the Issuer to repurchase the Notes pursuant to a change of control offer could cause a default under the agreements governing our other indebtedness (including the indentures governing Olin’s existing notes), including future agreements, even if the change of control itself does not, due to the financial effect of such repurchases on us. In the event a change of control offer is required to be made at a time when the Issuer is prohibited from purchasing notes, we could attempt to refinance the borrowings that contain such prohibitions. If we do not obtain a consent or repay those borrowings, the Issuer will remain prohibited from purchasing notes. In that case, the Issuer’s failure to purchase tendered notes would constitute an event of default under the indentures that govern the Notes which could, in turn, constitute a default under our other indebtedness. Finally, the Issuer’s ability to pay cash to the holders of notes upon a repurchase may be limited by its then existing financial resources.

Holders of the Notes may not be able to determine when a change of control giving rise to their right to have the Notes repurchased has occurred following a sale of “substantially all” of our assets.

One of the circumstances under which a change of control may occur is upon the sale or disposition of “all or substantially all” of our assets. There is no precise established definition of the phrase “substantially all” under applicable law and the interpretation of that phrase will likely depend upon particular facts and circumstances. Accordingly, the ability of a holder of notes to require the Issuer to repurchase the Notes as a result of a sale of less than all our assets to another person may be uncertain.

Federal and state fraudulent transfer laws may permit a court to void the Notes and/or the guarantees, and if that occurs, you may not receive any payments on the Notes.

Federal and state fraudulent transfer and conveyance statutes may apply to the issuance of the Notes and the related guarantee. Under federal bankruptcy law and comparable provisions of state fraudulent transfer or conveyance laws, which may vary from state to state, the Notes or the guarantees thereof could be voided as a fraudulent transfer or conveyance if the Issuer or Olin, as applicable, (a) issued the Notes or the related guarantee, as applicable, with the intent of hindering, delaying or defrauding creditors or (b) received less than reasonably equivalent value or fair consideration in return for either issuing the Notes or incurring the guarantees and, in the case of (b) only, one of the following is also true at the time thereof:

•	the Issuer or Olin, as applicable, was insolvent or rendered insolvent by reason of the issuance of the Notes or the guarantees;

•	the issuance of the Notes or the guarantees left the Issuer or Olin, as applicable, with an unreasonably small amount of capital or assets to carry on its business;

•	the Issuer or Olin intended to, or believed that the Issuer or Olin would, incur debts beyond its ability to pay as they mature; or

•	the Issuer or Olin was a defendant in an action for money damages, or had a judgment for money damages docketed against it, in either case, the judgment is unsatisfied after final judgment.

As a general matter, value is given for a transfer or an obligation if, in exchange for the transfer or obligation, property is transferred or a valid antecedent debt is secured or satisfied. A court would likely find that the Parent Guarantor did not receive reasonably equivalent value or fair consideration for its guarantees to the extent Olin did not obtain a reasonably equivalent benefit directly or indirectly from the issuance of the Notes.

We cannot be certain as to the standards a court would use to determine whether or not the Issuer or Olin were insolvent at the relevant time or, regardless of the standard that a court uses, whether the Notes or the guarantees would be subordinated to the Issuer’s or Olin’s other debt. In general, however, a court would deem an entity insolvent if:

•	the sum of its debts, including contingent and unliquidated liabilities, was greater than the fair saleable value of all of its assets;

•	the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

•	it could not pay its debts as they became due.

If a court were to find that the issuance of the Notes or the guarantees was a fraudulent transfer or conveyance, the court could void the payment obligations under the Notes or the guarantees, could subordinate the Notes or the guarantees to presently existing and future indebtedness of the Issuer or Olin or could require the holders of the Notes to repay any amounts received with respect to the guarantees. In the event of a finding that a fraudulent transfer or conveyance occurred, you may not receive any repayment on the Notes. Further, the avoidance of the Notes could result in an event of default with respect to our and our subsidiaries’ other debt that could result in acceleration of that debt.

Finally, as a court of equity, a bankruptcy court may subordinate the claims in respect of the Notes to other claims against the Issuer under the principle of equitable subordination if the court determines that (1) the holder of notes engaged in some type of inequitable conduct, (2) the inequitable conduct resulted in injury to our other creditors or conferred an unfair advantage upon the holders of notes and (3) equitable subordination is not inconsistent with the provisions of the bankruptcy code.

A lowering or withdrawal of the ratings assigned to our debt securities by rating agencies may increase our future borrowing costs and reduce our access to capital.

Any rating assigned to our debt could be lowered or withdrawn entirely by a rating agency if, in that rating agency’s judgment, future circumstances relating to the basis of the rating, such as adverse changes, so warrant. Consequently, real or anticipated changes in our credit ratings will generally affect the market value of the Notes. Credit ratings are not recommendations to purchase, hold or sell the Notes. Additionally, credit ratings may not reflect the potential effect of risks relating to the structure or marketing of the Notes.

Any future lowering of our ratings likely would make it more difficult or more expensive for us to obtain additional debt financing. If any credit rating assigned to the Notes is lowered or withdrawn for any reason, you may not be able to resell your notes without a substantial discount.

An active trading market may not develop for the Exchange Notes and you may be unable to sell the Exchange Notes at a price you deem sufficient or at all.

Each series of Exchange Notes is a new issue of securities for which there is currently no public trading market. We do not intend to list either series of the Exchange Notes on any securities exchange or to arrange for either series of Exchange Notes to be quoted on any automated interdealer quotation system. Accordingly, we cannot assure you that any trading market for the Exchange Notes will develop upon completion of the exchange offers or, if such a market does develop, that such market will be maintained or as to the liquidity of any market. If an active market does not develop or is not maintained, the market price and the liquidity of the Exchange Notes may be adversely affected. In addition, the liquidity of the trading market for the Exchange Notes, if it develops, and the market price quoted for the Exchange Notes, may be adversely affected by changes in prevailing interest rates and market conditions generally, as well as changes in our performance and negative changes in the ratings assigned to us or our debt securities.

If you fail to exchange your Original Notes, they will continue to be restricted securities and may become less liquid.

Original Notes that you do not tender or we do not accept will, following the exchange offers, continue to be restricted securities, and may not be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. We will issue Exchange Notes in exchange for the Original Notes pursuant to the exchange offers only following the satisfaction of the procedures and conditions set forth in “The Exchange Offers—Procedures for Tendering.”

These procedures and conditions include timely receipt by the exchange agent of such Original Notes (or a confirmation of book-entry transfer) and of a properly completed and duly executed letter of transmittal (or an agent’s message from DTC, or compliance with the applicable procedures established by Euroclear or Clearstream).

Because we anticipate that most holders of Original Notes will elect to exchange their Original Notes, we expect that the liquidity of the market for any Original Notes remaining after the completion of the exchange offers will be substantially limited. Any Original Notes tendered and exchanged in the exchange offers will reduce the aggregate principal amount of the Original Notes outstanding. Following the exchange offers, if you do not tender your Original Notes, you generally will not have any further registration rights, and your Original Notes will continue to be subject to certain transfer restrictions. Accordingly, the liquidity of the market for the Original Notes could be adversely affected.

If you are a broker-dealer, your ability to transfer the Exchange Notes may be restricted.

A broker-dealer that acquired the Original Notes for its own account as a result of market-making activities or other trading activities must comply with the prospectus delivery requirements of the Securities Act in connection with any resale of the Exchange Notes. Our obligation to make this prospectus available to broker-dealers is limited. Consequently, we cannot guarantee that a proper prospectus will be available to broker-dealers wishing to resell their Exchange Notes.

Use of Proceeds

The exchange offers are intended to satisfy our obligations under the Registration Rights Agreement entered into in connection with the issuance of the Original Notes. We will not receive any proceeds from the issuance of Exchange Notes in connection with the exchange offers. In consideration for issuing the Exchange Notes, we will receive the Original Notes from you in like principal amount. The Original Notes surrendered in exchange for the Exchange Notes will be retired and canceled and cannot be reissued. Accordingly, issuance of the Exchange Notes will not result in any change in our indebtedness other than to the extent that we incur any indebtedness in connection with the payment of expenses to be incurred in connection with the exchange offers, including the fees and expenses of the exchange agent and accounting and legal fees.

Ratio of Earnings to Fixed Charges

The following table sets forth information regarding the ratio of earnings to fixed charges for Olin and its consolidated subsidiaries (including the Issuer and its consolidated subsidiaries for the year ended December 31, 2015 and the three months ended March 31, 2016), for each of the periods shown.

OLIN CORPORATION AND CONSOLIDATED SUBSIDIARIES

(Unaudited)

	Years Ended December 31,					Three Months Ended March 31,
	2015	2014	2013	2012	2011	2016		2015
Ratio of earnings to fixed charges	1.0	3.4	5.0	5.0	8.5	—	(1)(2)	2.5

(1)	For the three months ended March 31, 2016, income (loss) before taxes included $76.6 million of non-cash asset impairment restructuring charges associated with permanently closing the Henderson, Nevada chlor alkali plant and reconfiguring the facility to manufacture bleach and distribute caustic soda and hydrochloric acid.
(2)	The ratio coverage during the three months ended March 31, 2016 was less than 1:1. We would have needed to generate additional earnings of $55.7 million to achieve a coverage of 1:1 during the three months ended March 31, 2016.

The Exchange Offers

Purpose of the Exchange Offers; Registration Rights

In connection with the issuance and sale of the Original Notes, we entered into the Registration Rights Agreement with the initial purchasers, pursuant to which we agreed to (i) cause to be filed, and to use our reasonable best efforts to have declared effective, an exchange offer registration statement and (ii) consummate the exchange offers. The exchange offers are being made pursuant to the Registration Rights Agreement to satisfy our obligations thereunder.

We are making the exchange offers in reliance on the position of the SEC as described in previous no-action letters issued to third parties, including in Exxon Capital Holdings Corporation (April 13, 1988), Morgan Stanley & Co., Inc. (June 5, 1991), Shearman & Sterling (July 2, 1993) and similar no-action letters. However, we have not sought our own no-action letter. Based upon these interpretations by the SEC, we believe that a holder who exchanges Original Notes for Exchange Notes in the exchange offers generally may offer the Exchange Notes for resale, sell the Exchange Notes and otherwise transfer the Exchange Notes without further registration under the Securities Act and without delivery of a prospectus that satisfies the requirements of Section 10 of the Securities Act. The preceding sentence does not apply, however, to a holder who is our “affiliate” within the meaning of Rule 405 of the Securities Act. We also believe that a holder may offer, sell or transfer the Exchange Notes only if the holder acknowledges that the holder is acquiring the Exchange Notes in the ordinary course of its business and is not participating, does not intend to participate and has no arrangement or understanding with any person to participate in a distribution of the Exchange Notes. We have not entered into any arrangement or understanding with any person who will receive Exchange Notes in the exchange offers to distribute such Exchange Notes following completion of the exchange offers, and, to the best of our information and belief, we are not aware of any person that will participate in the exchange offers with a view to distribute the Exchange Notes. A holder who exchanges Original Notes for Exchange Notes in the exchange offers for the purpose of distributing such Exchange Notes cannot rely on the interpretations of the staff of the SEC in the aforementioned no-action letters, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale of the Exchange Notes and must be identified as an underwriter in the prospectus.

Each broker-dealer that receives Exchange Notes for its own account in exchange for Original Notes, where such Original Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Original Notes where such Original Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be considered to admit that it is an “underwriter” within the meaning of the Securities Act. We have agreed pursuant to the Registration Rights Agreement that, starting on the expiration date and ending 180 days after the expiration date, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution.”

Except as described above, this prospectus may not be used for an offer to resell, resale or other transfer of Exchange Notes.

We are not making the exchange offers to, nor will we accept surrenders for exchange from, holders of outstanding Original Notes in any jurisdiction in which the applicable exchange offer would not be in compliance with the securities or blue sky laws of such jurisdiction or where it is otherwise unlawful.

In the event that:

•	we determine that a registered exchange offer is not available or may not be completed because it would violate any applicable law or applicable interpretations of the staff of the SEC;

•	the exchange offers are not for any other reason completed by October 5, 2016; or

•	in certain circumstances, any initial purchaser so requests in connection with any offer or sale of Original Notes,

then we will use our reasonable best efforts to file with the SEC and to have become effective a shelf registration statement relating to resales of the Original Notes and to keep such shelf registration statement effective until the date that the Original Notes cease to be “registrable securities” (as defined in the Registration Rights Agreement), or such shorter period that will terminate when all such Original Notes covered by the shelf registration statement have been sold pursuant to such shelf registration statement.

We will, in the event of such a shelf registration, provide to each participating holder of Original Notes copies of a prospectus, notify each participating holder of Original Notes when the shelf registration statement has become effective and take certain other actions to permit resales of the Original Notes. A holder of Original Notes covered by the shelf registration statement that sells Original Notes under the shelf registration statement generally will be required to make certain representations to us (as described in the Registration Rights Agreement), to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with those sales and will be bound by the provisions of the Registration Rights Agreement that are applicable to such a holder of Original Notes (including certain indemnification obligations). Holders of such Notes will also be required to suspend their use of the prospectus included in the shelf registration statement under specified circumstances upon receipt of notice from us. Under applicable interpretations of the staff of the SEC, our affiliates will not be permitted to exchange their Original Notes for registered notes in the exchange offers.

If

(i).	(a) we have not exchanged the Exchange Notes for all Original Notes validly tendered in accordance with the terms of the exchange offers or, if a shelf registration statement is required and is not declared effective, on or prior to October 5, 2016 or (b) we receive a request by an initial purchaser pursuant to the Registration Rights Agreement to file a shelf registration statement and it does not become effective by the later of October 5, 2016 and the 90th day following such request; or

(ii).	if applicable, a shelf registration statement covering resales of the Original Notes has been declared effective and such shelf registration statement thereafter ceases to be effective or the prospectus contained therein ceases to be usable at any time during the required effectiveness period, and such failure to remain effective or be usable exists for more than 30 days (whether or not consecutive) in any 12-month period (the 31st such day, the “Trigger Date”), then additional interest shall accrue on the principal amount of the Original Notes that are “registrable securities” at a rate of 0.25% per annum (which rate will be increased by an additional 0.25% per annum for each subsequent 90-day period that such additional interest continues to accrue, provided that the rate at which such additional interest accrues may in no event exceed 1.00% per annum) commencing on (a) October 6, 2016 or the 91st day following the request to file a shelf registration statement, as applicable, in the case of clause (i) above, or (b) the Trigger Date, in the case of clause (ii) above, until the exchange offers are completed or the shelf registration statement is declared effective or the prospectus again becomes usable, as applicable, or such Notes cease to be “registrable securities.”

This summary of certain provisions of the Registration Rights Agreement does not purport to be complete and is subject to, and is qualified in its entirety by, the complete provisions of the Registration Rights Agreement, which is incorporated by reference in this prospectus.

Terms of the Exchange Offers

We are offering to exchange (i) the unregistered Original 2023 Notes for an equivalent amount of the Exchange 2023 Notes, which are registered under the Securities Act, and (ii) the unregistered Original 2025

Notes for an equivalent amount of the Exchange 2025 Notes, which are registered under the Securities Act. As of the date of this prospectus, $720,000,000 aggregate principal amount of Original 2023 Notes and $500,000,000 aggregate principal amount of Original 2025 Notes are outstanding.

Upon the terms and subject to the conditions of the exchange offers set forth in this prospectus and the accompanying letter of transmittal, we will accept any and all Original Notes validly tendered and not properly withdrawn prior to 11:59 p.m., New York City time, on the expiration date. Promptly after the expiration date (unless extended as described in this prospectus), we will deliver, or cause to be delivered to the trustee for cancellation, all “registrable securities” or portions thereof so accepted for exchange. We will issue, and cause the trustee to promptly authenticate and deliver to each holder who validly tendered Original Notes in the exchange offers, Exchange Notes for a like principal amount of outstanding Original Notes of the same series tendered and accepted in connection with the exchange offers. The Exchange Notes issued in connection with the exchange offers will be delivered promptly after the expiration date. Holders may tender some or all of their Original Notes in connection with the exchange offers, but only in minimum denominations of $2,000 in principal or integral multiples of $1,000 in excess thereof.

The terms of the Exchange Notes are substantially identical to the terms of the corresponding series of the Original Notes, except that the Exchange Notes are registered under the Securities Act, and the transfer restrictions, registration rights and payment of additional interest in case of non-registration applicable to the Original Notes do not apply to the Exchange Notes. The Exchange Notes of a given series will evidence the same debt as the Original Notes of such series and will be issued under the same indenture and be entitled to the same benefits under the indenture as the Original Notes being exchanged.

Except as described under “Description of Notes—Form,” Exchange Notes will be issued in the form of one or more global notes (the “Global Notes”) registered in the name of DTC or its nominee and each beneficial owner’s interest therein will be transferable in book-entry form through DTC. See “Description of Notes—Form.”

Holders of Original Notes do not have any appraisal or dissenters’ rights in connection with the exchange offers. We intend to conduct the exchange offers in accordance with the applicable requirements of Regulation 14E under the Exchange Act. Original Notes that are not tendered for exchange or are tendered but not accepted in connection with the exchange offers will remain outstanding, continue to accrue interest and be entitled to the benefits of the indenture under which they were issued, but certain registration and other rights under the Registration Rights Agreement will terminate and holders of the Original Notes will generally not be entitled to any registration rights under the Registration Rights Agreement. See “—Consequences of Failure to Properly Tender Original Notes in the Exchange Offers.”

We shall be considered to have accepted validly tendered Original Notes if and when we have given oral notice (to be followed by prompt written notice) or written notice to the exchange agent. The exchange agent will act as agent for the purposes of receiving the Exchange Notes from us.

If any tendered Original Notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events described in this prospectus or otherwise, we will return the Original Notes, without expense, to the tendering holder promptly after the expiration date for the exchange offers.

Holders who tender Original Notes will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes on exchange of Original Notes in connection with the exchange offers. We will pay all charges and expenses, other than certain applicable taxes described below, in connection with the exchange offers. See “—Fees and Expenses.”

Expiration Date; Extensions; Amendments

As used in this prospectus, “expiration date” means 11:59 p.m., New York City time, on                     , 2016, unless we extend the expiration date for any exchange offer. In any event, the exchange offers will remain open for at least 20 business days. We may extend the expiration date for any exchange offer in our sole discretion. If we so extend the expiration date for any exchange offer, the term “expiration date” for such exchange offer shall mean the latest date and time to which we extend such exchange offer.

We reserve the right in our sole discretion:

•	to, prior to the expiration date, delay accepting any Original Notes;

•	to extend any exchange offer;

•	to terminate any exchange offer if, in our reasonable judgment, any of the conditions described below under “—Conditions to the Exchange Offers” shall not have been satisfied or waived; or

•	to amend the terms of the exchange offers in any way we determine.

We will give written notice of any delay, extension or termination to the exchange agent. In addition, we will give, as promptly as practicable, written notice regarding any delay in acceptance, extension or termination of any exchange offer to the registered holders of Original Notes. If we amend the terms of any exchange offer in a manner that we determine to constitute a material change (including if we so waive a material condition), we will promptly disclose the amendment in a manner reasonably calculated to inform the holders of Original Notes of the applicable series of the amendment, and extend such exchange offer if and as required by law.

If we determine to delay, extend, amend or terminate any exchange offer, we will timely issue a press release or other public announcement announcing such determination.

If we delay accepting any Original Notes or terminate any exchange offer, we promptly will return any Original Notes deposited pursuant to such exchange offer as required by Rule 14e-1(c) of the Exchange Act.

Interest on the Exchange Notes

Interest on the Exchange 2023 Notes will be payable at 9.75% per annum. Interest on the Exchange 2025 Notes will be payable at 10.00% per annum. Interest on the Exchange Notes will be payable semi-annually in cash in arrears on April 15 and October 15 of each year. Interest on each series of Exchange Note will accrue from the last interest payment date on which interest was paid on the Original Note surrendered in exchange therefor. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Conditions to the Exchange Offers

Notwithstanding any other term of the exchange offers, we will not be required to accept for exchange, or to exchange any Exchange Notes for, any Original Notes and may terminate any or all of the exchange offers as provided in this prospectus before the acceptance of the Original Notes, if prior to the expiration date:

•	we determine that a registered exchange offer is not available or may not be completed because it would violate any applicable law, rule or regulation or applicable interpretations of the staff of the SEC;

•	any action or proceeding is instituted or threatened in any court or by any governmental agency which might materially impair our ability to proceed with the exchange offers; or

•	we have not obtained any governmental approval which we deem necessary for the consummation of the exchange offers.

The conditions listed above are for our sole benefit and may be asserted by us regardless of the circumstances giving rise to any of these conditions. We may waive these conditions in whole or in part at any time and from time to time prior to the expiration of the exchange offers. The failure by us at any time to exercise any of the above rights shall not constitute a waiver of such right, and such right shall be considered an ongoing right which we may assert at any time and from time to time prior to the expiration of the exchange offers. We are required to use our reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of the exchange offer registration statement.

If we determine that any of the events listed above has occurred, we may, subject to applicable law:

•	refuse to accept any Original Notes and promptly return all tendered Original Notes to the tendering holders and terminate any or all of the exchange offers;

•	extend any or all of the exchange offers and retain all Original Notes tendered before the expiration of the exchange offers, subject, however, to the rights of holders to withdraw those Original Notes (see “—Withdrawal of Tenders”); or

•	waive unsatisfied conditions relating to any or all of the exchange offers and accept all properly tendered Original Notes which have not been withdrawn. If this waiver constitutes a material change to any or all of the exchange offers, we will promptly disclose the waiver in a manner reasonably calculated to inform the holders of Original Notes of the waiver, and extend the offer if required by law.

Procedures for Tendering

The tender by a holder of Original Notes, as set forth below, and our acceptance of the Original Notes will constitute a binding agreement between us and the holder in accordance with the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal.

Unless the tender is being made in book-entry form, to tender in the exchange offers, a holder must:

•	complete, sign and date the letter of transmittal, or a facsimile thereof in accordance with the instructions in the letter of transmittal;

•	have the signatures guaranteed if required by the letter of transmittal; and

•	mail or otherwise deliver the signed letter of transmittal or a facsimile thereof, surrender together with the signed letter of transmittal the certificates representing your Original Notes specified in the letter of transmittal and any other required documents to the exchange agent prior to 11:59 p.m., New York City time, on the expiration date.

Any financial institution that is a participant in DTC’s system, including Euroclear and Clearstream, may make book-entry delivery of the Original Notes by causing DTC to transfer the Original Notes into the exchange agent’s DTC account in accordance with DTC’s electronic Automated Tender Offer Program procedures for such transfer. The confirmation of such book-entry transfer will include an agent’s message stating that DTC has received an express acknowledgment from the participant in DTC tendering the Original Notes that the participant has received and agrees to be bound by the terms of the letter of transmittal and that we may enforce the terms of the letter of transmittal against such participant. A tender of Original Notes through a book-entry transfer into the exchange agent’s account will only be effective if an agent’s message or the letter of transmittal with any required signature guarantees and any other required documents are transmitted to and received or confirmed by the exchange agent at the address set forth below under the caption “—Exchange Agent,’’ prior to 11:59 p.m., New York City time, on the expiration date. Delivery of documents to DTC, Euroclear or Clearstream in accordance with their respective procedures does not constitute delivery to the exchange agent.

If you hold your position through Euroclear or Clearstream, the Original Notes so held must be tendered in compliance with the procedures established by Euroclear or Clearstream. You are encouraged to contact Euroclear or Clearstream directly to ascertain their procedure for tendering Original Notes. Neither we nor the trustee will have any responsibility for the performance by DTC, Euroclear or Clearstream or their participants or indirect participants of their obligations under the rules and procedures governing their operations.

The method of delivery of Original Notes and the letter of transmittal and all other required documents to the exchange agent is at the election and risk of the holders. Instead of delivery by mail, we recommend that holders use an overnight or hand delivery service. In all cases, holders should allow sufficient time to assure delivery to the exchange agent before the expiration date. No letter of transmittal or Original Notes should be sent to us. Holders may request their respective brokers, dealers, commercial banks, trust companies or nominees to effect the tenders for such holders.

Any beneficial owner whose Original Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct such registered holder to tender on behalf of the beneficial owner. If the beneficial owner wishes to tender on its own behalf, the beneficial owner must, prior to completing and executing the letter of transmittal and delivery of such owner’s Original Notes, either make appropriate arrangements to register ownership of the Original Notes in the owner’s name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.

Signature on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed by an eligible institution (as defined below) unless the Original Notes are being or were tendered:

•	by a registered holder who has not completed the box entitled “Special Payment Instructions” or “Special Delivery Instructions” on the letter of transmittal; or

•	for the account of an eligible institution (as defined below).

In the event that signatures on a letter of transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantee must be by a financial institution (including most banks, savings and loan associations and brokerage houses) that is a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchanges Medallion Program (each such entity, an “eligible institution”).

If the letter of transmittal is signed by a person other than the registered holder(s) of any Original Notes, the certificate(s) representing such Original Notes must be endorsed by such registered holder(s) or accompanied by separate written instruments of transfer or endorsed in blank by such registered holder(s) in form satisfactory to us and duly executed by the registered holder, in either case signed exactly as such registered holder’s or holders’ name(s) appear(s) on the Original Notes.

If the letter of transmittal or any certificates of Original Notes or separate written instruments of transfer or exchange are signed or endorsed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or other persons acting in a fiduciary or representative capacity, such persons should so indicate when signing and, unless waived by us, evidence satisfactory to us of their authority to so act must be submitted with the letter of transmittal.

We will determine all questions as to the validity, form, eligibility (including time of receipt) and acceptance and withdrawal of tendered Original Notes in our sole discretion, and our determination shall be final and binding on all parties. We reserve the absolute right to reject any and all Original Notes not properly tendered or any Original Notes whose acceptance by us would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defects, irregularities or conditions of tender as to any particular Original Notes either before or after the expiration date. Our interpretation of the terms and conditions of the exchange offers (including the instructions in the letter of transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Original Notes must be cured within a time period we will determine. Although we intend to request the exchange agent to notify holders of defects or irregularities relating to tenders of Original Notes, neither we, the exchange agent nor any other person will have any duty or incur any liability for failure to give such notification. Tenders of Original Notes will not be considered to have been made until such defects or irregularities have been cured or waived. Any Original Notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the exchange agent to the tendering holders, unless otherwise provided in the letter of transmittal, promptly following the expiration date.

In addition, we reserve the right, as set forth above under the caption “—Conditions to the Exchange Offers,” to terminate any or all of the exchange offers. By tendering, each holder represents and acknowledges:

•	it has full power and authority to tender, exchange, sell, assign and transfer the Original Notes it is tendering and that we will acquire good, marketable and unencumbered title to the Original Notes, free and clear of all security interests, liens, restrictions, charges and encumbrances or other obligations relating to their sale or transfer and not subject to any adverse claim when the Original Notes are accepted by us;

•	any Exchange Notes acquired in exchange for Original Notes tendered are being acquired in the ordinary course of business of the person receiving such Exchange Notes;

•	such holder has no arrangement or understanding with any person, and does not intend, to participate in the distribution (within the meaning of the Securities Act) of the Exchange Notes in violation of the provisions of the Securities Act;

•	the holder is not an “affiliate” (as defined in Rule 405 of the Securities Act) of the Issuer or the Parent Guarantor;

•	if such holder is a broker-dealer that will receive Exchange Notes for its own account in exchange for Original Notes that were acquired by it as a result of market-making or other trading activities, then such holder will deliver a prospectus (or, to the extent permitted by law, make available a prospectus to purchasers) in connection with any resale of such Exchange Notes. See “Plan of Distribution”; and

•	it is not acting on behalf of any person who, to its knowledge, could not truthfully make the foregoing representations.

Withdrawal of Tenders

Except as otherwise provided herein, tenders of Original Notes may be withdrawn at any time prior to 11:59 p.m., New York City time, on the expiration date.

To withdraw a tender of Original Notes in connection with the exchange offers, a written notice of withdrawal must be received by the exchange agent at its address set forth herein prior to 11:59 p.m., New York City time, on the expiration date. Any such notice of withdrawal must:

•	specify the name of the person who deposited the Original Notes to be withdrawn and state that the holder of such Original Notes is withdrawing its election to have such Original Notes exchanged;

•	identify the Original Notes to be withdrawn (including the certificate number(s), if any, and principal amount of such Original Notes);

•	be signed by the depositor in the same manner as the original signature on the letter of transmittal by which such Original Notes were tendered (including any required signature guarantees) or be accompanied by documents of transfer sufficient to have the trustee register the transfer of such Original Notes into the name of the person withdrawing the tender; and

•	specify the name in which any such Original Notes are to be registered, if different from that of the depositor.

If Original Notes have been tendered pursuant to the procedure for book-entry transfer, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn Original Notes or otherwise comply with DTC’s procedures or the procedures of Euroclear or Clearstream, as applicable.

We will determine in our sole discretion all questions as to the validity, form and eligibility (including time of receipt) of such withdrawal notices, and our determination shall be final and binding on all parties. Any Original Notes so withdrawn will be considered not to have been validly tendered for purposes of the exchange offers, and no Exchange Notes will be issued for properly withdrawn Original Notes unless the Original Notes so withdrawn are validly re-tendered. Any Original Notes which have been tendered but which are not accepted for exchange or which are withdrawn will be returned to the holder without cost to such holder promptly after withdrawal, rejection of tender or termination of the exchange offers. Properly withdrawn Original Notes may be re-tendered by following one of the procedures described above under “—Procedures for Tendering” at any time prior to the expiration date.

Exchange Agent

We have appointed U.S. Bank National Association as exchange agent in connection with the exchange offers. Questions and requests for assistance, as well as requests for additional copies of this prospectus or of the letter of transmittal, should be directed to the exchange agent at its offices at 60 Livingston Avenue, St. Paul, Minnesota 55107, Attention: Specialized Finance. The exchange agent’s telephone number is (800) 934-6802 and its facsimile number is (651) 466-7372, Attention: Specialized Finance.

DELIVERY OF THE LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF SUCH LETTER OF TRANSMITTAL VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY OF THE LETTER OF TRANSMITTAL.

Fees and Expenses

We have not retained any dealer manager in connection with the exchange offers and we will not make any payment to brokers, dealers or others soliciting acceptances of the exchange offers. We will pay certain other expenses to be incurred in connection with the exchange offers, including the fees and expenses of the exchange agent and certain accountant and legal fees.

Holders who tender their Original Notes for exchange will not be obligated to pay any transfer taxes. If, however, Exchange Notes are to be delivered to, or issued in the name of, any person other than the registered holder of the Original Notes tendered, tendered Original Notes are registered in the name of any person other than the person signing the letter of transmittal, or a transfer tax is imposed for any reason other than the exchange of Original Notes in connection with the exchange offers, then the tendering holder must pay the amount of any transfer taxes due, whether imposed on the registered holder or any other persons. If the tendering holder does not submit satisfactory evidence of payment of these taxes or exemption therefrom with the letter of transmittal, the amount of these transfer taxes will be billed directly to the tendering holder.

Accounting Treatment

The Exchange Notes will be recorded at the same carrying value as the Original Notes as reflected in our accounting records on the date of the exchange. Accordingly, we will not recognize any gain or loss for accounting purposes upon the completion of the exchange offers. The expenses of the exchange offers that we pay will increase our deferred financing costs in accordance with GAAP.

Consequences of Failure to Properly Tender Original Notes in the Exchange Offers

Issuance of the Exchange Notes in exchange for the Original Notes under the exchange offers will be made only after timely receipt by the exchange agent of a properly completed and duly executed letter of transmittal (or an agent’s message from DTC or similar notification pursuant to the procedures of Euroclear or Clearstream) and the certificate(s) representing such Original Notes (or confirmation of book-entry transfer), and all other required documents. Therefore, holders of the Original Notes desiring to tender such Original Notes in exchange for Exchange Notes should allow sufficient time to ensure timely delivery of such documents. We are under no duty to give notification of defects or irregularities of tenders of Original Notes for exchange or waive any such defects or irregularities. Original Notes that are not tendered or that are tendered but not accepted by us will, following completion of the exchange offers, continue to be subject to the existing restrictions upon transfer thereof under the Securities Act, and, upon completion of the exchange offers, certain registration rights under the Registration Rights Agreement will terminate.

In the event the exchange offers are completed, we generally will not be required to register the remaining Original Notes, subject to limited exceptions. Original Notes that remain outstanding will continue to be subject to the following restrictions on transfer:

•	the remaining Original Notes may be resold only if registered pursuant to the Securities Act, if any exemption from registration is available or if such registration is not required by law; and

•	the remaining Original Notes will bear a legend restricting transfer in the absence of registration or an exemption.

We do not currently anticipate that we will register the remaining Original Notes under the Securities Act. To the extent that Original Notes are tendered and accepted in connection with the exchange offers, any trading market for remaining Original Notes could be adversely affected. See “Risk Factors—Risks Related to the Notes and the Exchange Offers—If you fail to exchange your Original Notes, they will continue to be restricted securities and may become less liquid.”

Neither Olin’s nor Blue Cube’s board of directors makes any recommendation to holders of Original Notes as to whether to tender or refrain from tendering all or any portion of their Original Notes pursuant to the exchange offers. Moreover, no one has been authorized to make any such recommendation. Holders of Original Notes must make their own decision whether to tender pursuant to the exchange offers and, if so, the aggregate amount of Original Notes to tender, after reading this prospectus and the letter of transmittal and consulting with their advisors, if any, based on their own financial position and requirements.

Description of Notes

The definitions of certain capitalized terms as such terms are used in this section are set forth below under “—Certain definitions.” When used in this section, (i) the term “Issuer” refers to Blue Cube Spinco Inc., a Delaware corporation, and not to any of its Subsidiaries and (ii) the term “Parent” refers to Olin Corporation, a Virginia corporation, and not to any of its Subsidiaries.

The Exchange 2023 Notes will be issued under an indenture dated October 5, 2015, among the Issuer and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by a first supplemental indenture among the Parent, the Issuer and the Trustee (the “2023 Indenture”). The Exchange 2025 Notes will be issued under an indenture dated October 5, 2015, among the Issuer and the Trustee, as supplemented by a first supplemental indenture among the Parent, the Issuer and the Trustee (the “2025 Indenture”).

The 2023 Indenture and the 2025 Indenture are collectively referred to herein as the “Indentures.” Unless otherwise expressly stated or the context otherwise requires, the Original Notes and the Exchange Notes are referred to in this “Description of Notes” together as the “Notes.” We refer to the Original 2023 Notes and the Exchange 2023 Notes together as the “2023 Notes” and the Original 2025 Notes and the Exchange 2025 Notes together as the “2025 Notes”. The terms of each series of the Notes include those expressly set forth in the Indentures and those made part of the Indentures by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The Original Notes were issued in a private debt offering pursuant to exemptions from the registration requirements of the Securities Act and are subject to certain transfer restrictions. See “Transfer restrictions.”

This “Description of Notes” section is intended to be an overview of the material provisions of each series of Notes, the guarantees and the Indentures. Since this “Description of Notes” section is only a summary, you should refer to the Indentures for a complete description of the obligations of the Issuer, the Parent and your rights. You may request copies of the Notes and the Indentures at the address set forth under the heading “Where You Can Find More Information; Incorporation By Reference.”

General

The initial offering of the Original 2023 Notes was for an aggregate principal amount of $720,000,000 and the initial offering of the Original 2025 Notes was for an aggregate principal amount of $500,000,000. The Issuer may issue an unlimited principal amount of additional notes of each series having identical terms and conditions as the Notes of such series, other than the date of issuance and, under certain circumstances, the first interest payment date and the date from which interest thereon will begin to accrue (any such additional notes with respect to a series of Notes, the “Additional Notes” of such series); provided that if any Additional Notes of a series are not fungible with the Notes of such series issued in this offering for U.S. federal income tax purposes, such Additional Notes will have a separate CUSIP number and ISIN from the Notes of such series issued in this offering, as applicable. The Issuer is only permitted to issue such Additional Notes in compliance with the covenant described under the subheading “—Certain covenants—Limitation on debt.” Any Additional Notes of a series will be part of the same issue as the Notes of such series and will vote on all matters with the Holders of the Notes of such series. The Notes of a series (and any Additional Notes of such series) will constitute a series of debt securities under the Indenture for such series.

Principal, maturity and interest

Interest on the 2023 Notes is payable at 9.75% per annum. Interest on the 2025 Notes is payable at 10.00% per annum. Interest on the Notes is payable semi-annually in cash in arrears on April 15 and October 15. The Issuer will make each interest payment to the Holders of record as of the close of business on the immediately preceding April 1 and October 1. Interest on the Exchange Notes will accrue from the most recent date to which interest has been paid on the corresponding series of Original Notes or, if no interest has been paid on such Original Notes, from and including October 1, 2015. Interest is computed on the basis of a 360-day year comprised of twelve 30-day months.

Principal of and premium, if any, and interest on the Notes will be payable, and the Notes will be exchangeable and transferable, at the office or agency of the Issuer maintained for such purposes, which, initially, will be the corporate trust office designated in each Indenture. If a Holder has given wire instructions to the Issuer or the paying agent, the paying agent will distribute the payments received of principal, and, if applicable, of interest and premium, if any, on that Holder’s Notes in accordance with those instructions; provided, however, that payment of interest may be made at the option of the Issuer by check mailed to the Person entitled thereto as shown on the security register, subject to the customary procedures of any depository for the Notes.

The Exchange Notes will be issued only in fully registered form without coupons, in denominations of $2,000 and any integral multiple of $1,000 in excess thereof. No service charge will be made for any registration of transfer, exchange or redemption of Notes, except in certain circumstances for any tax or other governmental charge that may be imposed in connection therewith.

The notes

The Notes are general unsecured senior obligations of the Issuer. As a result, the Notes:

•	rank equally in right of payment with all of the Issuer’s existing and future senior indebtedness, including its indebtedness under the Credit Agreement and the Sumitomo Credit Agreement;

•	rank senior in right of payment to all of the Issuer’s future subordinated indebtedness;

•	are effectively subordinated to any of the Issuer’s existing and future secured indebtedness, to the extent of the value of the assets securing such indebtedness;

•	are structurally subordinated to all of the existing and future liabilities (including trade payables) of each of the Issuer’s Subsidiaries; and

•	are unconditionally guaranteed on a senior unsecured basis by the Parent. See “—The guarantees.”

The guarantees

The Notes are guaranteed on a full and unconditional senior unsecured basis by the Parent. As a result, each Guarantee:

•	ranks equally in right of payment with all of the Parent’s existing and future senior indebtedness, including its indebtedness under the Credit Agreement, the Sumitomo Credit Agreement and the Existing Notes;

•	ranks senior in right of payment to all of the Parent’s future subordinated indebtedness;

•	is effectively subordinated to any of the Parent’s existing and future secured indebtedness, to the extent of the value of the assets securing such indebtedness; and

•	is structurally subordinated to all of the existing and future liabilities (including trade payables) of each of the Parent’s Subsidiaries (other than the Issuer).

As of March 31, 2016, the Parent and its subsidiaries had approximately $3,833.0 million of total indebtedness (including the Notes). In addition, as of March 31, 2016, the Parent and its subsidiaries had revolving commitments available to be borrowed under the Credit Agreement of $484.9 million (after giving effect to $15.1 million of outstanding letters of credit under the Credit Agreement).

None of the Parent’s Subsidiaries guarantee the Notes as of the date hereof. In the event of a bankruptcy, liquidation or reorganization of any of the Parent’s Subsidiaries (other than the Issuer), these Subsidiaries must pay the holders of their debts and their trade creditors in full before they will be permitted to distribute any of their assets to the Issuer or the Parent.

The Issuer is a holding company, and all of the assets of the Issuer consist of direct and indirect ownership interests in, and all of its business is conducted through, subsidiaries. Prior to the Transactions, the Parent conducted most of its business at Olin Corporation and not through its subsidiaries. However, the Pioneer business, acquired in 2007, is operated through subsidiaries and the SunBelt business is also operated through subsidiaries. In 2011, Olin acquired the remaining 50% interest in the SunBelt joint venture, which is a chlor-alkali plant located within Olin’s McIntosh, Alabama facility. In 2007, Olin acquired Pioneer, a manufacturer of chlorine, caustic soda, bleach and hydrochloric acid. Pioneer consists of three chlor-alkali plants and two bleach manufacturing facilities in North America. The Parent’s subsidiaries (other than the Issuer) are separate legal entities that have no obligation to pay any amounts due under the Notes or the guarantees or to make any funds available therefor, whether by dividend, loan or other payment. As a consequence, the Issuer’s obligations under the Notes will be structurally subordinated to existing and future indebtedness and other liabilities of subsidiaries of the Issuer and the obligations of the Parent under the guarantees are structurally subordinated to existing and future indebtedness and other liabilities of the Parent’s other subsidiaries. In addition, the right of the Issuer and the Parent to participate in any distribution of assets of any of their respective subsidiaries upon their liquidation or reorganization or otherwise, and the ability of holders of the Notes to benefit indirectly from that kind of distribution, is subject to the prior claims of creditors of that subsidiary, except to the extent the Issuer or the Parent is recognized as a creditor of that subsidiary. All obligations of the subsidiaries of the Parent and the Issuer will have to be satisfied before any of the assets of such subsidiaries would be available for distribution, upon a liquidation or otherwise.

The Parent’s Subsidiaries (other than the Issuer) represented approximately 62% of our net sales for the year ended December 31, 2015, and represented approximately 78% of our net sales for the three months ended March 31, 2016, respectively. As of March 31, 2016, the Parent’s Subsidiaries (other than the Issuer) represented approximately 37% of our total assets and had 31% of total liabilities, including debt and trade payables but excluding intercompany liabilities.

As of the date hereof, all of the Parent’s Subsidiaries are “Restricted Subsidiaries.” However, under the circumstances described below under the definition of “Unrestricted Subsidiary,” any of the Parent’s Subsidiaries may be designated as “Unrestricted Subsidiaries.” Unrestricted Subsidiaries are not subject to the restrictive covenants in the Indentures.

Sinking fund

There are no mandatory sinking fund payment obligations with respect to the Notes.

Optional redemption

The Notes are not redeemable until October 15, 2020.

On and after October 15, 2020, the Issuer may, on any one or more occasions, redeem the Notes of any series, in whole or in part, upon not less than 30 nor more than 60 days’ notice mailed or otherwise delivered to each Holder of the Notes of such series in accordance with the applicable procedures of DTC, at the redemption prices (expressed as a percentage of principal amount of the Notes of such series to be redeemed) set forth below, plus accrued and unpaid interest on the Notes of such series, if any, to the applicable date of redemption, if redeemed during the 12-month period beginning on October 15 of each of the years indicated below:

2023 Notes:

Year	Percentage
2020	102.438%
2021	102.438%
2022 and thereafter	100.000%

2025 Notes:

Year	Percentage
2020	105.000%
2021	103.333%
2022	101.667%
2023 and thereafter	100.000%

Unless the Issuer defaults in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the Notes or portions of the Notes called for redemption and those Notes will cease to be outstanding.

If an optional redemption date is on or after an interest payment record date and on or before the related interest payment date, the accrued and unpaid interest on the Notes being redeemed, if any, will be paid to the Person in whose name such Note is registered at the close of business, on such record date, and no additional interest will be payable to the Holder of such Note on the redemption date.

In the case of any partial redemption, selection of the Notes of a series for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes of such series are listed or, if such Notes are not listed, then on a pro rata basis, by lot in accordance with the applicable procedures of DTC or by such other method as the Trustee in its sole discretion deems to be fair and appropriate, although no Note of $2,000 in principal amount or less will be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption relating to such Note will state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note.

Any redemption notice may, at the Issuer’s discretion, be subject to one or more conditions precedent, including completion of any transaction.

The Issuer may at any time, and from time to time, acquire Notes by means other than a redemption, whether by tender offer, open market purchases, negotiated transactions or otherwise, in accordance with applicable securities laws.

Change of control

If a Change of Control occurs, unless the Issuer has exercised its right to redeem the Notes of a series as described above under “—Optional redemption,” the Issuer will make an offer to each Holder of a series to repurchase all or any part (in multiples of $1,000 principal amount) of that Holder’s Notes at a repurchase price in cash equal to 101% of the aggregate principal amount of Notes repurchased plus any accrued and unpaid interest on the Notes repurchased to the date of purchase.

Within 30 days following any Change of Control, unless the Issuer has exercised its right to redeem the Notes of a series as described above under “—Optional redemption,” or, at the Issuer’s option, prior to any Change of Control, but after the public announcement of the Change of Control, the Issuer will mail a notice to each Holder of a series describing the transaction or transactions that constitute or may constitute the Change of Control and offering to repurchase Notes of such series on the payment date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed. The notice shall, if mailed prior to the date of consummation of the Change of Control, state that the offer to purchase is conditioned on the Change of Control occurring on or prior to the payment date specified in the notice.

The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of any Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the Notes, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of the Notes by virtue of such conflict.

On the Change of Control payment date with respect to a series of Notes, the Issuer will, to the extent lawful:

(1) accept for payment all Notes or portions of Notes (in integral multiples of $1,000) of such series properly tendered pursuant to the Issuer’s offer; provided that if, following repurchase of a portion of a Note, the remaining principal amount of such Note outstanding immediately after such repurchase would be less than $2,000, then the portion of such Note so repurchased shall be reduced so that the remaining principal amount of such Note outstanding immediately after such repurchase is $2,000;

(2) deposit with the paying agent an amount equal to the aggregate purchase price in respect of all Notes or portions of Notes of such series properly tendered; and

(3) deliver or cause to be delivered to the Trustee the Notes of such series properly accepted, together with an Officers’ Certificate stating the aggregate principal amount of Notes of such series being purchased by the Issuer.

The paying agent will promptly mail (or otherwise deliver in accordance with the applicable procedures of DTC) to each Holder of Notes of such series properly tendered the purchase price for such Notes, and the Trustee will promptly authenticate and mail (or otherwise deliver in accordance with the applicable procedures of DTC) (or cause to be transferred by book-entry) to each Holder a new Note of such series equal in principal amount to any unpurchased portion of any Notes surrendered; provided that each new Note will be in a principal amount of $2,000 or an integral multiple of $1,000.

If the Change of Control payment date with respect to a series of Notes is on or after an interest payment record date and on or before the related interest payment date, any accrued and unpaid interest to the Change of Control payment date will be paid on the Change of Control payment date to the Person in whose name such Note is registered at the close of business on such record date.

The Issuer will not be required to make an offer to repurchase the Notes of any series upon a Change of Control if a third party makes an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by the Issuer and such third party purchases all Notes of such series properly tendered and not withdrawn under its offer.

The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of the property and assets of the Parent and its Subsidiaries, taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a Holder to require the Issuer to repurchase Notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the properties and assets of the Parent and its Subsidiaries, taken as a whole, to another person (as that term is used in Section 13(d)(3) of the Exchange Act) may be uncertain.

The Issuer’s ability to pay cash to the Holders upon a Change of Control may be limited by the Issuer’s and the Parent’s then existing financial resources. Further, future agreements of the Issuer and the Parent may contain prohibitions of certain events, including events that would constitute a Change of Control. If the exercise by the Holders of their right to require the Issuer to repurchase the Notes upon a Change of Control occurred at the same time as a change of control event under one or more of the Issuer’s or the Parent’s other debt agreements, the Issuer’s ability to pay cash to the Holders upon a repurchase may be further limited by the Issuer’s and the Parent’s then existing financial resources. See “Risk Factors—Risks Related to the Notes and the Exchange Offers—We may not be able to repurchase the notes upon a change of control.”

Even if sufficient funds were otherwise available, the terms of future indebtedness may prohibit the Issuer’s and the Parent’s prepayment or repurchase of the Notes before their scheduled maturity. Consequently, if the Issuer or the Parent is not able to prepay obligations under any such other indebtedness or obtain requisite consents, the Issuer and the Parent will be unable to fulfill its repurchase obligations, resulting in a default under the applicable Indenture. A default under the Indentures may result in a cross-default under the Credit Agreement or other indebtedness. Holders may not be entitled to require the Issuer to purchase their Notes in certain circumstances involving a significant change in the composition of the Board of Directors of the Parent, including in connection with a proxy contest where the Board of Directors of the Parent approves them as Continuing Directors, even if the Board of Directors of the Parent initially opposed the directors.

The provisions of the Indentures will not afford Holders protection in the event of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction affecting the Parent or the Issuer that may adversely affect Holders, if such transaction is not the type of transaction included within the definition of Change of Control. A transaction involving the management of the Parent or its affiliates, or a transaction involving a recapitalization of the Parent or the Issuer, will result in a Change of Control only if it is the type of transaction specified in such definition. Certain provisions under the Indentures relative to the Issuer’s obligation to make an offer to repurchase the Notes of a series as a result of a Change of Control may be amended or modified with the written consent of the Holders of a majority in aggregate principal amount of outstanding Notes of such series. See “—Amendment, supplement and waiver.”

In addition, an offer to repurchase may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for a Change of Control at the time of launching the offer to repurchase.

Certain covenants

Set forth below are summaries of certain covenants that are contained in the Indenture for each series of Notes.

Limitation on restricted payments

The Parent will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, make any Restricted Payment unless, at the time of and after giving effect to the proposed Restricted Payment:

(a) no Default shall have occurred and be continuing or will occur as a consequence thereof;

(b) after giving effect to such Restricted Payment on a pro forma basis, the Parent would be permitted to incur at least $1.00 of Coverage Debt under the “Limitation on debt” covenant; and

(c) after giving effect to such Restricted Payment on a pro forma basis, the aggregate amount of all Restricted Payments made after the Issue Date (excluding (x) Restricted Payments permitted by clauses (ii) through (viii) of the next succeeding paragraph and (y) Restricted Payments permitted by clause (ix) of the next succeeding paragraph to the extent that the amount available for Restricted Payments under this clause (c) would be reduced to less than zero as a result of payments made under such clause (ix)), shall not exceed the sum (without duplication) of

(1) 50% of the Consolidated Net Income (or, if Consolidated Net Income shall be a deficit, minus 100% of such deficit) of the Parent accrued on a cumulative basis during the period (taken as one accounting period) from the beginning of the fiscal quarter during which the Issue Date occurs and ending on the last day of the fiscal quarter immediately preceding the date of such proposed Restricted Payment, plus

(2) 100% of the aggregate net proceeds (including the fair market value of property other than cash as determined by the Parent in good faith) received by the Parent subsequent to the initial issuance of the Notes either (i) as a contribution to its common equity capital or (ii) from the issuance and sale (other than to a Subsidiary) of its Qualified Capital Interests, including Qualified Capital Interests issued upon the conversion of Debt, Redeemable Capital Interests or preferred stock of the Parent, and from the exercise of options, warrants or other rights to purchase such Qualified Capital Interests (other than, in each case, Capital Stock or Debt sold to a Subsidiary of the Parent and other than Excluded Contributions), plus

(3) to the extent that any Investment (other than Permitted Investments or Investments in Unrestricted Subsidiaries) that was made on or after the Issue Date is sold for cash or otherwise disposed of, liquidated, redeemed, repurchased or repaid for cash or other assets, or to the extent that the Parent otherwise realizes any proceeds on the sale of such Investment or proceeds representing the return of capital on such Investment, the lesser of (i) the initial amount of such Investment, or (ii) to the extent not otherwise included in the calculation of Consolidated Net Income of the Parent for such period, the net cash return of capital or net fair market value of return of capital as determined by the Parent in good faith with respect to such Investment, less the cost of any such disposition or liquidation, plus

(4) to the extent that any Unrestricted Subsidiary of the Parent designated as such on or after the Issue Date is redesignated as a Restricted Subsidiary, the lesser of (i) the fair market value of the Parent’s Investment in such Subsidiary as of the date of such redesignation as determined by the Parent in good faith or (ii) such fair market value as of the date on which such Subsidiary was originally designated as an Unrestricted Subsidiary, plus

(5) $150.0 million.

Notwithstanding whether the foregoing provisions would prohibit the Parent and its Restricted Subsidiaries from making a Restricted Payment, the Parent and its Restricted Subsidiaries may make the following Restricted Payments:

(i) the payment of any dividend on Capital Stock in the Parent or a Restricted Subsidiary within 60 days after declaration thereof if at the declaration date such payment was permitted by the provisions of this covenant;

(ii) the purchase, repurchase, redemption, defeasance or other acquisition or retirement of any Qualified Capital Interests of the Parent by conversion into, or by or in exchange for, Qualified Capital Interests, or out of net cash proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary of the Parent) of other Qualified Capital Interests of the Parent;

(iii) the redemption, defeasance, repurchase or acquisition or retirement for value of any Debt of the Parent or a Subsidiary Guarantor that is subordinate in right of payment to the Notes or the applicable Guarantee out of the net cash proceeds of a substantially concurrent issue and sale (other than to a Subsidiary of the Parent) of (x) new subordinated Debt of the Parent or such Subsidiary Guarantor, as the case may be, incurred in accordance with the applicable Indenture or (y) of Qualified Capital Interests of the Parent;

(iv) the purchase, redemption, retirement or other acquisition for value of Capital Stock of the Parent held by employees or former employees of the Parent or any Restricted Subsidiary (or their estates or beneficiaries under their estates) upon death, disability, retirement or termination of employment or alteration of employment status or pursuant to the terms of any agreement under which such Capital Stock was issued; provided, however, that the aggregate cash consideration paid for such purchase, redemption, retirement or other acquisition of such Capital Stock does not exceed $5.0 million in any calendar year; provided further, however, that any unused amounts in any calendar year may be carried forward to one or more future periods subject to a maximum aggregate amount of repurchases made pursuant to this clause (iv) not to exceed $10.0 million in any calendar year; provided, however, that such amount in any calendar year may be increased by an amount not to exceed (A) the cash proceeds received by the Parent or any of its Restricted Subsidiaries from the sale of Qualified Capital Interests of the Parent to employees of the Parent and its Restricted Subsidiaries that occurs after the Issue Date; provided, however, that the amount of such cash proceeds utilized for any such repurchase, retirement, other acquisition or dividend will not increase the amount available for Restricted Payments under clause (c) of the first paragraph of this covenant; plus (B) the cash proceeds of key man life insurance policies received by the Parent and its Restricted

Subsidiaries after the Issue Date (provided, however, that the Parent may elect to apply all or any portion of the aggregate increase contemplated by the proviso of this clause (iv) in any calendar year);

(v) repurchase of Capital Stock deemed to occur upon the exercise of stock options, warrants or other convertible or exchangeable securities;

(vi) cash payment, in lieu of issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for the Capital Stock of the Parent or a Restricted Subsidiary;

(vii) the declaration and payment of dividends to holders of any class or series of Redeemable Capital Interests of the Parent or any Restricted Subsidiary issued or incurred in compliance with the covenant described below under “—Limitation on debt”;

(viii) upon the occurrence of a Change of Control or an Asset Sale, the defeasance, redemption, repurchase or other acquisition of any subordinated Debt pursuant to provisions substantially similar to those described under “—Change of control” and “—Limitation on asset sales” at a purchase price not greater than 101% of the principal amount thereof (in the case of a Change of Control) or at a percentage of the principal amount thereof not higher than the principal amount applicable to the Notes (in the case of an Asset Sale), plus any accrued and unpaid interest thereon; provided, however, that prior to or contemporaneously with such defeasance, redemption, repurchase or other acquisition, the Issuer has made an Offer to Purchase with respect to the applicable Notes and has repurchased all Notes validly tendered for payment and not withdrawn in connection therewith;

(ix) to the extent no Default in any payment in respect of principal or interest under the Notes or Event of Default has occurred and is continuing or will occur as a consequence thereof, the payment of regular cash quarterly dividends on the Parent’s common stock; provided, however, that in no event shall the amount of dividends paid in any calendar year under this clause (ix) exceed $200.0 million;

(x) Restricted Payments that are made with Excluded Contributions;

(xi) to the extent no Default in any payment in respect of principal or interest under the Notes or an Event of Default has occurred and is continuing or will occur as a consequence thereof, other Restricted Payments not in excess of $50.0 million in the aggregate;

(xii) to the extent no Default in any payment in respect of principal or interest under the Notes or an Event of Default has occurred and is continuing or will occur as a consequence thereof, any Restricted Payment so long as on the date of such Restricted Payment, after giving pro forma effect thereto and to any related transactions as if the same had occurred at the beginning of the Parent’s most recent four consecutive fiscal quarters for which internal financial statements of the Parent are available, the Consolidated Debt Ratio would not exceed 2.50 to 1.00; and

(xiii) any Restricted Payment made in connection with the Transactions.

If any Person in which an Investment is made, which Investment constitutes a Restricted Payment when made, thereafter becomes a Restricted Subsidiary in accordance with the applicable Indenture, all such Investments previously made in such Person shall no longer be counted as Restricted Payments for purposes of calculating the aggregate amount of Restricted Payments pursuant to clause (c) of the first paragraph under this “Limitation on restricted payments” covenant, in each case to the extent such Investments would otherwise be so counted.

For purposes of this covenant, if a particular Restricted Payment involves a non-cash payment, including a distribution of assets, then such Restricted Payment shall be deemed to be an amount equal to the cash portion of such Restricted Payment, if any, plus an amount equal to the fair market value of the non-cash portion of such Restricted Payment as determined by the Parent in good faith.

Limitation on debt

The Parent will not, and will not permit any of its Restricted Subsidiaries to, incur any Debt (including Acquired Debt); provided, however, that the Parent, the Issuer and any Restricted Subsidiary may incur Debt (including Acquired Debt) if, immediately after giving effect to the incurrence of such Debt and the receipt and application of the proceeds therefrom, (a) the Consolidated Fixed Charge Coverage Ratio of the Parent and its Restricted Subsidiaries would be greater than 2.00 to 1.00 and (b) no Default shall have occurred and be continuing at the time or as a consequence of the incurrence of such Debt (any Debt incurred pursuant to this provision being herein referred to as “Coverage Debt”); provided, however, that the amount of Debt (other than Acquired Debt) that may be incurred or issued pursuant to the foregoing by Non-Guarantor Subsidiaries shall not exceed $100.0 million at any one time outstanding.

Notwithstanding the first paragraph above, the Parent and its Restricted Subsidiaries may incur Permitted Debt.

For purposes of determining any particular amount of Debt under this “Limitation on debt” covenant, (x) Debt outstanding under the Credit Agreement and the Sumitomo Credit Agreement on the Issue Date shall at all times be treated as incurred pursuant to clause (i) of the definition of “Permitted Debt” and shall not be permitted to be reclassified and (y) guarantees or obligations with respect to letters of credit supporting Debt otherwise included in the determination of such particular amount shall not be included. Except as provided above, for purposes of determining compliance with this “Limitation on debt” covenant, in the event that an item of Debt meets the criteria of more than one of the types of Debt described above, including any Coverage Debt and any category of Permitted Debt, the Parent, in its sole discretion, shall classify, and from time to time may reclassify, all or any portion of such item of Debt. For purposes of determining compliance of any non-U.S. dollar-denominated Debt with this covenant, the amount outstanding under U.S. dollar-equivalent principal amount of Debt denominated in a foreign currency shall at all times be calculated based on the relevant currency exchange rate in effect on the date such Debt was incurred, in the case of any term Debt, or first committed, in the cases of any revolving credit Debt; provided, however, that if such Debt is incurred to Refinance other Debt denominated in the same or different currency, and such Refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such Refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such Refinancing Debt does not exceed the principal amount of such indebtedness being Refinanced.

The accrual of interest, the accretion or amortization of original issue discount and the payment of interest on Debt in the form of additional Debt or payment of dividends on Capital Stock in the forms of additional shares of Capital Stock with the same terms will not be deemed to be an incurrence of Debt or issuance of Capital Stock for purposes of this covenant.

Limitations on liens

(a) The Parent will not, nor will the Parent permit any Restricted Subsidiary to, issue, assume or guarantee any Debt secured by a Lien upon any Principal Property or upon any shares of stock of any Restricted Subsidiary without effectively providing that the Notes of such series and the applicable Guarantee, together with, if the Parent so determines, any other indebtedness or obligation then existing or thereafter created, ranking equally in right of payment with such Notes or the applicable Guarantee, shall be secured equally and ratably with, or, at the Parent’s option, prior to, such Debt so long as such Debt shall be so secured, except that this restriction will not apply to:

(1) Liens existing on the Issue Date;

(2) Liens affecting property of a Person existing at the time it becomes a Restricted Subsidiary or at the time it is merged into or consolidated with the Parent or a Restricted Subsidiary;

(3) Liens:

•	on property existing at the time of acquisition thereof,

•	to secure payment of all or part of the purchase price thereof,

•	to secure Debt incurred prior to, at the time of or within 12 months after such acquisition for the purpose of financing all or part of the purchase price thereof, or

•	assumed or incurred in connection with the acquisition of property;

(4) Liens on property to secure all or part of the cost of repairing, altering, constructing, improving, exploring, drilling or developing such property, or to secure Debt incurred to provide funds for such purpose;

(5) Liens in connection with non-recourse Debt;

(6) Liens on current assets or other personal property, other than shares of stock of Subsidiaries, to secure loans maturing not more than one year from the date of the creation thereof or to secure any renewal thereof for not more than one year at any one time;

(7) Liens which secure indebtedness owing by a Restricted Subsidiary to the Parent or another Restricted Subsidiary of the Parent;

(8) Liens on property of any Restricted Subsidiary principally engaged in a financing or leasing business; and

(9) any extension, renewal or replacement, or successive extensions, renewals or replacements, in whole or in part, of any Lien referred to in the foregoing or of any Debt secured thereby; provided that the principal amount of Debt secured thereby shall not, with respect to Liens referred to in clauses (1) through (4) above, exceed the principal amount of Debt so secured at the time of such extension, renewal or replacement, and that such extension, renewal or replacement Lien shall be limited to all or part of substantially the same property which secured the Lien extended, renewed or replaced, plus improvements on such property.

(b) Notwithstanding the above provisions, the Parent and any one or more of its Restricted Subsidiaries may, without securing the Notes of such series and the applicable Guarantee, issue, assume or guarantee Debt secured by Liens which would not be permitted by the immediately preceding paragraph in an aggregate amount which, together with:

(1) the aggregate principal amount of all of the Parent’s other Debt and Debt of its Restricted Subsidiaries secured by a Lien upon any Principal Property or upon any shares of stock of any Restricted Subsidiary that would not be permitted to be secured by Liens under the immediately preceding paragraph; and

(2) the Attributable Debt in respect of Sale and Lease-Back Transactions existing at such time (other than Sale and Lease-Back Transactions in which the property involved would have been permitted to be secured under the immediately preceding paragraph or the proceeds of which have been applied in accordance with clause (a)(2) of the covenant described below under “—Limitation on sale and lease-back transactions” to the retirement of long-term indebtedness);

does not at the time exceed 10% of Consolidated Net Tangible Assets.

(c) For purposes of this covenant and the covenant described below under “—Limitation on sale and lease-back transactions,” the sale or other transfer of any interest in property of the character commonly referred to as a “production payment,” is not considered Debt secured by a Lien.

Limitation on sale and lease-back transactions

(a) The Parent will not, nor will the Parent permit any Restricted Subsidiary to, enter into any arrangement with any Person providing for the leasing by the Parent or any Restricted Subsidiary of any Principal Property, except for (x) temporary leases for terms of not more than three years, (y) leasing arrangements between the Parent and a Subsidiary or (z) leasing arrangements between Subsidiaries, title to which property has been or is to be sold or transferred by the Parent or such Restricted Subsidiary to such Person (such transaction, a “Sale and Lease-Back Transaction”), unless the proceeds of any such sale are at least equal to the fair value, as determined by the Board of Directors of the Parent, of such property and either:

(1) the Parent or such Restricted Subsidiary would be permitted under paragraph (a) of the covenant described under “—Limitation on liens” to secure Debt by a Lien on the Principal Property to be leased in an amount at least equal to the Attributable Debt in respect of such Sale and Lease-Back Transaction without equally and ratably securing the Notes of such series pursuant to the terms of the covenant described under “—Limitation on liens”; or

(2) the Parent applies an amount equal to the fair value of the property so leased to the retirement, within 90 days of the effective date of any such Sale and Lease-Back Transaction, of the Issuer’s or the Parent’s long-term indebtedness which ranks senior or equal to the Notes of such series or the related Guarantee (other than indebtedness held by the Parent or any of its Subsidiaries).

Sale and Lease-Back Transactions do not include arrangements with governmental bodies entered into for the purpose of financing the purchase price or the cost of constructing or improving the property subject thereto.

(b) Notwithstanding the provisions of the preceding paragraph (a), the Parent or any of its Restricted Subsidiaries may enter into any Sale and Lease-Back Transaction which would not be permitted under the preceding paragraph (a) if the amount of the Attributable Debt in respect of such Sale and Lease-Back Transaction, together with:

(1) all of the Parent’s Debt and Debt of its Restricted Subsidiaries secured by a Lien on Principal Property or shares of stock of any Restricted Subsidiary and not permitted under paragraph (a) of the covenant described under “—Limitations on liens;” and

(2) all other Attributable Debt in respect of Sale and Lease-Back Transactions existing at such time (other than Sale and Lease-Back Transactions in which the property involved would have been permitted to have a Lien in accordance with clause (a) of the covenant described above under “—Limitations on liens,” or the proceeds of which have been applied in accordance with clause (2) of the preceding paragraph (a) to the retirement of long-term indebtedness) does not at the time exceed 10% of Consolidated Net Tangible Assets.

Limitation on asset sales

The Parent will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(1) the Parent (or the Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the fair market value of the assets or Capital Stock issued or sold or otherwise disposed of as determined by the Parent in good faith; and

(2) except in the case of a Permitted Asset Swap, at least 75% of the consideration received in the Asset Sale by the Parent or such Restricted Subsidiary is in the form of cash or Eligible Cash Equivalents. For purposes of this provision, each of the following will be deemed to be cash:

(a) any liabilities, as shown on the most recent consolidated balance sheet of the Parent or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Guarantee) that are assumed by the transferee of any such assets pursuant to a customary assignment and assumption agreement that releases the Parent or such Restricted Subsidiary from further liability;

(b) any securities, notes or other obligations received by the Parent or any such Restricted Subsidiary from such transferee that are converted by the Parent or such Restricted Subsidiary into cash within 180 days of their receipt to the extent of the cash received in that conversion; and

(c) any Designated Non-cash Consideration received by the Parent or such Restricted Subsidiary in such Asset Sale having an aggregate fair market value as determined by the Parent in good faith, taken together with all other Designated Non-cash Consideration received pursuant to this clause (c) that is at that time outstanding, not to exceed $50.0 million at the time of the receipt of such Designated Non-cash Consideration, with the fair market value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value.

Within 360 days after the receipt of any Net Cash Proceeds from an Asset Sale, the Parent (or the applicable Restricted Subsidiary, as the case may be) may apply such Net Cash Proceeds at its option:

(i) to permanently repay (a) Debt under the Credit Agreement and, if the obligation repaid is revolving credit Debt, to correspondingly reduce commitments with respect thereto and/or (b) other unsecured Debt ranking pari passu in right of payment with the Notes of a series or the Parent’s Guarantee of such Notes (provided that if the Parent shall so reduce obligations under such other unsecured Debt, other than the Notes of such series, the Parent will (x) equally and ratably reduce obligations under the Notes of such series under any applicable optional redemption provisions or by open market purchases or (y) make an offer (in accordance with the procedures set forth below for an Asset Sale Offer) to all holders of such series to purchase at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest and additional interest, if any, the pro rata principal amount of Notes of such series);

(ii) to acquire all or substantially all of the assets of, or any Capital Stock of, another Permitted Business, if, after giving effect to any such acquisition of Capital Stock, the Permitted Business is or becomes a Restricted Subsidiary of the Parent;

(iii) to make a capital expenditure in or that is used or useful in a Permitted Business or to make expenditures for maintenance, repair or improvement of existing properties and assets;

(iv) to acquire other assets (other than inventory) that are used or useful in a Permitted Business;

(v) to repay or repurchase Debt secured by the assets of the Parent or any Restricted Subsidiaries; or

(vi) any combination of the foregoing.

Any Net Cash Proceeds from Asset Sales that are not applied, invested or subject to an offer to repurchase as provided in the preceding paragraph of this covenant will constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds with respect to a series of Notes exceeds $50.0 million, the Issuer will, within 30 days, make an Offer to Purchase to all Holders of such Notes (an “Asset Sale Offer”), and to all holders of other Debt containing provisions similar to those set forth in the applicable Indenture with respect to assets sales, to purchase the maximum aggregate principal amount of such Notes and such other Debt that may be purchased out of the Excess Proceeds. The offer price for the Notes of such series in any Offer to Purchase will be equal to 100% of the principal amount plus accrued and unpaid interest to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Offer to Purchase in respect of such Notes, the Issuer may use those funds for any purpose not otherwise prohibited by the applicable Indenture and they will no longer constitute Excess Proceeds. If the aggregate principal amount of Notes of such series and other Debt tendered into such Offer to Purchase exceeds the amount of Excess Proceeds, the Excess Proceeds will be allocated between such Notes and such other Debt based on the principal amount (or accreted value, if applicable) of such Notes and such other Debt tendered and the Trustee will select the Notes of such series to be purchased on a pro rata basis among all such Notes tendered (subject to DTC procedures). Upon completion of each Offer to Purchase, the amount of Excess Proceeds will be reset at zero.

The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of any Notes as a result of an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale Offer provisions of the Notes, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Asset Sale Offer provisions of the Notes by virtue of such conflict.

Future guarantors

After the Issue Date, the Parent will cause each Restricted Subsidiary of the Parent (other than the Issuer) that guarantees (i) the Credit Agreement or (ii) any Material Capital Markets Debt issued by the Parent, the Issuer or any Subsidiary Guarantor to, within 45 days of the incurrence of such guarantee, execute and deliver to the Trustee a supplemental indenture to the applicable Indenture pursuant to which such Restricted Subsidiary will guarantee payment of the applicable series of Notes on the same terms and conditions as those set forth in the applicable Indenture.

The Guarantee of a Subsidiary Guarantor will be automatically released:

(a) upon the sale or other disposition (including by way of a consolidation or merger) of such Subsidiary Guarantor;

(b) upon the sale or disposition of all or substantially all assets of such Subsidiary Guarantor;

(c) at such time as such Subsidiary Guarantor no longer guarantees any (i) Credit Agreement or (ii) Material Capital Markets Debt of the Parent;

(d) upon defeasance of the Notes, as provided under “—Satisfaction and discharge of the indentures; defeasance;”

(e) at such time as such Subsidiary Guarantor is no longer a Restricted Subsidiary; or

(f) as described under “—Amendment, supplement and waiver,”

in the case of clause (a) or (b), other than to the Parent or a Restricted Subsidiary of the Parent and as permitted by the Indentures.

Provision of financial information

Whether or not required by the SEC, so long as any Notes are outstanding, the Parent will furnish to the Holders, or file electronically with the SEC through the SEC’s Electronic Data Gathering, Analysis and Retrieval System (or any successor system), within the time periods specified in the SEC’s rules and regulations:

(1) all quarterly and annual financial information that would be required to be contained in a filing by the Parent with the SEC on Forms 10-Q and 10-K if the Parent were required to file such Forms, including a “Management’s discussion and analysis of financial condition and results of operations” and, with respect to the annual information only, a report on the annual financial statements by the Parent’s certified independent accountants; and

(2) all current reports that would be required to be filed by the Parent with the SEC on Form 8-K if the Parent were required to file such reports.

In addition, whether or not required by the SEC, the Parent will file a copy of all of the information and reports referred to in clauses (1) and (2) above with the SEC for public availability within the time periods specified in the SEC’s rules and regulations (unless the SEC will not accept such a filing) and make such information available to prospective investors. In addition, the Parent has agreed that, for so long as any Notes remain outstanding, it will furnish to the Holders of such Notes and to prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Consolidation, merger, conveyance, transfer or lease

The Indenture with respect to each series of Notes provides that the Issuer will not merge or consolidate with any other Person or sell or convey all or substantially all of its assets to any Person, unless:

(1) the successor Person (if other than the Issuer) (the “Successor Issuer”) shall be a corporation organized under the laws of the United States or any state thereof and shall expressly assume (a) the due and punctual payment of the principal of and premium, if any, and interest on all the Notes of such series, according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions under the applicable Indenture to be performed or observed by the Issuer, by supplemental indenture satisfactory in form to the Trustee, executed and delivered to the Trustee by such Person and (b) all obligations of the Issuer under the Registration Rights Agreement, by a written instrument satisfactory in form to the parties thereto, executed and delivered to such parties by such Person;

(2) the Successor Issuer shall not, immediately after such merger or consolidation, or such sale or conveyance, be in default in the performance of any such covenant or condition;

(3) the Parent and each Subsidiary Guarantor (unless the Parent or such Subsidiary Guarantor is the other party to the transactions described above, in which case the preceding clause (1) shall apply) shall have by supplemental indenture confirmed that the applicable Guarantee shall apply to such Successor Issuer’s obligations under the applicable Indenture and the Notes of such series and shall have by written agreement confirmed that its obligations under the Registration Rights Agreement shall continue to be in effect; and

(4) the Issuer shall have provided the Trustee with an Opinion of Counsel and Officers’ Certificate confirming compliance with the applicable Indenture.

Subject to certain limitations, the Successor Issuer will succeed to, and be substituted for, the Issuer under the applicable Indenture, the Notes of such series and the Registration Rights Agreement.

The Indenture with respect to each series of Notes provides that the Parent will not merge or consolidate with any other Person or sell or convey all or substantially all of its assets to any Person, unless:

(1) the successor Person (if other than the Parent) (the “Successor Guarantor”) shall be a corporation organized under the laws of the United States or any state thereof and shall expressly assume by supplemental indenture satisfactory in form to the Trustee, executed and delivered to the Trustee by such Person all the obligations of the Parent under the applicable Guarantee, such Indenture and the Registration Rights Agreement;

(2) the Successor Guarantor shall not, immediately after such merger or consolidation, or such sale or conveyance, be in default in the performance of any such covenant or condition; and

(3) the Successor Guarantor shall have provided the Trustee with an Opinion of Counsel and Officers’ Certificate confirming compliance with such Indenture.

The Indenture with respect to each series of Notes provides that the Parent will not permit any Subsidiary Guarantor to merge or consolidate with any other Person or sell or convey all or substantially all of its assets to any Person, unless:

(1) (A) the successor Person (if other than the Parent, the Issuer or such Subsidiary Guarantor) (the “Successor Subsidiary Guarantor”) shall expressly assume by supplemental indenture satisfactory in form to the Trustee, executed and delivered to the Trustee by such Person all the obligations of such Subsidiary Guarantor under the applicable Guarantee and such Indenture;

(B) the Successor Subsidiary Guarantor shall not, immediately after such merger or consolidation, or such sale or conveyance, be in default in the performance of any such covenant or condition; and

(C) the Successor Subsidiary Guarantor shall have provided the Trustee with an Opinion of Counsel and Officers’ Certificate confirming compliance with such Indenture; or

(2) the merger, consolidation, sale or conveyance complies with the covenant described under “—Limitation on asset sales.”

Notwithstanding the foregoing, this covenant shall not apply to any transactions contemplated by the Separation Agreement or by the Merger Agreement.

Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve “all or substantially all” of the property or assets of a Person.

Upon any merger, consolidation or sale or conveyance of all or substantially all of the assets of the Parent, any Subsidiary Guarantor or the Issuer, as the case may be, in accordance with this covenant, the Parent, such Subsidiary Guarantor or the Issuer, as the case may be, will be released from its obligations under the Indentures, the Notes, the Guarantees and the Registration Rights Agreement, as applicable, and the Successor Issuer, the Successor Guarantor or the Successor Subsidiary Guarantor, as the case may be, will succeed to, and be substituted for, and may exercise every right and power of, the Parent, such Subsidiary Guarantor or the Issuer, as the case may be, under the Indentures, the Notes, the Registration Rights Agreement and the Guarantees, as applicable.

Effectiveness of covenants

Following the first day (such date, the “Termination Date”) (a) the Notes of a series have a rating of Investment Grade from both S&P and Moody’s and (b) no Default has occurred and is continuing under the applicable Indenture, the Parent and its Restricted Subsidiaries will no longer be subject to the provisions of the applicable Indenture summarized under the headings above:

•	“—Limitation on restricted payments,”

•	“—Limitation on debt,”

•	“—Limitation on asset sales” and

•	“—Future guarantors.”

In the event that the applicable Notes’ credit rating is downgraded from Investment Grade by any Rating Agency, such covenants will not thereafter be reinstated. Promptly following the Termination Date, the Issuer will provide an Officers’ Certificate to the Trustee regarding such occurrence. The Trustee shall have no obligation to independently determine or verify if a Termination Date has occurred or notify the Holders of the Termination Date. The Trustee may provide a copy of such Officers’ Certificate to any Holder upon request. There can be no assurance that the Notes will ever achieve an Investment Grade rating.

Events of default

Each of the following is an “Event of Default” with respect to a series of Notes:

(1) default in the payment in respect of the principal of, or premium, if any, on, any Note of such series when due and payable (whether at Stated Maturity or upon repurchase, acceleration, optional redemption or otherwise);

(2) default in the payment of any interest or Additional Interest (as required by the Registration Rights Agreement) upon any Note of such series when it becomes due and payable, and continuance of such default for a period of 30 days;

(3) default in the performance, or breach, of any covenant or agreement of the Parent or any Restricted Subsidiary in the applicable Indenture (other than a covenant or agreement a default in which performance or which breach is specifically dealt with in clauses (1) or (2) above), and continuance of such default or breach for a period of 60 days after written notice thereof has been given to the Issuer by the Trustee or to the Issuer and the Trustee by the Holders of at least 25% in aggregate principal amount of the outstanding Notes of such series (provided that, and without limiting the foregoing in this clause (3), in the case of a default or breach of any covenant or agreement described under “—Certain covenants—Provision of financial information,” no Event of Default shall occur (and any such default or breach shall be deemed to not have occurred for all purposes under the applicable Indenture) with respect to any failure to furnish or file any information or report required thereunder if the Parent files or furnishes such information or report within 120 days after the Parent was required (or would have been required) to file the same pursuant to the SEC’s rules and regulations);

(4) the applicable Guarantee ceases to be in full force and effect (except as contemplated by the terms of the applicable Indenture) or is declared null and void in a judicial proceeding or the Parent or a Subsidiary Guarantor, as applicable, denies in writing or disaffirms in writing its obligations under the applicable Indenture or Guarantee, other than by reason of the termination of such Indenture or the release of such Guarantee in accordance with the terms of such Indenture; or

(5) certain events of bankruptcy, insolvency or reorganization affecting the Parent, the Issuer or any Significant Subsidiary.

A Default or Event of Default with respect to a series of Notes will not necessarily constitute a Default or Event of Default with respect to the other series of Notes.

If an Event of Default for any series of Notes (other than an Event of Default specified in clause (5) above with respect to the Parent or the Issuer) occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in aggregate principal amount of the outstanding Notes of the affected series may declare the principal of, premium, if any, and accrued and unpaid interest on the Notes of such series to be due and payable immediately by a notice in writing to the Issuer (and to the Trustee if given by such Holders); provided, however, that after such acceleration, but before a judgment or decree based on acceleration, the Holders of a majority in aggregate principal amount of the outstanding Notes of such series may rescind and annul such acceleration if all Events of Default, other than the nonpayment of accelerated principal of, premium, if any, or accrued and unpaid interest on the Notes of such series, have been cured or waived as provided in the applicable Indenture.

If an Event of Default for any series of Notes specified in clause (5) above occurs with respect to the Parent or the Issuer, the principal of, premium, if any, and accrued and unpaid interest on the Notes of such series then outstanding shall ipso facto become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder of such Notes. For further information as to waiver of defaults, see “—Amendment, supplement and waiver.” The Trustee may withhold from Holders of a series notice of any Default (except any Default in the payment of principal of, premium, if any, or interest on the Notes of such series) if the Trustee determines that withholding notice is in the interests of such Holders to do so.

No Holder will have any right to institute any proceeding with respect to either Indenture or for any remedy thereunder, unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default with respect to a series of Notes and unless also the Holders of at least 25% in aggregate principal amount of the outstanding Notes of such series shall have made written request to the Trustee, and provided security and indemnity satisfactory to the Trustee, to institute such proceeding as Trustee, and the Trustee shall not have received from the Holders of a majority in aggregate principal amount of the outstanding Notes of such series a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days. Such limitations do not apply, however, to a suit instituted by a Holder directly (as opposed to through the Trustee) for enforcement of payment of the principal of (and premium, if any) or interest on such Note on or after the respective due dates expressed in such Note.

The Issuer is required to furnish to the Trustee annually a statement as to the performance of certain obligations under the Indentures and as to any default in such performance. The Issuer also is required to notify the Trustee if it becomes aware of the occurrence of any Default and the steps to cure such Default.

Amendment, supplement and waiver

Without the consent of any Holders, the Parent, the Issuer and the Trustee, at any time and from time to time, may amend or supplement either Indenture for any of the following purposes:

(1) to evidence the succession of another Person to the Parent, the Issuer or a Subsidiary Guarantor and the assumption by any such successor of the covenants of the Parent, the Issuer or such Subsidiary Guarantor, as applicable, under such Indenture, the related Notes and the Guarantees thereof;

(2) to add to the covenants of the Parent, the Issuer and the Subsidiary Guarantors for the benefit of the applicable Holders, or to surrender any right or power herein conferred upon the Parent, the Issuer and the Subsidiary Guarantors;

(3) to add additional Events of Default;

(4) to provide for uncertificated Notes of the relevant series in addition to or in place of the certificated Notes;

(5) to evidence and provide for the acceptance of appointment under such Indenture by a successor Trustee;

(6) to provide for or confirm the issuance of Additional Notes of a series in accordance with the terms of such Indenture;

(7) to add a Subsidiary Guarantor in accordance with such Indenture or release (a) the Parent in accordance with the “Consolidation, merger, conveyance, transfer or lease” provisions of such Indenture or (b) a Subsidiary Guarantor from its Guarantee when permitted by the terms of such Indenture;

(8) to cure any ambiguity, defect, omission, mistake or inconsistency;

(9) to make any other provisions with respect to matters or questions arising under such Indenture; provided, however, that such actions pursuant to this clause (9) shall not adversely affect the interests of the Holders of the relevant series in any material respect, as determined in good faith by the Board of Directors of the Parent;

(10) to provide for the issuance of a series of Exchange Notes, which shall be treated, together with any outstanding Notes of such series, as a single class of securities;

(11) to conform the text of such Indenture or the related Notes to any provision of the “Description of notes” section of the offering memorandum dated September 25, 2015 related to the offer and sale of the Original Notes to the extent that the Trustee has received an Officers’ Certificate stating that such text constitutes an unintended conflict with the description of the corresponding provision in such “Description of notes;” or

(12) to effect or maintain the qualification of such Indenture under the Trust Indenture Act.

With the consent of the Holders of not less than a majority in aggregate principal amount of the outstanding Notes of each series that would be affected by such amendment or supplement, the Parent, the Issuer and the Trustee may amend or supplement the applicable Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Indenture applicable to the Notes of such series or the related Guarantee, or of the Notes of such series or the related Guarantee, or of modifying in any manner the rights of the Holders of such series under such Indenture, including the definitions therein; provided, however, that no such amendment or supplement shall, without the consent of the Holder of each outstanding Note affected thereby:

(1) change the Stated Maturity of any Note or of any installment of interest on any Note, or reduce the amount payable in respect of the principal thereof or the rate of interest thereon or any premium payable thereon, or reduce the amount that would be due and payable on acceleration of the maturity thereof, or change the place of payment where, or the coin or currency in which, any Note or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof, or change the date on which any Notes may be subject to redemption or reduce the redemption price therefor;

(2) reduce the percentage in aggregate principal amount of the outstanding Notes of a series, the consent of whose Holders is required for any such amendment or supplement, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of the applicable Indenture or certain defaults thereunder and their consequences) provided for in the applicable Indenture;

(3) modify the obligations of the Issuer to make offers to purchase upon a Change of Control if such modification was done after the occurrence of the related Change of Control;

(4) modify or change any provision of such Indenture affecting the ranking of the applicable Notes in a manner adverse to the applicable Holders; or

(5) modify any of the provisions of this paragraph or provisions relating to waiver of defaults or certain covenants, except to increase any such percentage required for such actions or to provide that certain other provisions of such Indenture cannot be modified or waived without the consent of the Holder of each outstanding Note issued thereunder that is affected thereby.

The Holders of not less than a majority in aggregate principal amount of the outstanding Notes of a series may on behalf of the Holders of all the Notes of such series waive any past default under the applicable Indenture and its consequences, except a default:

(1) in any payment in respect of the principal of (or premium, if any) or interest on any Notes of such series (including any Note which is required to have been purchased pursuant to a Change of Control which has been made by the Issuer); or

(2) in respect of a covenant or provision hereof which under such Indenture cannot be modified or amended without the consent of the Holder of each outstanding Note issued thereunder that is affected.

The consent of the Holders is not necessary under the Indentures to approve the particular form of any proposed amendment, supplement or waiver. It is sufficient if such consent approves the substance of the proposed amendment or supplement. A consent to any amendment, supplement or waiver under the Indentures by any Holder given in connection with a tender of such Holder’s Notes will not be rendered invalid by such tender.

An amendment, supplement or waiver of a provision applicable to one series of Notes will not affect the rights of holders of the other series of Notes.

Satisfaction and discharge of the indentures; defeasance

The Issuer, the Parent and the Subsidiary Guarantors may terminate their respective obligations under the applicable Indenture with respect to the series of Notes issued thereunder when either:

(1) all Notes of such series theretofore authenticated and delivered have been delivered to the Trustee for cancellation; or

(2)	(a) all such Notes not theretofore delivered to the Trustee for cancellation have become due and payable or will become due and payable within one year or are to be called for redemption within one year (a “Discharge”) under irrevocable arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer, and the Issuer has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire indebtedness on the Notes of such series, not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and accrued interest to the Stated Maturity or date fixed for redemption;

(b) the Issuer, the Parent or the applicable Subsidiary Guarantor has paid or caused to be paid all other sums then due and payable under such Indenture by the Issuer with respect to the Notes of such series;

(c) the deposit will not result in a breach or violation of, or constitute a default under, any instrument (other than such Indenture) to which the Issuer, the Parent or any Subsidiary Guarantor is a party or by which the Issuer, the Parent or the applicable Subsidiary Guarantor is bound;

(d) the Issuer has delivered irrevocable instructions to the Trustee under the applicable Indenture to apply the deposited money toward the payment of the Notes of such series at maturity or on the redemption date, as the case may be; and

(e) the Issuer has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel each stating that all conditions precedent under such Indenture relating to the Discharge have been complied with.

The Issuer may elect, at its option, to have the obligations of the Issuer, the Parent and the Subsidiary Guarantors discharged with respect to the outstanding Notes of any series (“defeasance”). Such defeasance means that the Issuer will be deemed to have paid and discharged the entire indebtedness represented by the outstanding Notes of such series, except for:

(1) the rights of Holders of such Notes to receive payments in respect of the principal of and premium, if any, and interest on such Notes when payments are due;

(2) the Issuer’s obligations with respect to such Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3) the rights, powers, trusts, duties and immunities of the Trustee;

(4) the Issuer’s right of optional redemption; and

(5) the defeasance provisions of the applicable Indenture.

In addition, the Issuer may elect, at its option, to have the obligations of the Issuer, the Parent and the Subsidiary Guarantors released with respect to certain covenants applicable to a series of Notes, including, without limitation, the Issuer’s obligation to make offers to purchase in connection with any Change of Control, in the applicable Indenture (“covenant defeasance”) and any omission to comply with such obligations shall not constitute a Default or an Event of Default with respect to such Notes. In the event covenant defeasance occurs, clauses (3), (4) and (5) (solely with respect to the Parent or any Significant Subsidiary) described under “Events of default” will no longer constitute an Event of Default with respect to the Notes of such series.

In order to exercise either defeasance or covenant defeasance with respect to outstanding Notes of any series:

(1) the Issuer must irrevocably have deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to the benefit of the Holders of such Notes: (A) money in an amount, (B) U.S. government obligations, which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than the due date of any payment, money in an amount or (C) a combination thereof, in each case sufficient without reinvestment, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee to pay and discharge, the entire indebtedness in respect of the principal of and premium, if any, and interest on such Notes on the Stated Maturity thereof or (if the Issuer has made irrevocable arrangements satisfactory to the Trustee for the giving of notice of redemption in the name and at the expense of the Issuer) the redemption date thereof, as the case may be, in accordance with the terms of the applicable Indenture and such Notes;

(2) in the case of defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel stating that (A) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of the applicable Indenture, there has been a change in the applicable United States federal income tax law, in either case (A) or (B) to the effect that, and based thereon such opinion shall confirm that, the Holders of such Notes will not recognize gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge to be effected with respect to such Notes and will be subject to United States federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit, defeasance and discharge were not to occur;

(3) in the case of covenant defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of such outstanding Notes will not recognize gain or loss for United States federal income tax purposes as a result of the deposit and covenant defeasance to be effected with respect to such Notes and will be subject to federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit and covenant defeasance were not to occur;

(4) no Default with respect to the outstanding Notes of such series shall have occurred and be continuing at the time of such deposit after giving effect thereto (other than a Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien to secure such borrowing);

(5) such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or material instrument (other than the applicable Indenture) to which the Parent, the Issuer or any Subsidiary Guarantor is a party or by which the Parent, the Issuer or any Subsidiary Guarantor is bound; and

(6) the Issuer shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent with respect to such defeasance or covenant defeasance have been complied with.

Notwithstanding the foregoing, the Opinion of Counsel required by clause (2) or (3) above with respect to a defeasance or covenant defeasance need not to be delivered if all Notes of such series not theretofore delivered to the Trustee for cancellation (x) have become due and payable or (y) will become due and payable at Stated Maturity within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer.

Concerning the Trustee

U.S. Bank National Association is the Trustee under the Indentures and has been appointed by the Issuer as registrar and paying agent with regard to the Notes.

If the Trustee becomes a creditor of the Issuer or the Parent, each Indenture limits the right of the Trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as Trustee (if the applicable Indenture has been qualified under the Trust Indenture Act) or resign.

The Holders of a majority in principal amount of the outstanding Notes of a series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee with respect to the Notes of such series or exercising any trust or power conferred on the Trustee with respect to such Notes, subject to certain exceptions. Except during the continuance of an Event of Default, the Trustee will perform only such duties as are specifically set forth in the applicable Indenture. During the continuance of an Event of Default that has not been cured or waived, the Trustee will exercise such of the rights and powers vested in it by the applicable Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs. Subject to such provisions, the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by the applicable Indenture with respect to the Notes of a series at the request or direction of any of the holders of the Notes of a series pursuant to the applicable Indenture, unless such holders shall have provided to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

Notices

Notwithstanding any other provision of the Indentures or any Note, where the Indentures or any Note provide for notice of any event (including any notice of redemption) to any Holder of an interest in a global Note (whether by mail or otherwise), such notice shall be sufficiently given if given to DTC or any other applicable depositary for such Note (or its designee) in accordance with the applicable procedures of DTC or such depositary.

No personal liability of stockholders, partners, officers or directors

No past, present or future director, officer, employee, incorporator, member, partner or stockholder of the Issuer or the Parent, as such, shall have any liability for any obligations of the Issuer or the Parent (other than the Issuer in respect of the Notes and the Parent and the Subsidiary Guarantors in respect of the Guarantees) under the Notes, the Guarantees or the Indentures or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

Governing law

The Indentures, the Notes and the Guarantees are governed by, and will be construed in accordance with, the laws of the State of New York.

Certain definitions

Set forth below is a summary of certain of the defined terms used in the Indentures. Reference is made to the Indentures for the full definition of all such terms, as well as any capitalized term used herein for which no definition is provided.

“Acquired Debt” means Debt (1) of a Person (including an Unrestricted Subsidiary) existing at the time such Person becomes a Restricted Subsidiary, or is merged with or into the Parent or a Restricted Subsidiary, or (2) assumed in connection with the acquisition of assets from such Person. Acquired Debt shall be deemed to have been incurred, with respect to clause (1) of the preceding sentence, on the date such Person becomes a Restricted Subsidiary and, with respect to clause (2) of the preceding sentence, on the date of consummation of such acquisition of assets.

“Additional Interest” means, with respect to a series of Notes, any additional interest payable under the terms of the Registration Rights Agreement as a consequence of the failure to effectuate in a timely manner the exchange offer and/or shelf registration procedures set forth in the Registration Rights Agreement, as and to the extent provided for therein.

“Asset Acquisition” means:

(a) an Investment by the Parent or any Restricted Subsidiary in any other Person pursuant to which such Person shall become a Restricted Subsidiary, or shall be merged with or into the Parent or any Restricted Subsidiary; or

(b) the acquisition by the Parent or any Restricted Subsidiary of the assets of any Person which constitute all or substantially all of the assets of such Person, any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business and consistent with past practices.

“Asset Sale” means any transfer, conveyance, sale, lease or other disposition (including, without limitation, dispositions pursuant to any consolidation or merger) by the Parent or any of its Restricted Subsidiaries to any Person in any single transaction or series of transactions of:

(i) Capital Stock in another Person (other than directors’ qualifying shares or shares or interests required to be held by foreign nationals pursuant to local law); or

(ii) any other property or assets (other than in the normal course of business, including any sale or other disposition of obsolete or permanently retired equipment);

provided, however, that the term “Asset Sale” shall exclude:

(a) any asset disposition permitted by the provisions described under “Consolidation, merger, conveyance, transfer or lease” that constitutes a disposition of all or substantially all of the assets of the Parent and its Restricted Subsidiaries taken as a whole;

(b) any transfer, conveyance, sale, lease or other disposition of property or assets, the gross proceeds of which (exclusive of indemnities) do not exceed $25.0 million in any one or related series of transactions;

(c) sales or other dispositions of cash or Eligible Cash Equivalents;

(d) sales of interests in Unrestricted Subsidiaries;

(e) the sale and lease-back of any assets within 90 days of the acquisition thereof; provided that any assets acquired in the Transactions shall be deemed to have been acquired on the Issue Date;

(f) the disposition of assets that, in the good faith judgment of the Parent, are no longer used or useful in the business of such entity;

(g) a Restricted Payment or Investment that is otherwise permitted by the applicable Indenture;

(h) any trade-in of equipment in exchange for other equipment; provided, however that in the good faith judgment of the Parent, the Parent or such Restricted Subsidiary receives equipment having a fair market value equal to or greater than the equipment being traded in;

(i) the creation of a Lien (but not the sale or other disposition of the property subject to such Lien);

(j) leases or subleases in the ordinary course of business to third persons not interfering in any material respect with the business of the Parent or any of its Restricted Subsidiaries and otherwise in accordance with the provisions of the applicable Indenture;

(k) any disposition by a Restricted Subsidiary to the Parent or by the Parent or a Restricted Subsidiary to a Restricted Subsidiary;

(l) dispositions of accounts receivable in connection with the collection or compromise thereof in the ordinary course of business and consistent with past practice;

(m) licensing or sublicensing of intellectual property or other general intangibles in accordance with industry practice in the ordinary course of business;

(n) any transfer of accounts receivable, or a fractional undivided interest therein, by a Receivable Subsidiary in a Qualified Receivables Transaction; or

(o) sales of accounts receivable to a Receivable Subsidiary pursuant to a Qualified Receivables Transaction for the fair market value thereof as determined by the Parent in good faith; including cash or other financial accommodation, such as the provision of letters of credit by such Receivable Subsidiary on behalf of or for the benefit of the transferor of such accounts receivable, in an amount at least equal to 75% of the fair market value thereof as determined by the Parent in good faith (for the purposes of this clause (o), Purchase Money Notes will be deemed to be cash).

For purposes of this definition, any series of related transactions that, if effected as a single transaction, would constitute an Asset Sale, shall be deemed to be a single Asset Sale effected when the last such transaction which is a part thereof is effected.

“Attributable Debt” means, with respect to a series of Notes and as of any particular time, the present value, discounted at a rate per year equal to the weighted average of the interest rate of such Notes, compounded semi-annually, of the obligation of a lessee for rental payments, not including amounts payable by the lessee for maintenance, property taxes and insurance, due during the remaining term of any lease, including any period for which such lease has been extended or may, at the option of the lessor, be extended.

“Average Life” means, as of any date of determination, with respect to any Debt, the quotient obtained by dividing (i) the sum of the products of (x) the number of years from the date of determination to the dates of each successive scheduled principal payment (including any sinking fund or mandatory redemption payment requirements) of such Debt multiplied by (y) the amount of such principal payment by (ii) the sum of all such principal payments.

“Board of Directors” means (i) with respect to the Parent or any Subsidiary, its board of directors or any duly authorized committee thereof; (ii) with respect to a corporation, the board of directors of such corporation or any duly authorized committee thereof; and (iii) with respect to any other entity, the board of directors or similar body of the general partner or managers of such entity or any duly authorized committee thereof.

“Business Day” means each day that is not a Legal Holiday.

“Capital Stock” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing, but excluding any debt securities convertible or exchangeable into such equity.

“Change of Control” means the occurrence of any of the following after the Issue Date:

(i) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the property and assets of the Parent and its Subsidiaries, taken as a whole, to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act), other than the Parent or one of the Parent’s wholly-owned Subsidiaries;

(ii) the adoption of a plan relating to the liquidation or dissolution of the Parent or the Issuer;

(iii) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) becomes the beneficial owner, directly or indirectly, of more than 50% of the Parent’s Voting Stock, measured by voting power rather than number of shares;

(iv) the merger or consolidation of the Parent with or into another Person or the merger of another Person with or into the Parent or the merger of any Person with or into a Subsidiary of the Parent, unless the holders of a majority of the aggregate voting power of the Voting Stock of the Parent, immediately prior to such transaction, hold securities of the surviving or transferee Person that represent, immediately after such transaction, at least a majority of the aggregate voting power of the Voting Stock of the surviving or transferee Person;

(v) the Parent ceases to own, directly or indirectly, 100% of all outstanding equity interests of the Issuer (except as a result of the merger of the Issuer with and into the Parent); or

(vi) for so long as any of the Existing Notes remain outstanding, the first day on which a majority of the members of the Parent’s Board of Directors are not Continuing Directors.

Notwithstanding the foregoing, a transaction effected to create a holding company for the Parent will not be deemed to involve a Change of Control if (a) pursuant to such transaction the Parent becomes a wholly-owned Subsidiary of such holding company and (b) the holders of the Voting Stock of such holding company immediately following such transaction are the same as the holders of the Parent’s Voting Stock immediately prior to such transaction.

“Consolidated Cost Savings” means, for any period, those synergies, operating expense reductions and cost-savings of the Parent and its Restricted Subsidiaries that are reasonably identifiable, factually supportable and projected by the Parent in good faith to be realized following the Issue Date as a result of restructurings, reorganizations, divestitures, cost savings initiatives, production rationalizations and other similar initiatives

(collectively, “Initiatives”) (calculated on a pro forma basis as if such synergies, operating expense reductions and cost-savings had been realized on the first day of such period, and net of the amount of actual benefits realized during such period from such Initiatives to the extent already included in Consolidated Net Income for such period); provided that (i) no synergies, operating expense reductions or cost-savings shall be added to Consolidated EBITDA pursuant to clause (e) thereof to the extent duplicative of any expenses or charges otherwise added to (or excluded from) Consolidated EBITDA, whether through a pro forma adjustment or otherwise, for such period and (ii) projected amounts (and not yet realized) (x) may be added (the date on which such amounts are added, the “Initiative Commencement Date”) once actions in respect of such Initiative have been taken or are expected to be taken (in the good faith determination of the Parent) within 12 months and (y) may no longer be added back in calculating Consolidated EBITDA pursuant to clause (e) thereof to the extent occurring more than six full fiscal quarters after the Initiative Commencement Date.

“Consolidated Debt Ratio” means, as of any date of determination, the ratio of (1) the aggregate amount of Debt of the Parent and its Restricted Subsidiaries then outstanding as of such date of determination to (2) Consolidated EBITDA for the most recent four consecutive fiscal quarters for which internal financial statements of the Parent are available, in each case with pro forma and other adjustments to each of Debt and Consolidated EBITDA to reflect any incurrences or repayments of Debt and any acquisitions or dispositions of businesses or assets since the beginning of such four consecutive fiscal quarter period (which pro forma and other adjustments will be determined in good faith by a responsible financial or accounting officer of the Parent and shall not be required to be made in accordance with Regulation S-X promulgated by the SEC).

“Consolidated EBITDA” means, for any period, Consolidated Net Income for such period (adjusted to exclude all extraordinary or unusual items and any gains or losses on sales of assets outside the ordinary course of business) plus, without duplication and (except with respect to synergies included in Consolidated Cost Savings) to the extent deducted in calculating such Consolidated Net Income for such period, the sum of (a) income tax expense, (b) interest expense, amortization or writeoff of debt discount with respect to Debt, (c) depreciation and amortization expense, (d) amortization of intangibles (including, but not limited to, goodwill) and organization costs, (e) Consolidated Cost Savings; provided that with respect to any period, the aggregate amount added back in the calculation of Consolidated EBITDA for such period pursuant to this clause (e) and clause (f) below shall not exceed 20% of Consolidated EBITDA (in each case calculated prior to giving effect to any add-backs pursuant to this clause (e) and clause (f) below), (f) costs and expenses incurred in connection with the implementation of Initiatives; provided that with respect to any period, the aggregate amount added back in the calculation of Consolidated EBITDA for such period pursuant to this clause (f) and clause (e) above shall not exceed 20% of Consolidated EBITDA (in each case calculated prior to giving effect to any add-backs pursuant to this clause (f) and clause (e) above), (g) the sum (without duplication) of all non-recurring fees, costs and expenses incurred by the Parent and its Restricted Subsidiaries, whether before, on or within six months after the Merger Closing Date, in connection with the Transactions during such period; provided that the aggregate amount added back in the calculation of Consolidated EBITDA pursuant to this clause (g) shall not exceed $100,000,000, (h) all payments triggered in respect of the Parent’s non-qualified deferred compensation and post-retirement benefit plans in connection with the Transactions during such period, (i) any other non-cash charges and (j) adjustments and add-backs of the nature set forth in the offering memorandum dated September 25, 2015 related to the offer and sale of the Original Notes, minus, (x) any cash payments made during such period in respect of items described in clause (i) above subsequent to the fiscal quarter in which the relevant non-cash charge was reflected as a charge in the statement of Consolidated Net Income and (y) to the extent included in calculating such Consolidated Net Income for such period, any non-cash income (other than amounts accrued in the ordinary course of business under accrual-based revenue recognition procedures in accordance with GAAP).

“Consolidated Fixed Charge Coverage Ratio” means, with respect to any Person, the ratio of Consolidated EBITDA of such Person during the four full fiscal quarters for which financial statements are available (the “Four Quarter Period”) ending prior to the date of the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (the “Transaction Date”) to Consolidated Fixed Charges of such

Person for the Four Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, “Consolidated EBITDA” and “Consolidated Fixed Charges” shall be calculated after giving effect on a pro forma basis for the period of such calculation to:

(i) the incurrence of any Debt of such Person or any of its Restricted Subsidiaries (and the application of the proceeds thereof) and the repayment of other Debt, other than the incurrence or repayment of Debt in the ordinary course of business for working capital purposes pursuant to working capital facilities, occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period; and

(ii) any Asset Sales or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such Person or one of its Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Debt and also including any Consolidated EBITDA attributable to the assets which are the subject of the Asset Acquisition) occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such Asset Sale or Asset Acquisition (including the incurrence, assumption or liability for any such Acquired Debt) occurred on the first day of the Four Quarter Period.

For purposes of this definition, pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Parent and shall not be required to be made in accordance with Regulation S-X promulgated under the Securities Act, and such pro forma calculations may also include operating expense reductions for such period resulting from the Asset Sale or Asset Acquisition (as determined in good faith by senior management of the Parent) for which pro forma effect is being given (A) that have been realized or (B) for which steps have been taken or are reasonably expected to be taken within six months of the date of such transaction and are supportable and quantifiable and, in each case, including, but not limited to (a) reduction in personnel expenses, (b) reduction of costs related to administrative functions, (c) reduction of costs related to leased or owned properties and (d) reductions from the consolidation of operations and streamlining of corporate overhead.

Furthermore, in calculating “Consolidated Fixed Charges” for purposes of determining the denominator (but not the numerator) of this “Consolidated Fixed Charge Coverage Ratio”:

(i) interest on outstanding Debt determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Debt in effect on the Transaction Date;

(ii) if interest on any Debt actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Four Quarter Period; and

(iii) notwithstanding clause (i) or (ii) above, interest on Debt determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Hedging Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

“Consolidated Fixed Charges” means, with respect to any Person for any period, the sum of, without duplication, the amounts for such period of:

(i) Consolidated Interest Expense; and

(ii) the product of (a) all dividends and other distributions accrued during such period in respect of Redeemable Capital Interests and preferred stock of such Person and its Restricted Subsidiaries (other than dividends paid in Qualified Capital Interests), times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal.

“Consolidated Interest Expense” means, with respect to any Person for any period, without duplication, the sum of:

(i) the total interest expense of such Person and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP, including, without limitation:

(a) any amortization of debt discount;

(b) the net cost under any Hedging Obligation or Swap Contract in respect of interest rate protection (including any amortization of discounts);

(c) the interest portion of any deferred payment obligation;

(d) all commissions, discounts and other fees and charges owed with respect to financing activities or similar activities; and

(e) all accrued interest;

(ii) the interest component of capital lease obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Restricted Subsidiaries during such period determined on a consolidated basis in accordance with GAAP; and

(iii) all capitalized interest of such Person and its Restricted Subsidiaries for such period; less interest income of such Person and its Restricted Subsidiaries for such period; provided, however, that Consolidated Interest Expense will exclude (I) the amortization or write-off of debt issuance costs and deferred financing fees, commissions, fees and expenses and (II) any expensing of interim loan commitment and other financing fees.

“Consolidated Net Income” means, for any period, the consolidated net income (or loss) of the Parent and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded (a) the income (or deficit) of any Person accrued prior to the date it becomes a Restricted Subsidiary of the Parent or is merged into or consolidated with the Parent or any of its Restricted Subsidiaries, (b) the income (or deficit) of any Person (other than a Restricted Subsidiary of the Parent) in which the Parent or any of its Restricted Subsidiaries has an ownership interest, except to the extent that any such income is actually received by the Parent or such Subsidiary in the form of dividends or similar distributions and (c) solely for the purposes of the covenant described under “—Certain covenants—Limitation on restricted payments,” the undistributed earnings of any Restricted Subsidiary of the Parent to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary is not at the time permitted by the terms of any contractual obligation or any law applicable to such Restricted Subsidiary.

“Consolidated Net Tangible Assets” means the total amount of the Parent’s consolidated assets after deducting therefrom (i) all current liabilities, excluding any thereof which are by their terms extendible or renewable at the option of the obligor thereon to a time more than 12 months after the time as of which the amount thereof is being computed and (ii) unamortized Debt discount and expense, goodwill, trademarks, brand names, patents and other intangible assets, all as shown on the Parent’s latest audited consolidated financial statements at the time of the determination.

“Continuing Director” means, as of any date of determination, any member of the Parent’s Board of Directors who (i) was a member of such Board of Directors on the first date that any of the Notes were issued or (ii) was nominated for election or elected to the Parent’s Board of Directors with the approval (for purposes of the Notes) of a majority of the Continuing Directors who were members of the Parent’s Board of Directors at the time of such nomination or election.

“Credit Agreement” means the credit agreements, dated as of June 23, 2015 (as amended, supplemented or otherwise modified from time to time), among the Issuer or the Parent, as applicable, the other borrowers party thereto, Wells Fargo Bank, National Association, as administrative agent, and the other agents and lenders named therein, providing for (i) a revolving credit facility, which, upon the consummation of the Merger on the Merger Closing Date, shall provide for borrowings by the Parent and Olin Canada ULC and will be guaranteed by the Issuer and (ii) a term loan facility, which shall provide for borrowings by the Issuer and, upon the consummation of the Merger on the Merger Closing Date, will be guaranteed by the Parent, together with all related notes, letters of credit, guarantees, and any other related agreements and instruments executed and delivered in connection therewith, in each case as amended, modified, supplemented, restated, refinanced, refunded or replaced in whole or in part from time to time including by or pursuant to any agreement or instrument that exchanges, extends, refinances, renews, replaces, substitutes or otherwise restructures the maturity of any indebtedness thereunder, or increases the amount of available borrowings thereunder, or adds Subsidiaries of the Parent as additional borrowers or guarantors thereunder, in each case with respect to such agreement or any successor or replacement agreement and whether by the same or any other agent, lender, group of lenders, purchasers, institutional investors or debt holders.

“Debt” means any notes, bonds, debentures, loans or other similar evidences of indebtedness for money borrowed, issued, assumed or guaranteed by the Parent or any Restricted Subsidiary.

“Debt Facility” means one or more debt facilities (including, without limitation, the Credit Agreement and the Sumitomo Credit Agreement) or commercial paper facilities with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit or issuances of debt securities evidenced by notes, debentures, bonds or similar instruments, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced (including by means of sales of debt securities) in whole or in part from time to time (and whether or not with the original administrative agent, lenders or trustee or another administrative agent or agents, other lenders or trustee and whether provided under the original Credit Agreement and the original Sumitomo Credit Agreement or any other credit or other agreement or indenture).

“Default” means any event that is, or after notice or passage of time, or both, would be, an Event of Default.

“Designated Non-cash Consideration” means the fair market value as determined in good faith by the Parent of non-cash consideration received by the Parent or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officers’ Certificate, setting forth the basis of such valuation less the amount of cash or Eligible Cash Equivalents received in connection with a subsequent sale of or collection on such Designated Non-cash Consideration.

“Eligible Bank” means a bank or trust company that (i) is licensed, chartered or organized and existing under the laws of the United States of America, or any state, territory, province or possession thereof, (ii) as of the time of the making or acquisition of an Investment in such bank or trust company, has combined capital and surplus in excess of $500.0 million and (iii) the senior Debt of which is rated at least “A-2” by Moody’s or at least “A” by S&P.

“Eligible Cash Equivalents” means any of the following Investments: (i) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) maturing not more than one year after the date of acquisition; (ii) time deposits in and certificates of deposit of any Eligible Bank, provided that such Investments have a maturity date not more than two years after date of acquisition and that the Average Life of all such Investments is one year or less from the respective dates of acquisition; (iii) repurchase obligations with a term of not more than 180 days for underlying securities of the types described in clause (i) above entered into with any Eligible Bank; (iv) direct obligations issued by any state of the United States or any political subdivision or public instrumentality thereof, provided that such Investments mature, or are subject to tender at the option of the holder thereof, within 365 days after the date of acquisition and, at the time of acquisition, have a rating of at least A from S&P or A-2 from Moody’s (or an equivalent rating by any other nationally recognized rating agency); (v) commercial paper of any Person other than an affiliate of the Parent and other than structured investment vehicles, provided that such Investments have one of the two highest ratings obtainable from either S&P or Moody’s and mature within 180 days after the date of acquisition; (vi) overnight and demand deposits in and bankers’ acceptances of any Eligible Bank and demand deposits in any bank or trust company to the extent insured by the Federal Deposit Insurance Corporation against the Bank Insurance Fund; (vii) money market funds 95% of the assets of which comprise Investments of the types described in clauses (i) through (vi); and (viii) instruments equivalent to those referred to in clauses (i) through (vi) above or funds equivalent to those referred to in clause (vii) above denominated in U.S. dollars, Euros or any other foreign currency comparable in credit quality and tender to those referred to in such clauses and customarily used by corporations for cash management purposes in jurisdictions outside the United States to the extent reasonably required in connection with any business conducted by any Restricted Subsidiary organized in such jurisdiction, all as determined in good faith by the Parent.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Notes” means, with respect to a series of Notes, notes issued in a registered exchange offer pursuant to the Registration Rights Agreement.

“Excluded Contributions” means the net cash proceeds received by the Parent after the Issue Date from:

(1) contributions to its common equity capital, and

(2) the sale (other than to a Restricted Subsidiary of the Parent or to any the Parent management equity plan or stock option plan or any other management or employee benefit plan or agreement) of Capital Stock (other than Redeemable Capital Interests and preferred stock) of the Parent; provided, however that such net cash proceeds will be designated by the Parent as “Excluded Contributions” in an Officers’ Certificate delivered to the Trustee and the net cash proceeds so designated will be excluded from the calculation set forth in clause (c) of the first paragraph of the “—Limitation on restricted payments” covenant.

“Existing Notes” means the Parent’s (i) 5.50% Senior Notes due 2022 and 6.75% Senior Notes due 2016, (ii) SunBelt Notes due 2012-2017, issued on December 22, 1997 and (iii) Variable-rate 2024 Bonds issued on October 14, 2010, Recovery Zone Bonds issued on December 9, 2010 and Recovery Zone Bonds due 2035 issued on December 27, 2010.

“Foreign Restricted Subsidiary” means any Restricted Subsidiary other than a Restricted Subsidiary incorporated or otherwise organized or existing under the laws of the United States, any state thereof or any territory or possession of the United States.

“GAAP” means generally accepted accounting principles in the United States as in effect as of the Issue Date, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession.

“guarantee” means, as applied to any Debt of another Person, (i) a guarantee (other than by endorsement of negotiable instruments for collection in the normal course of business), direct or indirect, in any manner, of any part or all of such Debt, (ii) any direct or indirect obligation, contingent or otherwise, of a Person guaranteeing or having the effect of guaranteeing the Debt of any other Person in any manner and (iii) an agreement of a Person, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment (or payment of damages in the event of non-payment) of all or any part of such Debt of another Person (and “guaranteed” and “guaranteeing” shall have meanings that correspond to the foregoing).

“Guarantee” means, with respect to a series of Notes, the Guarantee of the Parent or a Subsidiary Guarantor pursuant to the terms of the applicable Indenture.

“Hedging Obligations” of any Person means the obligations of such Person pursuant to any interest rate agreement, currency agreement or commodity agreement.

“Holder” means a Person in whose name a Note is registered in the security register.

“incur” means issue, create, assume, guarantee, incur or otherwise become liable for; provided, however, that any Debt or Capital Stock of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) will be deemed to be incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary; and the terms “incurred” and “incurrence” have meanings correlative to the foregoing.

“interest” with respect to each series of Notes means interest with respect thereto and Additional Interest, if any.

“Investment” by any Person means any direct or indirect loan, advance, guarantee for the benefit of (or other extension of credit) or capital contribution to (by means of any transfer of cash or other property or assets to another Person or any other payments for property or services for the account or use of another Person) another Person, including, without limitation, the following: (i) the purchase or acquisition of any Capital Stock or other evidence of beneficial ownership in another Person; (ii) the purchase, acquisition or guarantee of the Debt of another Person; and (iii) the purchase or acquisition of the business or assets of another Person substantially as an entirety but shall exclude: (a) accounts receivable and other extensions of trade credit in accordance with the Parent’s customary practices; (b) the acquisition of property and assets from suppliers and other vendors in the normal course of business; and (c) prepaid expenses and workers’ compensation, utility, lease and similar deposits, in the normal course of business.

For purposes of “—Certain covenants—Limitation on restricted payments” and the definition of “Unrestricted Subsidiary”:

(1) “Investment” will include the portion (proportionate to the Parent’s equity interest in the Restricted Subsidiary to be designated as an Unrestricted Subsidiary) of the fair market value as determined by the Parent in good faith of the net assets of such Restricted Subsidiary of the Parent at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Parent will be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to (a) the Parent’s “Investment” in such Subsidiary at the time of such redesignation less (b) the portion (proportionate to the Parent’s equity interest in such Subsidiary) of the fair market value as determined by the Parent in good faith of the net assets of such Subsidiary at the time that such Subsidiary is so re-designated as a Restricted Subsidiary; and

(2) any property transferred to or from an Unrestricted Subsidiary will be valued at its fair market value at the time of such transfer, as determined by the Parent in good faith.

“Investment Grade” means, with respect to a series of Notes, a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating categories of Moody’s) and BBB- or better by S&P (or its equivalent under any successor rating categories of S&P) (or, in each case, if such Rating Agency ceases to rate such Notes for reasons outside of the Issuer’s control, the equivalent investment grade credit rating from any Rating Agency selected by the Issuer as a replacement Rating Agency).

“Issue Date” means October 5, 2015 (the date of issuance of the Original Notes).

“Issuer” means Blue Cube Spinco Inc. and its successors.

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions are not required by law, regulation or executive order to be open in the State of New York.

“Lien” means, with respect to any property or other asset, any mortgage, deed of trust, deed to secure debt, pledge, hypothecation, assignment, deposit arrangement, security interest, lien (statutory or otherwise), charge, easement, encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such property or other asset (including, without limitation, any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

“Material Capital Markets Debt” means any Debt consisting of bonds, debentures, notes or other similar debt securities issued in (a) a public offering registered under the Securities Act, (b) a private placement to initial purchasers that is resold to institutional investors in accordance with Rule 144A or Regulation S of the Securities Act or (c) a placement to institutional investors, in each case in aggregate principal amount of $100.0 million or more. The term “Material Capital Markets Debt” shall not include any Debt under commercial bank facilities or similar Debt or any other type of Debt incurred in a manner not customarily viewed as a “securities offering.”

“Merger” means the merger of Blue Cube Acquisition Corp., a wholly-owned subsidiary of the Parent, with and into the Issuer whereby the separate corporate existence of Merger Sub ceased and the Issuer continued as the surviving company and a wholly-owned subsidiary of the Parent.

“Merger Agreement” means the Merger Agreement, dated as of March 26, 2015, among TDCC, the Issuer, the Parent and Merger Sub, as amended or supplemented prior to the Merger Closing Date.

“Merger Closing Date” means the date the Merger was consummated.

“Moody’s” means Moody’s Investors Services, Inc. and any successor to its rating agency business.

“Net Cash Proceeds” means, with respect to Asset Sales of any Person, cash and Eligible Cash Equivalents received, net of: (i) all reasonable out-of-pocket costs and expenses of such Person incurred in connection with such a sale, including, without limitation, all legal, accounting, title and recording tax expenses, commissions and other fees and expenses incurred and all federal, state, foreign and local taxes arising in connection with such an Asset Sale that are paid or required to be accrued as a liability under GAAP by such Person; (ii) all payments made by such Person on any Debt that is secured by such properties or other assets in accordance with the terms of any Lien upon or with respect to such properties or other assets or that must, by the terms of such Lien or such Debt, or in order to obtain a necessary consent to such transaction or by applicable law, be repaid to any other Person (other than the Parent or a Restricted Subsidiary thereof) in connection with such Asset Sale; and (iii) all contractually required distributions and other payments made to minority interest holders in Restricted Subsidiaries of such Person as a result of such transaction; provided, however, that: (a) in the event that any consideration for an Asset Sale (which would otherwise constitute Net Cash Proceeds) is required by (I) contract to be held in escrow pending determination of whether a purchase price adjustment will be made or (II) GAAP to be reserved against other liabilities in connection with such Asset Sale, such consideration (or any portion thereof) shall become Net Cash Proceeds only at such time as it is released to such Person from escrow or otherwise; and (b) any non-cash consideration received in connection with any transaction, which is subsequently converted to cash, shall become Net Cash Proceeds only at such time as it is so converted.

“Non-Guarantor Subsidiary” means any Restricted Subsidiary that is not a Subsidiary Guarantor or the Issuer.

“Offer to Purchase” shall have the meaning set forth in the applicable Indenture.

“Officers’ Certificate” means a certificate signed by two officers of the Issuer.

“Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Parent or the Issuer.

“Permitted Asset Swap” means the concurrent purchase and sale or exchange of properties or assets (other than securities) that are used or useful in a Permitted Business or a combination of such assets and cash or Eligible

Cash Equivalents between the Parent or any of its Restricted Subsidiaries and another Person; provided, however that any cash and Eligible Cash Equivalents must be applied in accordance with the covenant described under “Limitation on asset sales.”

“Permitted Business” means any business similar in nature to any business conducted by the Parent and the Restricted Subsidiaries on the Issue Date and any business reasonably ancillary, incidental, complementary or related to, or a reasonable extension, development or expansion of, the business conducted by the Parent and the Restricted Subsidiaries on the Issue Date, in each case, as determined in good faith by the Parent.

“Permitted Debt” means

(i) Debt incurred by the Issuer, the Parent or any Subsidiary Guarantor pursuant to any Debt Facilities in an aggregate principal amount at any one time outstanding not to exceed (x) $2,880.0 million minus (y) any amount used to permanently repay such obligations (or permanently reduce commitments with respect thereto) pursuant to the “Limitation on asset sales” covenant;

(ii) Debt under the Notes issued on the Issue Date and any Exchange Notes issued in exchange for such Notes;

(iii) Guarantees of the Notes and any Exchange Notes issued in exchange for such Notes;

(iv) Debt of the Parent or any Restricted Subsidiary outstanding on the Issue Date (other than Debt incurred pursuant to clauses (i), (ii) or (iii) above) (including the Existing Notes);

(v) guarantees incurred by the Parent of Debt of a Restricted Subsidiary otherwise permitted to be incurred under the applicable Indenture;

(vi) guarantees by any Restricted Subsidiary of Debt of the Parent or any other Restricted Subsidiary, including guarantees by any Restricted Subsidiary of Debt under the Credit Agreement and the Sumitomo Credit Agreement; provided, however, that (a) such Debt is permitted to be incurred under the applicable Indenture and (b) if the Debt being guaranteed is subordinated in right of payment to the Notes, such guarantees are subordinated to the Notes to the same extent, if any, as the Debt being guaranteed;

(vii) Debt incurred in respect of workers’ compensation claims and self-insurance obligations, and, for the avoidance of doubt, indemnity, bid, performance, warranty, release, appeal, surety and similar bonds, letters of credit for operating purposes and completion guarantees provided or incurred (including guarantees thereof) by the Parent or a Restricted Subsidiary in the ordinary course of business;

(viii) Debt under Swap Contracts and Hedging Obligations incurred in the ordinary course of business and not for speculative purposes;

(ix) Debt owed by the Parent to any Restricted Subsidiary, or by any Restricted Subsidiary to the Parent or to any other Restricted Subsidiary, provided that if for any reason such Debt ceases to be held by the Parent or a Restricted Subsidiary, as applicable, such Debt shall cease to be Permitted Debt under this clause (ix) and shall be deemed incurred as Debt of the Parent for purposes of the Indentures;

(x) Debt of the Parent or a Subsidiary Guarantor pursuant to capital lease obligations, synthetic lease obligations and Purchase Money Debt and any Refinancing Debt that Refinances any Debt incurred pursuant to this clause (x); provided, however that the aggregate principal amount of all Debt incurred under this clause (x) and outstanding at any time may not exceed $100.0 million in the aggregate;

(xi) Debt arising from agreements of the Parent or a Restricted Subsidiary providing for indemnification, contribution, earnout, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the acquisition or disposition of any business, assets or Capital Stock of a Restricted Subsidiary otherwise permitted under the Indentures;

(xii) the issuance by any of the Parent’s Restricted Subsidiaries to the Parent or to any of its Restricted Subsidiaries of shares of Redeemable Capital Interests or preferred stock; provided, however, that:

(a) any subsequent issuance or transfer of Capital Stock that results in any such Redeemable Capital Interests being held by a Person other than the Parent or a Restricted Subsidiary; and

(b) any sale or other transfer of any such Redeemable Capital Interests to a Person that is not either the Parent or a Restricted Subsidiary;

shall be deemed, in each case, to constitute an issuance of such Redeemable Capital Interests by such Restricted Subsidiary that was not permitted by this clause (xii);

(xiii) Debt arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided, however, that such Debt is extinguished within five business days of incurrence;

(xiv) Debt of the Parent or a Restricted Subsidiary not otherwise permitted pursuant to this definition, in an aggregate principal amount not to exceed $150.0 million at any time outstanding;

(xv) Purchase Money Notes incurred by any Receivable Subsidiary that is a Restricted Subsidiary in a Qualified Receivables Transaction and Non-Recourse Receivable Subsidiary Indebtedness; provided, however, that the aggregate amounts incurred and outstanding under all Qualified Receivables Transactions shall not exceed $250.0 million;

(xvi) Debt of Foreign Restricted Subsidiaries in an aggregate principal amount not to exceed $50.0 million at any one time outstanding;

(xvii) (x) Debt of the Parent, the Issuer or any Subsidiary Guarantor incurred or issued to finance an acquisition or (y) Acquired Debt; provided, however, that after giving pro forma effect to such acquisition, merger or consolidation, and the incurrence of such Debt (including pro forma application of the proceeds thereof), either:

(a) the Parent would be permitted to incur at least $1.00 of additional Coverage Debt pursuant to the first paragraph of the covenant described under “—Certain covenants—Limitation on debt”;

(b) the Consolidated Fixed Charge Coverage Ratio of the Parent and its Restricted Subsidiaries would not be lower than such ratio immediately prior to such acquisition, merger or consolidation; or

(c) such Debt constitutes Acquired Debt (other than Debt incurred in contemplation of the transaction or series of transactions pursuant to which such Person became a Restricted Subsidiary or was otherwise acquired by the Parent or a Restricted Subsidiary); provided that the only obligors with respect to such Debt shall be those Persons who were obligors of such Debt prior to such acquisition, merger or consolidation; and

(xviii) Refinancing Debt that Refinances Coverage Debt or Debt incurred pursuant to clauses (ii), (iv), (xvii) or this clause (xviii) of this definition of “Permitted Debt.”

“Permitted Investments” means:

(a) Investments in existence on the Issue Date;

(b) Investments required pursuant to any agreement or obligation of the Parent or a Restricted Subsidiary, in effect on the Issue Date, to make such Investments;

(c) Investments in cash and Eligible Cash Equivalents;

(d) Investments in property and other assets, owned or used by the Parent or any Restricted Subsidiary in the normal course of business;

(e) Investments by the Parent or any of its Restricted Subsidiaries in the Parent or any Restricted Subsidiary;

(f) Investments by the Parent or any Restricted Subsidiary in a Person, if as a result of such Investment (A) such Person becomes a Restricted Subsidiary or (B) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated or wound-up into, the Parent or a Restricted Subsidiary;

(g) Swap Contracts and Hedging Obligations;

(h) receivables owing to the Parent or any of its Restricted Subsidiaries and advances to suppliers, in each case if created, acquired or made in the ordinary course of business and payable or dischargeable in accordance with customary trade terms;

(i) Investments received in settlement of obligations owed to the Parent or any Restricted Subsidiary and as a result of bankruptcy or insolvency proceedings or upon the foreclosure or enforcement of any Lien in favor of the Parent or any Restricted Subsidiary;

(j) Investments by the Parent or any Restricted Subsidiary not otherwise permitted under this definition, in an aggregate amount not to exceed the greater of (i) $250.0 million and (ii) 5% of Consolidated Net Tangible Assets at any one time outstanding;

(k) loans and advances to officers, directors and employees of the Parent and Restricted Subsidiaries in an aggregate amount not to exceed $10.0 million in the aggregate at any one time outstanding, for travel, entertainment, relocation and analogous ordinary business purposes;

(l) Investments the payment for which consists solely of Capital Stock of the Parent;

(m) any Investment in any Person to the extent such Investment represents the non-cash portion of the consideration received in connection with an Asset Sale consummated in compliance with the covenant described under “—Limitation on asset sales” or any other disposition of property not constituting an Asset Sale;

(n) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business and consistent with past practice;

(o) guarantees by the Parent or any Restricted Subsidiary of Debt of the Parent or a Restricted Subsidiary (other than a Receivables Subsidiary) of Debt otherwise permitted by the covenant described hereunder “—Limitation on debt”;

(p) any Investment by the Parent or any Restricted Subsidiary in a Receivable Subsidiary or any Investment by a Receivable Subsidiary in any other Person in connection with a Qualified Receivables Transaction, so long as any Investment in a Receivable Subsidiary is in the form of a Purchase Money Note or an Investment in Capital Stock; and

(q) other Investments in any Person that is a joint venture engaged in a Permitted Business (other than an Investment in an Unrestricted Subsidiary) having an aggregate fair market value as determined by the Parent in good faith (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (q) since the Issue Date and existing at the time of the Investment, which is the subject of the determination, was made, not to exceed the greater of (i) $125 million and (ii) 2.5% of Consolidated Net Tangible Assets.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Principal Property” means any of the Parent’s properties or plants or the properties or plants of any Restricted Subsidiary primarily used for the manufacture of products and located within the United States or its territories or possessions, except any such property or plant which the Board of Directors of the Parent by resolution declares is not of material importance to the total business conducted by the Parent and its Subsidiaries as an entirety.

“Purchase Money Debt” means Debt

(i) incurred to finance the purchase or construction (including additions and improvements thereto) of any assets (other than Capital Stock) of such Person or any Restricted Subsidiary; and

(ii) that is secured by a Lien on such assets where the lender’s sole security is to the assets so purchased or constructed (or any facility which such assets constitute a part of);

in either case, that does not exceed 100% of the cost.

“Purchase Money Note” means a promissory note of a Receivable Subsidiary issued to the Parent or any Restricted Subsidiary, to pay all or a portion of the purchase price of receivables and assets related thereto described in the definition of “Qualified Receivables Transaction” that are purchased in connection with a Qualified Receivables Transaction. The repayment of a Purchase Money Note may be subordinated to the repayment of other liabilities of the Receivable Subsidiary on terms determined in good faith by the Parent to be substantially consistent with market practice in connection with Qualified Receivables Transactions.

“Qualified Capital Interests” in any Person means a class of Capital Stock other than Redeemable Capital Interests.

“Qualified Receivables Transaction” means any transaction or series of transactions entered into by the Parent or any of its Restricted Subsidiaries pursuant to which the Parent or such Restricted Subsidiary transfers to

(a) a Receivable Subsidiary (in the case of a transfer by the Parent or any of its Restricted Subsidiaries); or

(b) any other Person (in the case of a transfer by a Receivable Subsidiary), or grants a security interest in, any accounts receivable (whether now existing or arising in the future) of the Parent or any of its Restricted Subsidiaries, and any assets related thereto, including, without limitation, all collateral securing such accounts receivable, all contracts and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with an accounts receivable financing transaction; provided such transaction is on market terms as determined in good faith by the Parent at the time the Parent or such Restricted Subsidiary enters into such transaction.

“Rating Agency” means, with respect to a series of Notes, (i) each of Moody’s and S&P and (ii) if either of Moody’s or S&P ceases to rate such Notes or fails to make a rating of such Notes publicly available for reasons outside of the Issuer’s control, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) under the Exchange Act selected by the Issuer as a replacement agency for Moody’s or S&P, or both, as the case may be.

“Receivable Subsidiary” means a Subsidiary of the Parent (other than the Issuer):

(1) that is formed solely for the purpose of, and that engages in no activities other than activities in connection with, financing accounts receivable of the Parent and/or its Restricted Subsidiaries, including providing letters of credit on behalf of or for the benefit of the Parent and/or its Restricted Subsidiaries;

(2) that is designated by the Board of Directors of the Parent as a Receivable Subsidiary pursuant to an Officers’ Certificate that is delivered to the Trustee;

(3) that is either (a) a Restricted Subsidiary or (b) an Unrestricted Subsidiary designated in accordance with the definition of “Unrestricted Subsidiary”;

(4) no portion of the Debt or any other obligation (contingent or otherwise) of which (a) is at any time guaranteed by the Parent or any Restricted Subsidiary (excluding guarantees of obligations (other than any guarantee of Debt) pursuant to Standard Securitization Undertakings), (b) is at anytime recourse to or obligates the Parent or any Restricted Subsidiary in any way, other than pursuant to Standard Securitization

Undertakings or (c) subjects any asset of the Parent or any other Restricted Subsidiary of the Parent, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings (such Debt, “Non-Recourse Receivable Subsidiary Indebtedness”);

(5) with which neither the Parent nor any Restricted Subsidiary has any material contract, agreement, arrangement or understanding other than (a) contracts, agreements, arrangements and understandings entered into in connection with a Qualified Receivables Transaction, (b) fees payable in the ordinary course of business in connection with servicing accounts receivable in connection with such a Qualified Receivables Transaction as determined in good faith by the Board of Directors of the Parent and (c) any Purchase Money Note issued by such Receivable Subsidiary to the Parent or a Restricted Subsidiary or any letters of credit provided by such Receivable Subsidiary on behalf of or for the benefit of the Parent or any Restricted Subsidiary; and

(6) with respect to which neither the Parent nor any other Restricted Subsidiary has any obligation (a) to subscribe for additional shares of Capital Stock therein or make any additional capital contribution or similar payment or transfer thereto except in connection with a Qualified Receivables Transaction or (b) to maintain or preserve the solvency or any balance sheet term, financial condition, level of income or results of operations thereof.

“Redeemable Capital Interests” in any Person means any equity security of such Person that by its terms (or by terms of any security into which it is convertible or for which it is exchangeable), or otherwise (including the passage of time or the happening of an event), is required to be redeemed, is redeemable at the option of the holder thereof in whole or in part (including by operation of a sinking fund), or is convertible or exchangeable for Debt of such Person at the option of the holder thereof, in whole or in part, at any time prior to the Stated Maturity of the Notes; provided that only the portion of such equity security which is required to be redeemed, is so convertible or exchangeable or is so redeemable at the option of the holder thereof before such date will be deemed to be Redeemable Capital Interests. Notwithstanding the preceding sentence, any equity security that would constitute Redeemable Capital Interests solely because the holders of the equity security have the right to require the Parent to repurchase such equity security upon the occurrence of a Change of Control or an Asset Sale will not constitute Redeemable Capital Interests if the terms of such equity security provide that the Parent may not repurchase or redeem any such equity security pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption “—Limitation on restricted payments.” The amount of Redeemable Capital Interests deemed to be outstanding at any time for purposes of the applicable Indenture will be the maximum amount that the Parent and its Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Redeemable Capital Interests or portion thereof, exclusive of accrued dividends.

“Refinance” means, in respect of any Debt, to refinance, extend, renew, refund, repay, prepay, purchase, redeem, defease or retire, or to issue other Debt in exchange or replacement for, such Debt. “Refinanced” and “Refinancing” shall have correlative meanings.

“Refinancing Debt” means Debt that Refinances any Debt incurred by the Parent or any Restricted Subsidiary pursuant to the terms of the applicable Indenture, whether involving the same or any other lender or creditor or group of lenders or creditors, but only to the extent that

(i) if the Debt being refinanced is subordinated in right of payment to the Notes, the Refinancing Debt is subordinated to the Notes to at least the same extent as the Debt being Refinanced if such Debt was subordinated to the Notes,

(ii) the Refinancing Debt is scheduled to mature either (a) no earlier than the Debt being Refinanced or (b) at least 91 days after the maturity date of the Notes,

(iii) the Refinancing Debt has an Average Life at the time such Refinancing Debt is incurred that is equal to or greater than the Average Life of the Debt being Refinanced,

(iv) such Refinancing Debt is in an aggregate principal amount (or if incurred with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if incurred with original issue discount, the aggregate accreted value) then outstanding (plus fees and expenses, including any premium and defeasance costs) with respect to the Debt being Refinanced, and

(v) Refinancing Debt shall not include Debt of a Non-Guarantor Subsidiary that refinances Debt of the Parent, the Issuer or a Subsidiary Guarantor.

“Registration Rights Agreement” means, with respect to a series of Notes, that certain Registration Rights Agreement for such series dated as of the Issue Date among the Issuer, the Parent and the initial purchasers set forth therein, and, with respect to any Additional Notes of such series, one or more substantially similar registration rights agreements among the Issuer, the Parent and the other parties thereto, as such agreements may be amended from time to time.

“Restricted Payment” is defined to mean any of the following:

(a) any dividend or other distribution declared and paid on the Capital Stock in the Parent or on the Capital Stock in any Restricted Subsidiary of the Parent that are held by, or declared and paid to, any Person other than the Parent or a Restricted Subsidiary of the Parent (other than (i) dividends, distributions or payments made solely in Qualified Capital Interests in the Parent and (ii) dividends or distributions payable to the Parent or a Restricted Subsidiary of the Parent or to other holders of Capital Stock of a Restricted Subsidiary on a pro rata basis);

(b) any payment (including, without limitation, in connection with a merger, consolidation or amalgamation) made by the Parent or any of its Restricted Subsidiaries to purchase, redeem, acquire or retire any Capital Stock in the Parent (including the conversion into, or exchange for, Debt, of any Capital Stock) other than any such Capital Stock owned by the Parent or any Restricted Subsidiary (other than a payment made solely in Qualified Capital Interests in the Parent);

(c) any payment made by the Parent or any of its Restricted Subsidiaries (other than a payment made solely in Qualified Capital Interests in the Parent) to redeem, repurchase, defease (including an in substance or legal defeasance) or otherwise acquire or retire for value (including pursuant to mandatory repurchase covenants), prior to any scheduled maturity, scheduled sinking fund or mandatory redemption payment, Debt of the Parent or any Subsidiary Guarantor that is subordinate in right of payment to the Notes or Guarantees (excluding any Debt owed to the Parent or any Restricted Subsidiary); except payments of principal and interest in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case, within one year of the due date thereof;

(d) any Investment by the Parent or a Restricted Subsidiary in any Person, other than a Permitted Investment; and

(e) any designation of a Restricted Subsidiary as an Unrestricted Subsidiary.

“Restricted Subsidiary” means any Subsidiary of the Parent (including the Issuer) other than an Unrestricted Subsidiary.

“S&P” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business, and any successor to its rating agency business.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Separation Agreement” means the Separation Agreement, dated as of March 26, 2015, between TDCC and the Issuer, as amended or supplemented prior to the Merger Closing Date.

“Significant Subsidiary” means any Restricted Subsidiary of the Parent that constitutes a “significant subsidiary” within the meaning set forth in Rule 1-02 of Regulation S-X promulgated by the SEC.

“Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into by the Parent or any Restricted Subsidiary which are reasonably customary in an accounts receivable securitization transaction as determined in good faith by the Parent, including guarantees by the Parent or any Restricted Subsidiary of any of the foregoing obligations of the Parent or a Restricted Subsidiary.

“Stated Maturity,” when used with respect to (i) any Note or any installment of interest thereon, means the date specified in such Note as the fixed date on which the principal amount of such Note or such installment of interest is due and payable and (ii) any other indebtedness or any installment of interest thereon, means the date specified in the instrument governing such indebtedness as the fixed date on which the principal of such indebtedness or such installment of interest is due and payable.

“Subsidiary” of any Person means any corporation, association or other business entity of which more than 50%, by number of votes, of the Voting Stock is at the time directly or indirectly owned by such Person. Unless otherwise specified herein, each reference to a Subsidiary will refer to a Subsidiary of the Parent, including the Issuer.

“Subsidiary Guarantor” means each Restricted Subsidiary of the Parent that executes a supplemental indenture providing its Guarantee pursuant to the terms of the applicable Indenture after the Issue Date.

“Sumitomo Credit Agreement” means the credit agreement, dated as of August 25, 2015 (as amended, supplemented or otherwise modified from time to time), among the Issuer, the Parent and the agents and lenders named therein, providing for a term loan facility, which shall provide for borrowings by the Parent, together with all related notes, letters of credit, guarantees, and any other related agreements and instruments executed and delivered in connection therewith, in each case as amended, modified, supplemented, restated, refinanced, refunded or replaced in whole or in part from time to time including by or pursuant to any agreement or instrument that exchanges, extends, refinances, renews, replaces, substitutes or otherwise restructures the maturity of any indebtedness thereunder, or increases the amount of available borrowings thereunder, or adds Subsidiaries of the Parent as additional borrowers or guarantors thereunder, in each case with respect to such agreement or any successor or replacement agreement and whether by the same or any other agent, lender, group of lenders, purchasers, institutional investors or debt holders.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including, without limitation, any fuel price caps and fuel price collar or floor agreements and similar agreements or arrangements designed to protect against or manage fluctuations in fuel prices and any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Transactions” means the Combination Transactions, the entry into the Senior Credit Facility, the Sumitomo Term Facility and the offering of the Original Notes and the use of proceeds therefrom.

“Unrestricted Subsidiary” means:

(1) any direct or indirect Subsidiary of the Parent (other than the Issuer) which at the time of determination is an Unrestricted Subsidiary (as designated by the Board of Directors of the Parent, as provided below) and

(2) any Subsidiary of an Unrestricted Subsidiary.

The Board of Directors of the Parent may designate any direct or indirect Subsidiary of the Parent (including any existing Subsidiary and any newly-acquired or newly-formed direct or indirect Subsidiary) (other than the Issuer) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Debt of, or owns or holds any Lien on, any property of, the Parent or any Subsidiary of the Parent (other than any Subsidiary of the Subsidiary to be so designated); provided that

(a) any Unrestricted Subsidiary must be an entity of which the Capital Stock entitled to cast at least a majority of the votes that may be cast by all Capital Stock having ordinary voting power for the election of directors or other governing body are owned, directly or indirectly, by the Parent,

(b) such designation complies with the covenants described under “Certain covenants—Limitation on restricted payments” and

(c) each of

(1) the Subsidiary to be so designated and

(2) its Subsidiaries

has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Debt pursuant to which the lender has recourse to any of the assets of the Parent or any Restricted Subsidiary.

The Board of Directors of the Parent may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that immediately after giving effect to such designation no Default or Event of Default shall have occurred and be continuing and either:

(1) the Parent could incur at least $1.00 of additional Debt pursuant to the Consolidated Fixed Charge Coverage Ratio test described under “Certain covenants—Limitation on debt” or

(2) the Consolidated Fixed Charge Coverage Ratio for the Parent and the Restricted Subsidiaries on a consolidated basis would be greater than or equal to such ratio for the Parent and the Restricted Subsidiaries on a consolidated basis immediately prior to such designation, in each case on a pro forma basis taking into account such designation.

Any such designation by the Board of Directors of the Parent shall be notified by the Issuer to the Trustee by promptly filing with the Trustee a copy of a resolution of the board of directors of the Issuer giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing provisions.

“Voting Stock” of a Person means all classes of Capital Stock of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors (or Persons performing similar functions).

Book-Entry, Delivery and Form

The Exchange Notes will be issued in the form of one or more registered notes in global form, without interest coupons (the “global notes”).

Upon issuance, each of the global notes will be deposited with the trustee as custodian for DTC and registered in the name of Cede & Co., as nominee of DTC.

Ownership of beneficial interests in each global note will be limited to persons who have accounts with DTC (“DTC participants”) or persons who hold interests through DTC participants. We expect that under procedures established by DTC:

•	upon deposit of each global note with DTC’s custodian, DTC will credit portions of the principal amount of the global note to the accounts of the DTC participants designated by the initial purchasers; and

•	ownership of beneficial interests in each global note will be shown on, and transfer of ownership of those interests will be effected only through, records maintained by DTC (with respect to interests of DTC participants) and the records of DTC participants (with respect to other owners of beneficial interests in the global note).

Beneficial interests in the global notes may not be exchanged for notes in physical, certificated form except in the limited circumstances described below.

Book-entry procedures for the global notes

All interests in the global notes will be subject to the operations and procedures of DTC, Euroclear and Clearstream. We provide the following summaries of those operations and procedures solely for the convenience of investors. The operations and procedures of each settlement system are controlled by that settlement system and may be changed at any time. Neither we nor the initial purchasers are responsible for those operations or procedures.

DTC has advised us that it is:

•	a limited purpose trust company organized under the laws of the State of New York;

•	a “banking organization” within the meaning of the New York State Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered under Section 17A of the Exchange Act.

DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants. DTC’s participants include securities brokers and dealers, including the initial purchasers; banks and trust companies; clearing corporations and other organizations. Indirect access to DTC’s system is also available to others such as banks, brokers, dealers and trust companies; these indirect participants clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. Investors who are not DTC participants may beneficially own securities held by or on behalf of DTC only through DTC participants or indirect participants in DTC.

So long as DTC’s nominee is the registered owner of a global note, that nominee will be considered the sole owner or holder of the notes represented by that global note for all purposes under the indentures. Except as provided below, owners of beneficial interests in a global note:

•	will not be entitled to have notes represented by the global note registered in their names;

•	will not receive or be entitled to receive physical, certificated notes; and

•	will not be considered the owners or holders of the notes under the indentures for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee under the indentures.

As a result, each investor who owns a beneficial interest in a global note must rely on the procedures of DTC to exercise any rights of a holder of notes under the indentures (and, if the investor is not a participant or an indirect participant in DTC, on the procedures of the DTC participant through which the investor owns its interest).

Payments of principal, premium (if any) and interest with respect to the notes represented by a global note will be made by the trustee to DTC’s nominee as the registered holder of the global note. Neither we nor the trustee will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a global note, for any aspect of the records relating to or payments made on account of those interests by DTC, or for maintaining, supervising or reviewing any records of DTC relating to those interests.

Payments by participants and indirect participants in DTC to the owners of beneficial interests in a global note will be governed by standing instructions and customary industry practice and will be the responsibility of those participants or indirect participants and DTC.

Transfers between participants in DTC will be effected under DTC’s procedures and will be settled in same-day funds. Transfers between participants in Euroclear or Clearstream will be effected in the ordinary way under the rules and operating procedures of those systems.

Cross-market transfers between DTC participants, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected within DTC through the DTC participants that are acting as depositaries for Euroclear and Clearstream. To deliver or receive an interest in a global note held in a Euroclear or Clearstream account, an investor must send transfer instructions to Euroclear or Clearstream, as the case may be, under the rules and procedures of that system and within the established deadlines of that system. If the transaction meets its settlement requirements, Euroclear or Clearstream, as the case may be, will send instructions to its DTC depositary to take action to effect final settlement by delivering or receiving interests in the relevant global notes in DTC, and making or receiving payment under normal procedures for same-day funds settlement applicable to DTC. Euroclear and Clearstream participants may not deliver instructions directly to the DTC depositaries that are acting for Euroclear or Clearstream.

Because of time zone differences, the securities account of a Euroclear or Clearstream participant that purchases an interest in a global note from a DTC participant will be credited on the business day for Euroclear or Clearstream immediately following the DTC settlement date. Cash received in Euroclear or Clearstream from the sale of an interest in a global note to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Euroclear or Clearstream cash account as of the business day for Euroclear or Clearstream following the DTC settlement date.

DTC, Euroclear and Clearstream have agreed to the above procedures to facilitate transfers of interests in the global notes among participants in those settlement systems. However, the settlement systems are not obligated to perform these procedures and may discontinue or change these procedures at any time. Neither we nor the trustee will have any responsibility for the performance by DTC, Euroclear or Clearstream or their participants or indirect participants of their obligations under the rules and procedures governing their operations.

Certificated notes

Notes in physical, certificated form will be issued and delivered to each person that DTC identifies as a beneficial owner of the related notes only if:

•	DTC notifies us at anytime that it is unwilling or unable to continue as depositary for the global notes and a successor depositary is not appointed within 90 days;

•	DTC ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days;

•	we, at our option, notify the trustee that we elect to cause the issuance of certificated notes and any participant requests a certificated note in accordance with DTC procedures; or

•	certain other events provided in the indentures should occur.

Material United States Federal Income Tax Considerations

The exchange of Original Notes for Exchange Notes in the exchange offers described herein will not constitute a significant modification of the terms of the Notes under applicable tax rules and thus will not constitute a taxable exchange for the beneficial owners of the Notes for United States federal income tax purposes. Consequently, a beneficial owner of Notes will not recognize gain or loss on the exchange of Original Notes for Exchange Notes pursuant to the exchange offers, the holding period of the Exchange Notes will include the holding period of the Original Notes surrendered in exchange therefor and the beneficial owner’s adjusted tax basis in the Exchange Notes will be the same as its adjusted tax basis in the Original Notes surrendered in exchange therefor immediately before the exchange. The exchange of Original Notes for Exchange Notes pursuant to the exchange offers will not otherwise affect the United States federal income tax consequences of holding and disposing of Notes. Beneficial owners of Notes should consult their own tax advisors regarding the United States federal income tax consequences of holding and disposing of Notes.

Certain ERISA Considerations

The following is a summary of certain considerations associated with the purchase, holding and disposition of the Notes by employee benefit plans that are subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) or provisions under any federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws”), and entities whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “Plan”).

General fiduciary matters

ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (an “ERISA Plan”) and prohibit certain transactions involving the assets of an ERISA Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of an ERISA Plan or the management or disposition of the assets of an ERISA Plan, or who renders investment advice for a fee or other compensation to an ERISA Plan, is generally considered to be a fiduciary of the ERISA Plan.

In considering an investment in the Notes of a portion of the assets of any Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Law relating to a fiduciary’s duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws.

Prohibited transaction issues

Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest,” within the meaning of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the ERISA Plan that engages in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. The acquisition and/or holding of Notes (including in connection with the exchange of Original Notes for Exchange Notes) by an ERISA Plan with respect to which the Issuer, the initial purchasers, participants in the exchange offers or Olin are considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption.

In this regard, the U.S. Department of Labor has issued prohibited transaction class exemptions, or “PTCEs,” that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase, holding or disposition of the Original Notes or Exchange Notes and, the exchange of the Original Notes for Exchange Notes. These class exemptions include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting life insurance company general accounts, and PTCE 96-23 respecting transactions determined by in-house asset managers. In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide relief from the prohibited transaction provisions of ERISA and Section 4975 of the Code for certain transactions, provided that neither the Issuer nor any of its affiliates (directly or indirectly) have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any ERISA Plan involved in the transaction and provided further that the ERISA Plan pays no more than adequate consideration in connection with the transaction. There can be no assurance that all of the conditions of any such exemptions will be satisfied.

Because of the foregoing, the Original Notes and Exchange Notes should not be purchased or held by any person investing “plan assets” of any Plan, unless such purchase and holding (and the exchange of the Original Notes for Exchange Notes) will not constitute a non-exempt prohibited transaction under ERISA and the Code or similar violation of any applicable Similar Laws.

Representation

Accordingly, by acceptance of an Exchange Note each purchaser and subsequent transferee will be deemed to have represented and warranted that either (i) no portion of the assets used by such purchaser or transferee to acquire or hold the Original Notes or the Exchange Notes constitutes assets of any Plan or (ii) the purchase and holding of the Notes and the exchange of the Original Notes for Exchange Notes by such purchaser or transferee will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or similar violation under any applicable Similar Laws.

The foregoing discussion is general in nature and is not intended to be all-inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering purchasing the Notes (and/or holding the Notes or exchanging Original Notes for Exchange Notes) on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether an exemption would be applicable to the purchase and holding of the Original Notes or the Exchange Notes (including in connection with the exchange of Original Notes for Exchange Notes).

Purchasers of the Original Notes or Exchange Notes have the exclusive responsibility for ensuring that their purchase and holding of the Original Notes or Exchange Notes (including in connection with the exchange of Original Notes for Exchange Notes) complies with the fiduciary responsibility rules of ERISA and does not violate the prohibited transaction rules of ERISA, the Code or applicable Similar Laws.

Plan of Distribution

Each broker-dealer that receives Exchange Notes for its own account pursuant to an exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Original Notes where such Original Notes were acquired by it as a result of market-making activities or other trading activities. We have agreed that, starting on the expiration date and ending at the close of business on the date that is 180 days after the expiration date, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale.

We will not receive any proceeds from any sale of Exchange Notes by broker-dealers. Exchange Notes received by broker-dealers for their own account pursuant to the exchange offers may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such Exchange Notes. Any broker-dealer that resells Exchange Notes that were received by it for its own account pursuant to an exchange offer and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an “underwriter” within the meaning of the Securities Act, and any profit of any such resale of Exchange Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

For a period of 180 days after the expiration date, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents. We have agreed to pay all expenses incident to the performance of our obligations under the Registration Rights Agreement related to the exchange offers other than fees and expenses of counsel for holders, commissions and transfer taxes, and we have agreed to indemnify the holders of the Notes (including any broker-dealers) against certain liabilities, including certain liabilities under the Securities Act.

Legal Matters

The validity of the Exchange Notes and guarantees offered hereby and certain other legal matters will be passed upon for us by Cravath, Swaine & Moore LLP, New York, New York (with respect to New York law) and Hunton & Williams LLP, Richmond, Virginia (with respect to Virginia law).

Experts

The combined financial statements, and the related financial statement schedule of the Dow Chlorine Products Business as of December 31, 2014 and 2013, and for each of the three years in the period ended December 31, 2014, contained in Olin’s Definitive Proxy Statement on Schedule 14A filed with the SEC on August 17, 2015 and incorporated by reference in this prospectus, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report appearing in Olin’s Definitive Proxy Statement on Schedule 14A filed with the SEC on August 17, 2015 and incorporated by reference in this prospectus (which report expresses an unqualified opinion on the combined financial statements and financial statement schedule and includes an explanatory paragraph regarding the allocations of certain expenses). Such combined financial statements and financial statement schedule have been so included in reliance upon the report of such firm given upon their authority as experts in auditing and accounting.

The consolidated financial statements of Olin Corporation and subsidiaries as of December 31, 2015 and 2014, and for each of the years in the three-year period ended December 31, 2015, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2015, contained in Olin’s Current Report on Form 8-K dated July 29, 2016, have been incorporated by reference in this prospectus in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein and upon the authority of said firm as experts in accounting and auditing. The audit report on the effectiveness of internal control over financial reporting as of December 31, 2015 contains an explanatory paragraph that states the U.S. Chlor Alkali and Vinyl, Global Chlorinated Organics, and Epoxy businesses acquired from The Dow Chemical Company (collectively, the Acquired Business) have been excluded from management’s assessment of the effectiveness of Olin Corporation’s internal control over financial reporting as of December 31, 2015; the Acquired Business’ internal control over financial reporting associated with total assets of $6,360.3 million and total sales of $802.6 million included in the consolidated financial statements of Olin Corporation as of and for the year ended December 31, 2015.

Where You Can Find More Information; Incorporation by Reference

We have filed with the SEC a registration statement on Form S-4 under the Securities Act, of which this prospectus forms a part, to register the Exchange Notes to be exchanged for the Original Notes in the exchange offers. Olin files annual, quarterly and current reports, proxy statements and other information with the SEC under the Securities Exchange Act 1934, as amended (the “Exchange Act”).

This prospectus does not contain all of the information set forth in the registration statement or the exhibits to the registration statement, selected portions of which are omitted in accordance with the rules and regulations of the SEC. For further information pertaining to us, reference is made to the registration statement and its exhibits.

Statements contained in this prospectus or in any document incorporated by reference in this prospectus as to the contents of any contract or other document referred to within this prospectus or other documents that are incorporated herein by reference or filed with the SEC including as exhibits to various SEC filings are not necessarily complete and, in each instance, reference is made to the copy of the applicable contract or other document filed as an exhibit to the registration statement or otherwise filed with the SEC. Each statement in this prospectus regarding a contract or other document is qualified in all respects by such contract or other document.

The SEC allows certain information to be “incorporated by reference” into this document. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded or modified by information contained directly in this prospectus or in any document subsequently filed by us that is also incorporated or deemed to be incorporated by reference. This prospectus incorporates by reference the documents set forth below that Olin has filed with the SEC and any future filings by Olin or Blue Cube under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus to the termination or consummation of the exchange offers, except, in any such case, for any information therein which has been furnished rather than filed, which shall not be incorporated herein. Subsequent filings with the SEC will automatically modify and supersede information in this prospectus. These documents contain important information about us:

•	Olin’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015;

•	Olin’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2016;

•	Olin’s Definitive Proxy Statement on Schedule 14A filed on March 3, 2016 (to the extent incorporated by reference in Olin’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015);

•	The audited combined balance sheets of the DCP Business as of December 31, 2014 and 2013 and the audited combined statements of income (loss) and combined statements of cash flows of the DCP Business for the years ended December 31, 2014, 2013 and 2012, and the notes related thereto, and the unaudited combined balance sheets of the DCP Business as of June 30, 2015 and 2014 and the unaudited combined statements of loss and combined statements of cash flows of the DCP Business for the six months ended June 30, 2015 and 2014, and the notes related thereto, each included in Olin’s Definitive Proxy Statement on Schedule 14A filed on August 17, 2015;

•	Olin’s Current Reports on Form 8-K, filed on February 29, 2016, March 21, 2016 (Items 2.05 and 2.06), May 3, 2016, and July 29, 2016.

You may read and copy all or any portion of the documents filed by us with the SEC at the offices of the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. The SEC maintains a website, www.sec.gov, that contains reports, proxy and prospectus and other information regarding registrants, such as Olin that file electronically with the SEC. These periodic reports, proxy statements and other information will be available for inspection and copying at the SEC’s public reference rooms and the SEC’s website. You can also find additional information about us at www.olin.com. The information contained on our website is not a part of this prospectus.

Our documents incorporated by reference herein (other than exhibits or portions of exhibits not specifically incorporated by reference herein or in such documents) are available without charge upon request to Olin Corporation, Attn: Investor Relations, 190 Carondelet Plaza, Suite 1530, Clayton, Missouri 63105. In order to ensure timely delivery, any request should be submitted no later than five business days before the date you must make your investment decision with respect to the exchange offers. Accordingly, your request should be submitted no later than                     , 2016.

We have not authorized anyone to give any information or make any representation about the exchange offers that is different from, or in addition to, that contained in this document or in any of the materials that are incorporated by reference in this document.

Therefore, if anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained or incorporated by reference in this prospectus speaks only as of the date of this prospectus or the incorporated document unless the information specifically indicates that another date applies.

Until                      , 2016, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Blue Cube Spinco Inc.

Guaranteed by Olin Corporation

Offer to Exchange

up to $720,000,000 Principal Amount of 9.75% Senior Notes due 2023

for a Like Principal Amount of 9.75% Senior Notes due 2023

which are registered under the Securities Act of 1933

Offer to Exchange

up to $500,000,000 Principal Amount of 10.00% Senior Notes due 2025

for a Like Principal Amount of 10.00% Senior Notes due 2025

which are registered under the Securities Act of 1933

PROSPECTUS

Subject to completion, dated                      , 2016

Part II

Information Not Required in Prospectus

Item 20. Indemnification of Directors and Officers

Olin Corporation

Olin is incorporated in Virginia. Under Virginia law, to the extent provided in its articles of incorporation or its shareholder approved bylaws, a corporation may eliminate a director’s or an officer’s personal liability for monetary damages in any proceeding brought by or in the right of a corporation or brought by or on behalf of shareholders, except for liability resulting from such director’s or officer’s willful misconduct or a knowing violation of criminal law or of any federal or state securities law.

Olin’s Bylaws (the “Olin Bylaws”) provide that the directors and officers shall not be liable for monetary damages to Olin or its shareholders with respect to any transaction, occurrence or course of conduct, except for liability resulting from such director’s or officer’s willful misconduct or a knowing violation of the criminal law or any federal or state securities law.

Under Virginia law, a corporation may indemnify any person made a party to a proceeding because he or she is or was a director or officer against liability incurred in the proceeding if he or she acted in good faith and in a manner he or she believed to be in the best interests of the corporation (or not opposed to such interests if he or she is acting outside his or her official capacity with the corporation), and in the case of any criminal proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful. Virginia law also provides that a corporation has the power to make any further indemnity, including indemnity with respect to a proceeding by or in the right of the corporation, and may make additional provisions for advances and reimbursement of expenses, if authorized by its articles of incorporation or shareholder approved bylaws or resolution, except indemnity against willful misconduct or a knowing violation of criminal law.

The Olin Bylaws provide that Olin shall indemnify any director, officer or employee of Olin, or any person who, at the request of Olin, serves or has served in any such capacity with another corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, in each case against any and all liability and reasonable expense that may be incurred by him or her in connection with or resulting from any claim, action or proceeding (whether brought in the right of Olin or any such other corporation, entity, plan or otherwise), civil or criminal, in which he or she may become involved, as a party or otherwise, by reason of his or her being or having been a director, officer or employee of Olin, or such other corporation, entity or plan while serving at the request of Olin, whether or not he or she continues to be such at the time such liability or expense shall have been incurred, unless such person engaged in willful misconduct or a knowing violation of the criminal law.

Virginia law provides that any indemnification for a director or officer, unless ordered by a court, is subject to a determination that the director or officer has met the relevant standard of conduct. The determination will be made:

•	if there are two or more disinterested directors, by the board of directors by a majority vote of all of the disinterested directors, a majority of whom shall for such purpose constitute a quorum, or by majority vote of the members of a committee, consisting of two or more disinterested directors appointed by such a vote;

•	by special legal counsel (1) selected in the manner described in the first bullet point above or (2) if there are fewer than two disinterested directors, selected by the board of directors, in which selection directors who do not qualify as disinterested directors may participate; or

•	by the shareholders, but shares owned by or voted under the control of a director who does not qualify as a disinterested director may not be voted on the determination.

The Olin Bylaws provide that any indemnification of a director, officer or employee shall be made unless: the board of directors, acting by a majority vote of those directors who were directors at the time of the occurrence giving rise to the claim for indemnification and who are not at the time parties to such claim (provided that there are at least five such directors), finds that the person seeking indemnification has not met the standards of conduct set forth in the Olin Bylaws; or if there are not five such directors, Olin’s principal Virginia legal counsel, as last designated by the Olin Board before the occurrence of the event giving rise to the claim for indemnification, or in the event such Virginia legal counsel is unwilling to serve, then Virginia legal counsel mutually acceptable to Olin and the person seeking indemnification, delivers to Olin its written legal advice that, in such counsel’s opinion, the person seeking indemnification has not met the standards of conduct set forth in the Olin Bylaws.

Under Virginia law, a corporation may advance expenses before the final disposition of a proceeding if:

•	the director or officer furnishes a written statement of his or her good faith belief that he or she has met the relevant standard of conduct; and

•	he or she undertakes in writing to repay the amount advanced if it is ultimately determined that the director or officer did not meet the relevant standard of conduct.

Under Virginia law, unless limited by a corporation’s articles of incorporation, to the extent that a director or officer has been successful on the merits or otherwise in defense of the proceeding, the director or officer must be indemnified against reasonable expenses incurred by him or her in connection with that proceeding.

Under the Olin Bylaws, Olin is required to advance expenses incurred by a director, officer or employee prior to the final disposition of the proceeding if the director, officer or employee furnishes to Olin an undertaking to repay the amount of the expenses advanced in the event it is ultimately determined that he or she is not entitled to indemnification under the Olin Bylaws. The Olin Bylaws do not require that the director, officer or employee furnish any security for such undertaking and provide that such undertaking shall be accepted without reference to the director’s, officer’s or employee’s ability to make repayment. Olin may refrain from, or suspend, payment of expenses if the Olin Board or Virginia legal counsel determines that the director, officer or employee has not met the standards of conduct set forth in the Olin Bylaws.

Virginia law permits a corporation to purchase and maintain insurance on behalf of any director or officer against any liability asserted against, and incurred in his or her capacity as, a director or officer, whether or not the corporation would have the power to indemnify the director or officer against this liability under Virginia law. Olin carries insurance on behalf of its directors and officers.

Blue Cube Spinco Inc.

Blue Cube is incorporated in Delaware. Section 145 of the Delaware General Corporation Law permits a corporation to indemnify its directors and officers against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties, if such directors or officers acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors and officers in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable for negligence or misconduct in the performance of his respective duties to the corporation, although the court in which the action or suit was brought may determine upon application that the defendant officers or directors are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

Section 102(b)(7) of the Delaware General Corporation Law provides that a corporation may eliminate or limit the personal liability of a director to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, provided that such provisions shall not eliminate or limit the liability of a director (1) for any breach of the director’s duty of loyalty to the corporation or its shareholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under section 174 of the Delaware General Corporation Law or (4) for any transaction from which the director derived an improper personal benefit. No such provision shall eliminate or limit the liability of a director for any act or omission occurring before the date when such provision becomes effective. The limitations described above do not affect the ability of Blue Cube or its shareholders to seek non-monetary based remedies, such as an injunction or rescission, against a director for breach of his fiduciary duty nor would such limitations limit liability under the federal securities laws.

The Bylaws of Blue Cube require indemnification of directors and officers to the full extent permitted by the Delaware General Corporation Law, as the same may be amended or modified from time to time.

Item 21. Exhibits

See the Exhibit Index, incorporated by reference herein.

Item 22. Undertakings

Each of the undersigned registrants hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”); (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement (notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement); and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining any liability under the Securities Act, each filing of each of the registrant’s respective annual reports pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) If either registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness (provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use).

(6) That for the purpose of determining liability of the registrants under the Securities Act to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will be sellers to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) Any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424; (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or used or referred to by the undersigned registrants; (iii) The portion of any other free writing prospectus relating the offering containing material information about the undersigned registrants or their securities provided by or on behalf of the undersigned registrants; and (iv) Any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.

(7) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(8) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in this registration statement when it became effective.

(9) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of either of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of either of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, such registrant will, unless in the opinion of such registrant’s counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clayton, in the state of Missouri on July 29, 2016.

Blue Cube Spinco Inc.
By:	/s/ John E. Fischer
John E. Fischer
Chair and President

Power of Attorney

KNOWN ALL MEN BY THESE PRESENTS, that each person whose signature appears immediately below constitutes and appoints John E. Fischer, John L. McIntosh and George H. Pain, and any one or more of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same with all exhibits thereto and other documents in connection therewith with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on July 29, 2016 by the following persons in the capacities indicated.

Signature	Title	Date

/s/ John E. Fischer John E. Fischer	Chair and President and Director (principal executive officer)	July 29, 2016

/s/ John L. McIntosh John L. McIntosh	Vice President and Director	July 29, 2016

/s/ Stephen C. Curley Stephen C. Curley	Vice President and Treasurer (principal financial officer and principal accounting officer)	July 29, 2016

/s/ George H. Pain George H. Pain	Secretary and Director	July 29, 2016

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clayton, in the state of Missouri on July 29, 2016.

Olin Corporation
By:	/s/ John E. Fischer
John E. Fischer
President and Chief Executive Officer

POWER OF ATTORNEY

KNOWN ALL MEN BY THESE PRESENTS, that each person whose signature appears immediately below constitutes and appoints John E. Fischer, Todd A. Slater and George H. Pain, and any one or more of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same with all exhibits thereto and other documents in connection therewith with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on July 29, 2016 by the following persons in the capacities indicated.

Signature	Title	Date

/s/ Joseph D. Rupp Joseph D. Rupp	Chairman of the Board of Directors	July 29, 2016

/s/ John E. Fischer John E. Fischer	President, Chief Executive Officer and Director (principal executive officer)	July 29, 2016

/s/ Todd A. Slater Todd A. Slater	Vice President and Chief Financial Officer (principal financial officer)	July 29, 2016

/s/ Randee N. Sumner Randee N. Sumner	Vice President and Controller (principal accounting officer)	July 29, 2016

/s/ Gray G. Benoist Gray G. Benoist	Director	July 29, 2016

/s/ Donald W. Bogus Donald W. Bogus	Director	July 29, 2016

/s/ C. Robert Bunch C. Robert Bunch	Director	July 29, 2016

Signature	Title	Date

/s/ Randall W. Larrimore Randall W. Larrimore	Director	July 29, 2016

/s/ John M. B. O’Connor John M. B. O’Connor	Director	July 29, 2016

/s/ Richard M. Rompala Richard M. Rompala	Director	July 29, 2016

/s/ Philip J. Schulz Philip J. Schulz	Director	July 29, 2016

/s/ Vincent J. Smith Vincent J. Smith	Director	July 29, 2016

/s/ William H. Weideman William H. Weideman	Director	July 29, 2016

/s/ Carol A. Williams Carol A. Williams	Director	July 29, 2016

EXHIBIT INDEX

*2.1	Merger Agreement, dated as of March 26, 2015, among The Dow Chemical Company, Blue Cube Spinco Inc., Olin Corporation and Blue Cube Acquisition Corp. (incorporated by reference to Exhibit 2.1 of Olin’s Current Report on Form 8-K filed on March 27, 2015).

*2.2	Separation Agreement, dated as of March 26, 2015, between The Dow Chemical Company and Blue Cube Spinco Inc. (incorporated by reference to Exhibit 2.2 of Olin’s Current Report on Form 8-K filed on March 27, 2015).

3.1	Certificate of Incorporation of Blue Cube Spinco Inc. (incorporated by reference to Exhibit 3.1 of Blue Cube’s Registration Statement on Form S-4 and Form S-1, filed on May 8, 2015).

3.2	First Amendment to the Certificate of Incorporation of Blue Cube Spinco Inc. (incorporated by reference to Exhibit 3.2 of Blue Cube’s Registration Statement on Form S-4 and Form S-1, filed on May 8, 2015).

3.3	Bylaws of Blue Cube Spinco Inc. (incorporated by reference to Exhibit 3.3 of Blue Cube Spinco Inc.’s Registration Statement on Form S-4 and Form S-1, filed on May 8, 2015).

3.4	Amended and Restated Articles of Incorporation of Olin Corporation as amended effective October 1, 2015 (incorporated by reference to Exhibit 3.1 of Olin’s Quarterly Report on Form 10-Q filed on November 4, 2015).

3.5	Bylaws of Olin Corporation as amended effective February 26, 2016 (incorporated by reference to Exhibit 3.1 of Olin’s Current Report on Form 8-K filed on February 29, 2016).

4.1	Indenture, dated as of October 5, 2015, between Blue Cube Spinco Inc., as issuer, and U.S. Bank National Association, as trustee, governing the 9.75% Senior Notes due 2023 (incorporated by reference to Exhibit 4.1 of Olin’s Current Report on Form 8-K filed on October 5, 2015).

4.2	Indenture, dated as of October 5, 2015, between Blue Cube Spinco Inc., as issuer, and U.S. Bank National Association, as trustee, governing the 10.00% Senior Notes due 2025 (incorporated by reference to Exhibit 4.2 of Olin’s Current Report on Form 8-K filed on October 5, 2015).

4.3	First Supplemental Indenture, dated as of October 5, 2015, between Blue Cube Spinco Inc., as issuer, Olin Corporation, as guarantor, and U.S. Bank National Association, as trustee, governing the 9.75% Senior Notes due 2023 (incorporated by reference to Exhibit 4.3 of Olin’s Current Report on Form 8-K filed on October 5, 2015).

4.4	First Supplemental Indenture, dated as of October 5, 2015, between Blue Cube Spinco Inc., as issuer, Olin Corporation, as guarantor, and U.S. Bank National Association, as trustee, governing the 10.00% Senior Notes due 2025 (incorporated by reference to Exhibit 4.4 of Olin’s Current Report on Form 8-K filed on October 5, 2015).

4.5	Form of 9.75% Senior Notes due 2023 (included in Exhibit 4.1 incorporated by reference to Exhibit 4.1 of Olin’s Current Report on Form 8-K filed on October 5, 2015).

4.6	Form of 10.00% Senior Notes due 2025 (included in Exhibit 4.2 incorporated by reference to Exhibit 4.2 of Olin’s Current Report on Form 8-K filed on October 5, 2015).

4.7	Registration Rights Agreement, dated as of October 5, 2015, relating to the 9.75% Senior Notes due 2023 and the 10.00% Senior Notes due 2025 by and among Blue Cube Spinco Inc., Olin Corporation, and J.P. Morgan Securities LLC and Wells Fargo Securities, LLC for themselves and as representatives of the other initial purchasers (incorporated by reference to Exhibit 4.7 of Olin’s Current Report on Form 8-K filed on October 5, 2015).

**5.1	Opinion of Cravath, Swaine & Moore LLP as to the Exchange Notes.

**5.2	Opinion of Hunton & Williams LLP as to the Guarantees of the Exchange Notes.

**12.1	Computation of Ratio of Earnings to Fixed Charges (unaudited).

21.1	Subsidiaries of Olin Corporation (incorporated by reference to Exhibit 21 of Olin’s Annual Report on Form 10-K filed on March 1, 2016).

**23.1	Consent of Deloitte & Touche LLP relating to the Dow Chlorine Products Business.

**23.2	Consent of KPMG LLP relating to Olin Corporation.

**23.3	Consent of Cravath, Swaine & Moore LLP (included in Exhibit 5.1).

**23.4	Consent of Hunton & Williams LLP (included in Exhibit 5.2).

**24.1	Powers of Attorney (included on signature pages hereto).

**25.1	Statement of Eligibility under the Trust Indenture Act of 1939 by U.S. Bank National Association (Form T-1).

**99.1	Form of Letter of Transmittal.

**99.2	Form of Letter to Clients.

**99.3	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees.

*	Exhibits and schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K and will be supplementally provided to the SEC upon request.
**	Filed herewith.